UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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Parsley Energy, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PARSLEY

OPERATION **THRIVE** STARTS HERE

2020 NOTICE OF

Annual Meeting of Stockholders and Proxy Statement

Notice of 2020 Annual Meeting of Stockholders

Meeting Date & Time:	Meeting Place:	Record Date:

Thursday, May 21, 2020 8:00 a.m. Central Time	Virtual meeting via live webcast at: www.virtualshareholdermeeting.com/PE2020	March 26, 2020

To the stockholders of Parsley Energy, Inc.:

Notice is hereby given that the 2020 Annual Meeting of Stockholders of Parsley Energy, Inc. (the “Company”) will be held on May 21, 2020, at 8:00 a.m. Central Time (the “Annual Meeting”). The Annual Meeting will be a completely “virtual meeting.” Stockholders may attend the Annual Meeting online at the following address: www.virtualshareholdermeeting.com/PE2020. To participate in the Annual Meeting, stockholders will be required to enter the control number included on the Notice of Internet Availability of Proxy Materials (the “Notice of Availability”), on the proxy card received, or in the instructions that accompanied the proxy materials. Online check-in will begin at 7:45 a.m. Central Time. Please allow time for online check-in procedures. If you encounter difficulties accessing the virtual meeting during check-in or in the course of the Annual Meeting, please call (800) 586-1548 (U.S.) or (303) 562-9288 (International).

The Annual Meeting is being held for the following purposes:

1. To elect to the Company’s Board of Directors the three Class III directors set forth in this proxy statement (this “Proxy Statement”), each to hold office until the 2023 Annual Meeting of Stockholders and until his or her successor is elected and qualified or until his or her earlier death, resignation or removal.

P. 4

2. To approve, on a non-binding advisory basis, the Company’s named executive officer compensation for the fiscal year ended December 31, 2019.	P. 18

3. To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020.	P. 49

4. To transact such other business as may properly come before the Annual Meeting or any adjournment, recess or postponement thereof.

Each outstanding share of the Company’s common stock entitles the holder of record at the close of business on March 26, 2020 to receive notice of and to vote at the Annual Meeting or any adjournment, recess or postponement of the Annual Meeting.

We are pleased to take advantage of Securities and Exchange Commission rules that allow us to furnish our proxy materials and our annual report to stockholders on the Internet. We believe that posting these materials on the Internet enables us to provide stockholders with the information that they need more quickly, while lowering our costs of printing and delivery and reducing the environmental impact of our Annual Meeting. Accordingly, beginning on April 6, 2020, we will mail to each stockholder a Notice of Availability with instructions on how to access the proxy materials, vote online or request paper copies.

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, WE URGE YOU TO VOTE YOUR SHARES BY INTERNET, TELEPHONE, OR BY COMPLETING, SIGNING AND RETURNING THE PROXY CARD YOU WILL RECEIVE IF YOU REQUEST PRINTED MATERIALS. IF YOU CHOOSE TO ATTEND THE ANNUAL MEETING, YOU MAY STILL VOTE YOUR SHARES VIRTUALLY, EVEN THOUGH YOU HAVE PREVIOUSLY VOTED OR RETURNED YOUR PROXY BY ANY OF THE METHODS DESCRIBED IN OUR PROXY STATEMENT. IF YOUR SHARES ARE HELD IN A BANK OR BROKERAGE ACCOUNT, PLEASE REFER TO THE MATERIALS PROVIDED BY YOUR BANK OR BROKER FOR VOTING INSTRUCTIONS.

ALL STOCKHOLDERS ARE EXTENDED A CORDIAL INVITATION TO ATTEND THE MEETING.

Parsley Energy, Inc.	By Order of the Board of Directors,
303 Colorado Street, Suite 3000 Austin, Texas 78701 April 6, 2020	Matt Gallagher President and Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting To Be Held on May 21, 2020: This Proxy Statement, the Notice of 2020 Annual Meeting of Stockholders, the Annual Report and the proxy card are available at www.proxyvote.com.

PROXY STATEMENT SUMMARY

This summary highlights information about Parsley Energy, Inc. (the “Company”) and its upcoming 2020 Annual Meeting of Stockholders (the “Annual Meeting”) contained elsewhere in this proxy statement (this “Proxy Statement”) or in our corporate governance documents published on our website at www.parsleyenergy.com. This summary does not contain all the information you should consider in advance of the meeting, and you should read this entire Proxy Statement carefully before voting. Beginning on April 6, 2020, we will mail to each stockholder a Notice of Internet Availability of Proxy Materials (the “Notice of Availability”) containing instructions on how to access our proxy materials, vote online or request paper copies. The approximate date on which this Proxy Statement, the Notice of 2020 Annual Meeting of Stockholders, the Company’s 2019 Annual Report to Stockholders (the “Annual Report”) and the proxy card are first being made available to stockholders at www.proxyvote.com is April 6, 2020.

Annual Meeting of Stockholders

• Time and Date:	8:00 a.m. Central Time on Thursday, May 21, 2020

• Place:	The Annual Meeting will be a completely virtual meeting. There will be no physical meeting location and the meeting will only be conducted via live webcast at the following address: www.virtualshareholdermeeting.com/PE2020.

• Record Date:	March 26, 2020 (as of the close of business)

• Admission:

You are entitled to attend the Annual Meeting if you were a stockholder of the Company as of the record date.

To be admitted to and participate in the meeting, you will be required to visit www.virtualshareholdermeeting.com/PE2020 and enter the control number included on the Notice of Availability, on the proxy card received, or in the instructions that accompanied the proxy materials. Online check-in will begin at 7:45 a.m. Central Time. Please allow time for online check-in procedures. If you encounter difficulties accessing the virtual meeting during check-in or in the course of the Annual Meeting, please call (800) 586-1548 (U.S.) or (303) 562-9288 (International). Stockholders may also submit questions relating to the proposals to be voted upon at the Annual Meeting online at www.proxyvote.com on or before May 15, 2020.

Whether or not you plan to attend the Annual Meeting, we urge you to vote by following the voting instructions provided to you to ensure that your vote is counted.

Voting Matters and Board Recommendations

	Board Voting Recommendation	Page

1. To elect to the Company’s Board of Directors (the “Board”) the three Class III directors set forth in this Proxy Statement, each to hold office until the 2023 Annual Meeting of Stockholders and until his or her successor is elected and qualified or until his or her earlier death, resignation or removal.

	FOR each nominee	P. 4

2. To approve, on a non-binding advisory basis, the Company’s named executive officer compensation for the fiscal year ended December 31, 2019.	FOR	P. 18

3. To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020.	FOR	P. 49

Voting Your Shares

Your vote is important. Please exercise your right as a stockholder and submit your proxy as soon as possible. You may vote if you were a stockholder as of the close of business on March 26, 2020.

If you are a stockholder of record as of the record date, you may vote virtually via the Internet during the Annual Meeting or submit a proxy by Internet, telephone or mail as follows:

VIA THE INTERNET • www.proxyvote.com	BY MAIL • Complete, sign, date and return your proxy card in the envelope provided

BY TELEPHONE • Call the phone number located on the top of your proxy card

DURING THE ANNUAL MEETING

•  You may vote virtually via the Internet during the Annual Meeting. If you desire to vote during the meeting, please follow the instructions for attending and voting during the Annual Meeting posted at www.virtualshareholdermeeting.com/PE2020.

If as of the record date you hold shares of our common stock in an account with a brokerage firm, bank or other nominee, then you are the beneficial owner of these shares and hold such shares in “street name,” and these proxy materials will be forwarded to you by that organization. As a beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote the shares held in your account. Your broker, bank or other nominee will provide voting instructions for you to use in directing it how to vote your shares. The broker, bank or other nominee that holds your shares, however, is considered the stockholder of record for purposes of voting at the Annual Meeting. Please refer to the voting instruction form or other information provided by the stockholder of record to determine whether you may submit your vote by mail, telephone or electronically on the Internet before or during the Annual Meeting.

We are utilizing a virtual stockholder meeting format for the Annual Meeting in light of the health risks associated with the global outbreak of the coronavirus disease 2019 (or COVID-19). Our virtual stockholder meeting format uses technology designed to ensure stockholder safety, increase stockholder access, save the Company and our stockholders time and money, and provide our stockholders rights and opportunities to participate in the meeting similar to what they would have at an in-person meeting, at no cost. In addition to online attendance, we provide stockholders with an opportunity to hear all portions of the official meeting as conducted by the chairman of the meeting and vote on-line during the open poll portion of the meeting.

We anticipate that the 2021 Annual Meeting of Stockholders will be held in person.

2019 Business Performance Highlights

We are an independent oil and natural gas company focused on the acquisition, development, exploration and production of unconventional oil and natural gas properties in the Permian Basin. We aim to increase long-term stockholder value by producing affordable and reliable energy in an efficient, safe and sustainable manner, and we are proud that the oil and natural gas we produce helps fuel the energy needs of consumers around the world, including in the United States.

In 2019, we completed another outstanding year. In a challenging environment for upstream oil and gas companies, we held ourselves accountable and thrived, delivering across the board on our 2019 action plan.

Some of our recent performance highlights are listed below:

Financial

•  Generated positive free cash flow during the second half of 2019

•  Initiated quarterly dividend of $0.03 per share in the third quarter of 2019, which was increased to $0.05 per share in the first quarter of 2020

•  Refinanced $400 million of outstanding debt with issuance of 4.125% senior unsecured notes due 2028

•  Received first investment grade credit rating from Fitch Ratings of BBB- with stable outlook

Safety, Sustainability & Corporate Responsibility

•  Published inaugural Corporate Responsibility Report in fourth quarter of 2019

•  Revised Board committee to govern environmental, climate, safety, social and other corporate responsibility matters

•  Formed management-led committee to focus on safety, sustainability and corporate responsibility matters

•  Reduced year-over-year total fluid spill rate and greenhouse gas emissions intensity

Strategic

•  Acquired Jagged Peak Energy Inc. (“Jagged Peak”) in early January 2020, less than 90 days after announcement of transaction

•  Achieved 19% YoY improvement in capital efficiency

•  Delivered on our rate-of-return focused strategy by high-grading our well selection process and optimizing completions and spacing patterns

•  Founding member of the Permian Strategic Partnership, benefiting the local communities in which we operate

Operational

•  Increased net oil production by 24.9% year-over-year to 86.8 MBoe/day

•  Increased proved developed reserves 23% year-over-year

•  Delivered on full year capital expenditures of $1.37 billion, nearly $30 million below the low end of full year guidance range of $1.40-$1.47 billion

•  Increased drilling and completion efficiency by 16% and 14% year-over-year, respectively

Board and Board Committees

				Committee Memberships
Name	Principal Occupation	Director Since	Independent	AC		CC		NC		RC		Other Public Company Boards
Bryan Sheffield	Executive Chairman, Parsley Energy, Inc.	2008										None

Matt Gallagher**	President and Chief Executive Officer, Parsley Energy, Inc.	2018										None

A.R. Alameddine* **	Retired Executive VP Worldwide Negotiation Execution and Implementation, Pioneer Natural Resources GP LLC	2013	✓			CC	^	NC		RC		None

Ronald Brokmeyer	Retired President and General Manager of Permian Resources Business Unit, Occidental Petroleum Corp.	2016	✓			CC				RC	^	None

William Browning	Retired Senior Client Service Partner, Ernst & Young LLP	2014	✓	AC	^	CC						ACRE, FPH

Dr. Hemang Desai	Accounting Department Chair and Robert B. Cullum Professor of Accounting, Southern Methodist University	2014	✓	AC		CC						None

Karen Hughes**	Worldwide Vice Chair, Burson, Cohn & Wolfe	2017	✓			CC		NC				None

James J. Kleckner	Former Chief Executive Officer and President of Jagged Peak Energy Inc.	2020	✓							RC		None

David H. Smith	Vice-President, Davis, Gerald & Cremer, P.C.	2013	✓	AC				NC	^			None

S. Wil VanLoh, Jr.	Founder and Chief Executive Officer of Quantum Energy Partners	2020	✓					NC				None

Jerry Windlinger	Retired Vice President of Corporate Development, Anadarko Petroleum Corporation	2016	✓	AC						RC		None

AC = Audit Committee

CC = Compensation Committee

NC = Nominating, Environmental, Social and Governance Committee

RC = Reserves Committee

* = Lead Director

** = Class III Directors Up for Reelection

^ = Chairperson of the Committee

Corporate Governance Highlights

• Nine out of eleven directors are independent	• Robust stock ownership guidelines for non-employee directors and senior executives

• The roles of Chairman of the Board and Chief Executive Officer are separate	• Majority voting for directors in uncontested elections, with resignation policy

• Board committees include only independent directors	• Demonstrated commitment to stockholder engagement

• The Board is comprised of members with diverse life and professional experiences, viewpoints, backgrounds and skillsets	• Excluding Bryan Sheffield, our founder, average director tenure is 3.7 years, with four new directors appointed in the last three years

• Directors and executive officers beneficially own approximately 24.7% of the Company’s aggregate voting power, aligning their interests with those of our stockholders	• Most directors have attended 100% of the meetings of the Board and committees on which they served during 2019; no director has attended fewer than 75% of such meetings

• Compensation clawback policy	• Stockholder right to proxy access nominations

• Annual Board and committee self-assessments	• No stockholder rights (poison pill) or similar plan

• Independent lead director regularly chairs executive sessions of independent directors at Board meetings

Executive Compensation Highlights

The Compensation Committee’s goal in designing and administering our executive compensation program is to ensure that it provides a competitive level of compensation to attract and retain talented executives, reward and encourage maximum corporate and individual performance, promote accountability and ensure that our executives’ interests are aligned with the interests of our stockholders. We believe that these compensation objectives are accomplished most effectively by linking a substantial majority of our executives’ compensation to the Company’s short- and long-term performance, as measured by financial, operational, and market-based metrics. We refer to this compensation as “at-risk” because it may be reduced in value or forfeited entirely depending on the applicable executive’s continued employment with the Company and the Company’s actual performance with respect to the applicable metric.

Notably, approximately 86.7% of our Chief Executive Officer’s 2019 target compensation was comprised of at-risk pay, while his guaranteed base salary comprised approximately 13.3% of his 2019 target compensation. Similarly, approximately 81.5% of our other named executive officers’ aggregate 2019 target compensation was comprised of at-risk pay, while their aggregate guaranteed base salaries comprised approximately 18.5% of their aggregate 2019 target compensation.

In evaluating, designing and implementing our executive compensation program, the Compensation Committee considers the latest industry trends and compensation best practices. The structure of our executive compensation program is designed to incorporate pay-for-performance principles along with other practices that discourage excessive payments or risk taking. The Company’s executive compensation and compensation-related governance policies and practices incorporate many best practices, including the following:

What we do:	What we don’t do:

Pay for performance and pay for sustained performance over multi-year performance periods	No single-trigger change of control vesting for time-based equity awards

Establish challenging performance metrics, including a cash return on capital invested metric	No guaranteed bonuses

Robust stock ownership guidelines for non-employee directors and senior executives	No excessive perquisites

Performance-based equity awards vest on change of control based on actual performance	No payment of accumulated dividends on equity-based awards until vesting

Evaluate officer compensation levels against a peer group of similarly situated E&P companies	No gross-ups for severance or change of control payments

Substantial percentage of pay at-risk

Utilize independent compensation consultant

Equity awards subject to three-year vesting periods

Policy prohibiting hedging transactions by directors, officers, other employees designated by the compliance officer, and any related person of the foregoing individuals

Policy prohibiting pledging transactions by directors, officers, other employees designated by the compliance officer, and any related person of the foregoing individuals, subject to limited exceptions with Audit Committee approval

Cash incentive and all equity-based compensation subject to clawback in the event of a financial restatement or fraud or misconduct that adversely affects our financial performance or results in a material diminution in our stock price

Specific flaring rate target incorporated into the annual cash bonus incentive program, along with qualitative health, safety and environmental goals

Annual advisory vote on executive compensation

Cap performance-based equity awards granted in 2019 and thereafter if absolute total stockholder return is negative over the performance period

Safety, Sustainability and Corporate Responsibility Performance

Our commitment to safety, sustainability and corporate responsibility starts at the top with our Board and goes beyond operating responsibly and fulfilling strict regulatory standards. Key elements of our safety, sustainability and corporate responsibility performance include environmental stewardship, health and safety, and community engagement.

•	We published our inaugural Corporate Responsibility Report in 2019, outlining our commitment and approach to environmental stewardship, governance, ethics, health and safety, and community engagement.

•

Our Board amended the charter of the Nominating and Governance Committee (subsequently renamed the Nominating, Environmental, Social and Governance Committee) to include oversight of environmental, climate, safety, social and other corporate responsibility matters.

•

We formed the Safety, Sustainability and Corporate Responsibility Planning and Disclosure Committee, a management-level internal committee led by our Chief Operating Officer, to assist our Board and senior management in identifying, evaluating and monitoring environmental, climate, health, safety and social policy trends, issues and concerns and other corporate responsibility matters that could affect the Company’s business activities, performance and reputation.

•	In 2019, over 90% of the produced water used in our operations was transported via pipeline, which eliminates loading and transportation emissions from the use of trucks.

•

We are committed to reducing flaring, including on our recently acquired Jagged Peak assets, and have adopted a specific flaring target as a quantitative performance metric for the Company’s 2020 short-term incentive program.

•

We reduced (i) our total fluid spill rate by approximately 62% from 2016 to 2019, (ii) our flaring intensity by approximately 15% from 2016 to 2019 and (iii) our greenhouse gas emissions intensity by approximately 19% from 2016 to 2019.

•

We are one of the founding members of the Permian Strategic Partnership, a coalition of leading Permian Basin energy companies who have joined together to address current and future challenges to the responsible development of the vast oil and natural gas resources of the Permian Basin.

•

We support efforts to increase awareness and development of sustainable practices, partnering with organizations that conduct and share research to enable community members to become informed stewards of our shared environment and resources. Additional information about our community engagement can be found in our Corporate Responsibility Report and on our website, www.parsleyenergy.com.

Stockholder Engagement

Our management regularly engages with our largest stockholders throughout the year to discuss the issues that matter most to them, including corporate governance, sustainability and compensation matters. During 2019, our management engaged with non-affiliated stockholders collectively representing more than a majority of the Company’s outstanding shares of common stock.

Our stockholder engagement process, as well as our regular review of governance and disclosure best practices, has led to a number of enhancements in recent years, including:

•	Adoption of a proxy access bylaw

•	Separation of the roles of Chairman of the Board and Chief Executive Officer

•	Adoption of a compensation clawback policy

•	Enhanced disclosure regarding the background, skills, qualifications and experience of our directors

•	Demonstrated commitment to Board diversity, including through the appointment of a highly qualified female director with significant and varied areas of experience

•	Adoption of majority voting in uncontested director elections and the required offer of resignation by an incumbent director if he or she is not elected by a majority of the votes cast

•	Enhanced disclosure regarding the Company’s environmental stewardship and commitment to operate responsibly, safely and sustainably

•	Requirement that each director enter into a director agreement that reinforces director fiduciary duties

•

Addition of cash return on capital invested as a quantitative performance metric to the Company’s short-term incentive program to support the Company’s strategic goal of achieving and maintaining free cash flow generation through efficient capital development

•

Addition of a specific flaring target as a quantitative performance metric to the Company’s short-term incentive program to support the Company’s goal of reducing flaring, including on the assets acquired in the Jagged Peak acquisition

PARSLEY ENERGY, INC.

303 Colorado Street, Suite 3000

Austin, Texas 78701

PROXY STATEMENT

2020 ANNUAL MEETING OF STOCKHOLDERS

The Board of Directors (the “Board of Directors” or the “Board”) of Parsley Energy, Inc. (the “Company”) requests your proxy for the completely virtual 2020 Annual Meeting of Stockholders that will be held on May 21, 2020, at 8:00 a.m. Central Time (the “Annual Meeting”). Stockholders may attend the Annual Meeting online at the following address: www.virtualshareholdermeeting.com/PE2020. By granting the proxy, you authorize the persons named on the proxy to represent you and vote your shares at the Annual Meeting. Those persons will also be authorized to vote your shares to adjourn or recess the Annual Meeting from time to time and to vote your shares at any adjournment, recess or postponement of the Annual Meeting. In addition, to the extent that any other matters come properly before the Annual Meeting, the persons named on the proxy shall have the discretion to vote your shares on those matters in their judgment.

The Board has made this proxy statement (the “Proxy Statement”) and the accompanying Notice of 2020 Annual Meeting of Stockholders available on the Internet at www.proxyvote.com. Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy solicitation materials primarily via the Internet, rather than mailing paper copies of these materials to each stockholder. Beginning on April 6, 2020, we will mail to each stockholder as of the close of business on March 26, 2020 (the “Record Date”) a Notice of Internet Availability of Proxy Materials (the “Notice of Availability”) containing instructions on how to access our proxy materials, vote online or request electronic or printed copies of these materials.

Choosing to receive your future proxy materials by e-mail or to receive a single set of proxy materials per household will save the Company the cost of printing and mailing documents to you and will reduce the impact of the Company’s annual meetings on the environment. If you choose to receive future proxy materials by e-mail, you will receive an e-mail in subsequent years in which you are a stockholder with instructions containing a link to those materials and a link to the proxy voting website. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.

About the Annual Meeting

Purpose of the Annual Meeting

The purpose of the Annual Meeting is for our stockholders to consider and act upon the proposals described in this Proxy Statement and any other matters that properly come before the Annual Meeting or any adjournment, recess or postponement thereof.

Admission to Annual Meeting

To be admitted to and participate in the Annual Meeting you will be required to visit www.virtualshareholdermeeting.com/PE2020 and enter the control number included on the Notice of Availability, on the proxy card received, or in the instructions that accompanied the proxy materials. Online check-in will begin at 7:45 a.m. Central Time. Please allow time for online check-in procedures. If you encounter difficulties accessing the virtual meeting during check-in or in the course of the Annual Meeting, please call (800) 586-1548 (U.S.) or (303) 562-9288 (International).

Proposals to be Voted Upon at the Annual Meeting

At the Annual Meeting, our stockholders will be asked to consider and vote upon the following three proposals:

•

Proposal ONE: To elect to the Board the three Class III directors set forth in this Proxy Statement, each to hold office until the 2023 Annual Meeting of Stockholders and until his or her successor is elected and qualified or until his or her earlier death, resignation or removal.

•	Proposal TWO: To approve, on a non-binding advisory basis, the Company’s named executive officer compensation for the fiscal year ended December 31, 2019.

•	Proposal THREE: To ratify the appointment of KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020.

In addition, any other matters that properly come before the Annual Meeting or any adjournment, recess or postponement thereof will be considered. Management is presently aware of no other business to come before the Annual Meeting.

Recommendation of the Board

The Board recommends that you vote FOR the election to the Board of each of the director nominees named in this Proxy Statement (Proposal ONE); FOR the approval, on a non-binding advisory basis, of the Company’s named executive officer compensation for the fiscal year ended December 31, 2019 (Proposal TWO); and FOR the ratification of the appointment of KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2020 (Proposal THREE).

2020 Proxy Statement	1

About the Annual Meeting

The Annual Report and this Proxy Statement are available at www.proxyvote.com.

Voting at the Annual Meeting

The Company’s Class A common stock, par value $0.01 per share (the “Class A common stock”), and Class B common stock, par value $0.01 per share (the “Class B common stock,” and together with the Class A common stock, the “common stock”), are the only classes of securities that entitle holders to vote generally at meetings of the Company’s stockholders. Holders of Class A common stock and Class B common stock will vote together as a single class on all matters presented at the Annual Meeting. Each share of common stock outstanding on the Record Date entitles the holder thereof to one vote at the Annual Meeting. Stockholders do not have cumulative voting rights with respect to the election of directors. Following the Annual Meeting, voting results will be tabulated and certified by the inspector of elections appointed by the Board and timely announced by the Company.

Stockholders of Record. If on the Record Date you hold shares of our common stock that are represented by stock certificates or registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered the stockholder of record with respect to those shares. Broadridge Financial Solutions (“Broadridge”) is sending the Notice of Availability regarding these proxy materials directly to you on our behalf. As a stockholder of record, you may vote virtually at the Annual Meeting or by proxy. Whether or not you plan to attend the Annual Meeting, you may vote by Internet or by telephone by following the instructions on the Notice of Availability. If you request printed copies of the proxy materials by mail, you may also vote by completing, signing and submitting your proxy card to the address shown. Whether or not you plan to attend the Annual Meeting, we urge you to vote by Internet, by telephone or by completing, signing and returning the proxy card you will receive upon request of printed materials. If you submit a signed proxy but do not give voting instructions as to how your shares should be voted on a particular proposal at the Annual Meeting, your shares will be voted in accordance with the recommendations of our Board stated in this Proxy Statement. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by (1) delivering a written notice of revocation addressed to Parsley Energy, Inc., Attn: General Counsel, 303 Colorado Street, Suite 3000, Austin, Texas 78701, (2) duly executing a proxy bearing a later date, (3) voting again by Internet or by telephone or (4) attending the Annual Meeting and voting virtually. Your last vote or proxy will be the vote or proxy that is counted. Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you vote or specifically so request.

Beneficial Owners through Brokers, Banks or Other Nominees. If on the Record Date you hold shares of our common stock in an account with a brokerage firm, bank or other nominee, then you are the beneficial owner of these shares and hold such shares in “street name,” and the Notice of Availability regarding these proxy materials will be forwarded to you by that broker, bank or other nominee. As a beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote the shares held in your account, and such broker, bank or other nominee will enclose or provide voting instructions for you to use in directing it how to vote your shares. The broker, bank or other nominee that holds your shares, however, is considered the stockholder of record for purposes of voting at the Annual Meeting. Please refer to the voting instruction form or other information provided by the stockholder of record to determine whether you may submit your vote by mail, telephone or electronically on the Internet before or during the Annual Meeting. Whether or not you plan to attend the Annual Meeting, we urge you to vote by following the voting instructions provided to you to ensure that your vote is counted. Beneficial stockholders may revoke any prior voting instructions by contacting the broker, bank or other nominee that holds their shares or by voting online during the meeting.

Broker Non-Votes. If you are a beneficial owner and do not give your broker, bank or other nominee instructions on how to vote, and your broker, bank or other nominee does not have discretionary power to vote your shares without your instruction, your shares will be treated as “broker non-votes.” Brokers, banks and other nominees have discretionary authority to vote on the ratification of our independent public accounting firm for clients who have not provided voting instructions. However, without voting instructions from their clients, they cannot vote on “non-routine” proposals, including the election of directors and the approval of the Company’s named executive officer compensation.

Multiple Notices of Availability. If you receive more than one Notice of Availability, it is because your shares are registered in more than one name or are registered in different accounts. Please follow the instructions on each Notice of Availability received to ensure that all of your shares are voted.

List of Stockholders Entitled to Vote. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection during ordinary business hours for a period of ten days before the Annual Meeting at our offices located at 303 Colorado Street, Suite 3000, Austin, Texas 78701. If you want to inspect the stockholder list, please call our Legal department at (512) 220-7102 to schedule an appointment. The list will also be available for review during the Annual Meeting.

Quorum Requirement for the Annual Meeting

The presence at the Annual Meeting, whether virtually or by proxy, of the persons holding a majority of shares of common stock outstanding on the Record Date will constitute a quorum, permitting us to conduct our business at the Annual Meeting. On the Record Date, there were 377,578,206 shares of Class A common stock and 35,147,222 shares of Class B common stock outstanding, held by 47 and 38 stockholders of record, respectively. Therefore, a total of 206,362,715 shares of common stock (regardless of class) must be represented virtually or by proxy at the Annual Meeting for us to conduct business at the meeting. Shares that constitute abstentions (i.e., if you or your broker mark “ABSTAIN” on a proxy or voting instruction form, or if a stockholder of record attends the Annual Meeting but does not vote (either before or during the Annual Meeting)) and broker non-votes will be considered to be shares present at the meeting for purposes of establishing a quorum.

2	2020 Proxy Statement

About the Annual Meeting

Required Votes

Election of Directors. Each director will be elected by a majority of votes cast by the holders of shares entitled to vote in the election of directors at the Annual Meeting; this means that the number of shares voted FOR a nominee must exceed the number of shares voted AGAINST that nominee. Abstentions and broker non-votes are not taken into account in determining the outcome of the election of directors. If any incumbent director is not elected because he or she does not receive a majority of the votes cast, he or she is required to immediately tender his or her resignation to the Board for consideration. The Nominating, Environmental, Social and Governance Committee will consider the resignation and make a recommendation to the Board on whether to accept or reject the director’s resignation or whether other action should be taken. The Board will then consider each tendered resignation and act on each, taking into account its fiduciary duties to the Company and the stockholders. Within 90 days from the date of the certification of the election results, the Company will publicly disclose the decision of the Board, and, if applicable, the Board’s reason for rejecting a tendered resignation. If the tendered resignation is not accepted by the Board, the director will continue to serve as a director until his or her successor is elected and qualified or until his or her earlier death, resignation or removal. If the Board accepts the resignation, the Board may fill the vacancy in accordance with the Company’s bylaws or may decrease the size of the Board.

Approval of Named Executive Officer Compensation. Approval, on a non-binding advisory basis, of the Company’s named executive officer compensation for the fiscal year ended December 31, 2019 requires the affirmative vote of the holders of a majority of the shares of common stock present virtually or represented by proxy at the Annual Meeting and entitled to vote. Abstentions will have the effect of a vote against this proposal. Broker non-votes are not taken into account in determining the outcome of this proposal. This advisory vote on executive compensation is not binding on the Company, the Compensation Committee or the Board. However, the Compensation Committee and the Board will take the results of the vote into account when designing future executive compensation programs.

Ratification of our Independent Public Accounting Firm. Approval of the proposal to ratify the Audit Committee’s appointment of KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2020 requires the affirmative vote of the holders of a majority of the shares of common stock present virtually or represented by proxy at the Annual Meeting and entitled to vote. Abstentions will have the effect of a vote against this proposal. Because brokers, banks and other nominees have discretionary authority to vote your shares on this proposal, there will be no broker non-votes on this proposal.

Solicitation of Proxies

Our Board has sent you this Proxy Statement in connection with the solicitation by the Board of proxies to be voted at the Annual Meeting. Our directors, officers and employees may solicit proxies via the Internet, by mail, personal interview or telephone. These directors, officers and employees will not receive any compensation for these services, but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. We will bear the cost of solicitation of proxies. This includes the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of our outstanding common stock.

Default Voting

A proxy that is properly completed and submitted will be voted at the Annual Meeting in accordance with the instructions on the proxy. If you properly execute and submit a proxy, but do not provide any voting instructions, your shares will be voted FOR the election to the Board of each of the director nominees listed in Proposal ONE, FOR Proposal TWO, and FOR Proposal THREE.

If any other business properly comes before the stockholders for a vote at the Annual Meeting, your shares will be voted in accordance with the discretion of the holders of the proxy. The Board knows of no matters, other than those previously stated in this Proxy Statement, to be presented for consideration at the Annual Meeting.

In this Proxy Statement, the terms “the Company,” “we,” “us,” “our” and similar terms refer to Parsley Energy, Inc. and its subsidiaries.

2020 Proxy Statement	3

Proposal One: Election of Directors

At the recommendation of the Nominating, Environmental, Social and Governance Committee, the Board has nominated the following individuals for election as Class III directors of the Company, to serve for three-year terms beginning at the Annual Meeting and expiring at the 2023 Annual Meeting of the Stockholders, and until either he or she is re-elected or his or her successor is elected and qualified or until his or her earlier death, resignation or removal:

Mr. A.R. Alameddine

Mr. Matt Gallagher

Ms. Karen Hughes

Messrs. Alameddine and Gallagher and Ms. Hughes are currently serving as directors of the Company. If Messrs. Alameddine and Gallagher and Ms. Hughes are elected to the Board, the size of the Board will remain at eleven members. Biographical information for each director nominee is contained in the “Directors and Executive Officers” section below.

The Board has no reason to believe that its director nominees will be unable or unwilling to serve if elected. If a director nominee becomes unable or unwilling to accept nomination or election, either the number of the Company’s directors will be reduced or the persons acting under the proxy will vote for the election of a substitute nominee that the Board recommends.

Vote Required

The election of each director in this Proposal ONE requires the vote of a majority of the votes cast by the holders of shares entitled to vote in the election of directors at the Annual Meeting; this means that the number of shares voted FOR a nominee must exceed the number of shares voted AGAINST that nominee. Neither abstentions nor broker non-votes will have any effect on the outcome of the election of directors.

Recommendation

The Board unanimously recommends that stockholders vote FOR the election to the Board of each of the director nominees.

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Directors and Executive Officers

After the Annual Meeting, assuming the stockholders elect to the Board the director nominees set forth in “Proposal ONE: Election of Directors” above, the members of the Board will be, and the executive officers of the Company are:

Name	Age(1)	Title
Bryan Sheffield	42	Executive Chairman and Chairman of the Board
Matt Gallagher	37	President and Chief Executive Officer and Director
A.R. Alameddine(3)(4)(5)(6)	72	Director
Ronald Brokmeyer(3)(5)	57	Director
William Browning(2)(3)	66	Director
Dr. Hemang Desai(2)(3)	54	Director
Karen Hughes(3)(4)	63	Director
James J. Kleckner(5)	62	Director
David H. Smith(2)(4)	50	Director
S. Wil VanLoh, Jr.(4)	49	Director
Jerry Windlinger(2)(5)	68	Director
Ryan Dalton	40	Executive Vice President—Chief Financial Officer
David Dell’Osso	42	Executive Vice President—Chief Operating Officer
Colin Roberts	41	Executive Vice President—General Counsel
Stephanie Reed	38	Senior Vice President—Corporate Development, Land, and Midstream

(1)	As of the date of this Proxy Statement
(2)	Member of the Audit Committee
(3)	Member of the Compensation Committee
(4)	Member of the Nominating, Environmental, Social and Governance Committee
(5)	Member of the Reserves Committee
(6)	Lead Director

The Company’s Board currently consists of eleven members, and if the stockholders elect Messrs. Alameddine and Gallagher and Ms. Hughes to the Board, the Board will continue to consist of eleven members. The Company’s directors are divided into three classes serving staggered three-year terms. Each year, the directors of one class stand for re-election as their terms of office expire. Messrs. Alameddine and Gallagher and Ms. Hughes are designated as Class III directors, and, assuming the stockholders elect them to the Board as set forth in “Proposal ONE: Election of Directors” above, each will hold office until the 2023 Annual Meeting of Stockholders and until his or her successor is elected and qualified or until his or her earlier death, resignation or removal. Dr. Desai and Messrs. Brokmeyer, Sheffield and Kleckner are designated as Class I directors and their terms of office expire in 2021. Messrs. Browning, Smith, Windlinger and VanLoh are designated as Class II directors and their terms of office expire in 2022.

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Directors and Executive Officers

Set forth below is biographical information about each of the Company’s directors, executive officers, and director nominees.

Bryan Sheffield

Biographical Information:

Bryan Sheffield has served as Executive Chairman of the Company since January 2019. Prior to this role, he served as the Company’s Chief Executive Officer from January 2017 until January 2019, when, pursuant to the Company’s succession plan adopted in January 2018, he was appointed Executive Chairman. Mr. Sheffield founded the Company in 2008 and led the Company’s growth since that time, including, prior to January 2017, as President and Chief Executive Officer, and since the Company’s founding, as Chairman of the Board. A third-generation oil executive, Mr. Sheffield began his oil and gas career at Pioneer Natural Resources Company, an oil and gas exploration and production company (“Pioneer”), where he accumulated operational expertise and deep knowledge of the Midland Basin resource base and operator landscape. His understanding of financial markets is enhanced by previous experience trading options and interest rate futures. Mr. Sheffield graduated from Southern Methodist University in 2001 with a Bachelor of Business Administration in Finance, serves on the board of directors of the Texas Economic Development Corporation and the Greater Austin Crime Commission, and is a member of the Texas Business Leadership Council.

Executive Chairman and Chairman of the Board Age 42
Qualifications: We believe that Mr. Sheffield’s experience founding and leading the growth of the Company as our Chief Executive Officer qualifies him to serve on our Board.

Matt Gallagher

Biographical Information:

Matt Gallagher has served as President and Chief Executive Officer of the Company since January 2019. Mr. Gallagher previously served as the Company’s President and Chief Operating Officer from January 2017 until October 2018 and as the Company’s President from October 2018 until January 2019, when pursuant to the Company’s succession plan adopted in January 2018, he was appointed President and Chief Executive Officer. Mr. Gallagher was appointed to the Board concurrent with the adoption of such succession plan in January 2018.

Since joining the Company in 2010, Mr. Gallagher has overseen the Company’s engineering, operations and geoscience functions in positions of increasing responsibility, including Vice President—Engineering and Geoscience from December 2013 to April 2014, and Vice President—Chief Operating Officer from May 2014 through January 2017. Prior to joining the Company, Mr. Gallagher served as Investor Relations Supervisor for Pioneer from 2008 to 2010. From 2005 to 2008, Mr. Gallagher held a variety of engineering roles with Pioneer, including Gulf of Mexico Shelf Reservoir Engineer, Hugoton Reservoir Engineer and Spraberry Production and Operations Engineer. Mr. Gallagher has a Bachelor of Science in Petroleum Engineering from the Colorado School of Mines, serves on the board of directors of the Permian Basin Petroleum Association, the American Exploration and Production Council, and the Permian Strategic Partnership, and is a member of the Permian Basin Society of Petroleum Engineers and the West Texas Geological Society.

President, Chief Executive Officer and Director Age 37

Qualifications: We believe that Mr. Gallagher’s extensive experience with the Company, including as President and Chief Operating Officer and, most recently, as Chief Executive Officer, qualifies him to serve on our Board.

A.R. Alameddine

Biographical Information:

A.R. Alameddine is the former Executive VP of Worldwide Negotiation Execution and Implementation at Pioneer, a position he held from 2005 until his retirement in 2008. He has served on our Board since December 2013. Mr. Alameddine joined Pioneer in 1997 and previously held the positions of VP of Domestic Business Development and later Executive VP of Worldwide Business Development. Before joining Pioneer, Mr. Alameddine spent 26 years with Mobil Exploration & Producing Company (“Mobil”), a subsidiary of Exxon Mobil Corporation, in various engineering and planning positions in the United States. In addition, he worked in Norway for three years on various North Sea projects including the development of the Statfjord Field and gas marketing. Prior to his retirement from Mobil in 1997, he was the Acquisition, Trade and Sales Manager, a position he had held since 1990. Mr. Alameddine graduated from Louisiana State University in 1971 with a Bachelor degree of Science in Petroleum Engineering.

Director Age 72
Qualifications: We believe that Mr. Alameddine’s executive management experience in the oil and gas industry qualifies him for service on our Board.

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Directors and Executive Officers

Ronald Brokmeyer

Biographical Information:

Ronald Brokmeyer is the former President and General Manager of the Permian Resources business unit of Occidental Petroleum Corp., an oil and gas exploration and production company (“Occidental”), a position he held from 2013 until his retirement in July 2014. He has served on our Board since March 2016. Mr. Brokmeyer joined Occidental in 2000 and held a number of engineering and managerial positions with the company, both domestically and internationally, including Vice President Operations—Qatar, President and General Manager—South Texas, and President and General Manager—Mid Continent. Mr. Brokmeyer began his career at Amoco Corporation, an integrated oil company, in 1985, where he worked in different engineering roles prior to joining Altura Energy, an oil and gas exploration and production company, from 1997 to 2000. Mr. Brokmeyer received a Bachelor of Science in Petroleum Engineering from Texas Tech University in 1984.

Director Age 57
Qualifications: We believe that Mr. Brokmeyer’s extensive management and technical experience in the oil and gas industry qualifies him for service on our Board.

William Browning

Biographical Information:

William Browning has dedicated his time to serving on the boards of directors for various corporations and non-profit organizations since January 2012. He has served on our Board since August 2014. Prior to January 2012, Mr. Browning was a senior client service partner at Ernst & Young LLP, a multinational professional services firm (“Ernst & Young”), from 1999 through 2012, the latter four years of which he also served as managing partner of Ernst & Young’s Los Angeles office. He began his professional career with Arthur Andersen & Co., a former multinational professional services firm, in 1976, where he was admitted to the partnership in 1987 and named managing partner of the firm’s Oklahoma City office in 1994. During his public accounting career, Mr. Browning accumulated experience across a number of industries, including the entire energy value chain, and developed expertise in domestic banking and regulatory compliance. He serves on the boards of directors of Ares Commercial Real Estate Corporation, a real estate investment trust, and Five Point Holdings, LLC, a real estate development company, as well as privately held companies in the energy and construction industries. Mr. Browning received a B.B.A. from the University of Oklahoma.

Director Age 66

Qualifications: We believe that Mr. Browning’s extensive experience on boards of directors and knowledge of accounting and auditing matters qualify him for service on our Board.

Dr. Hemang Desai

Biographical Information:

Hemang Desai, Ph.D., is the Accounting Department Chair and Robert B. Cullum Professor of Accounting at Southern Methodist University (“SMU”). He has served on our Board since July 2014. Dr. Desai joined SMU’s faculty in 1998 and has served as the Accounting Department Chair since 2010. His research on accounting and capital markets has been published in top academic journals and has been the subject of articles at publications such as the Wall Street Journal, Barron’s, the New York Times and CFO Magazine. Dr. Desai’s consulting clients have included McKinsey & Co., Entergy Corp, and Baker & McKenzie. Dr. Desai received a B.Sc. from St. Xavier’s College, Bombay, India in 1986, an M.B.A. from the University of New Orleans in 1990, and a Ph.D. in Business Administration from the Freeman School of Business at Tulane University in 1997.

Director Age 54
Qualifications: We believe that Dr. Desai’s experience and broad knowledge in matters of capital markets and accounting qualify him for service on our Board.

2020 Proxy Statement	7

Directors and Executive Officers

Karen Hughes

Biographical Information:

Karen Hughes joined our Board in August 2017, and is the Worldwide Vice Chair of Burson, Cohn & Wolfe, a leading global public relations and communications firm, which she joined in 2008. During her time with Burson, Cohn & Wolfe, Ms. Hughes has provided strategic counsel on crisis and issues management and communications to a wide range of clients across a variety of industries. Previously, she served as Counselor to the President for President George W. Bush from 2001 to 2002. In this role she acted as strategic advisor to the President on policy and communications and led the White House Offices of Communications, Media Affairs, Speechwriting, and Press Secretary. She also served as Under-Secretary of State for Public Diplomacy and Public Affairs, in which capacity she led the U.S. government’s efforts to communicate America’s values abroad. She is a member of the Council on Foreign Relations and the U.S. Afghan Women’s Council, an organization created to foster ties between the women of the United States and Afghanistan. Ms. Hughes also serves on the Women’s Initiative Policy Advisory Council at the Bush Institute in Dallas. Ms. Hughes received a Bachelor of Arts in English and a Bachelor of Fine Arts in Journalism from Southern Methodist University in 1977.

Director Age 63

Qualifications: We believe that Ms. Hughes’ extensive and unique experience advising on communications strategies and executive communications and her wide-ranging policy experience qualifies her for service on our Board.

James J. Kleckner

Biographical Information:

James J. Kleckner joined our Board in January 2020 in connection with our acquisition of Jagged Peak. Prior to joining our Board, Mr. Kleckner served as the Chief Executive Officer and President of Jagged Peak from March 2018, and as a director of Jagged Peak from January 2017 until Jagged Peak was acquired by the Company in January 2020. Mr. Kleckner retired from Anadarko Petroleum Corporation as its Executive Vice President, International and Deepwater Operations in August 2016, a position he held since 2013. From 2007 to 2013, he served as a Regional Vice President, Operations for Anadarko. From 1999 through 2007 he held various vice president positions with Kerr McGee Corporation (“Kerr McGee”). Prior to that, Mr. Kleckner spent almost 20 years in operational and officer roles with Oryx Energy until its merger with Kerr McGee. Mr. Kleckner began his career in the oil and natural gas industry with Sun Oil Company and has held positions of increasing responsibility throughout the world, including management roles in the North Sea, South America, China, the Gulf of Mexico, and U.S. onshore. Mr. Kleckner currently serves on the board of Delonex Energy Limited. Mr. Kleckner holds a B.S. in Petroleum Engineering from the Colorado School of Mines. He is a member of the Society of Petroleum Engineers. He has served on the Industry and Advisory Board of the School of Energy Research at the University of Wyoming, the Petroleum Engineering Advisory Board at Colorado School of Mines, the Executive Board for the Colorado Oil and Gas Association, and the Executive Board for the Independent Petroleum Association of Mountain States.

Director Age 62

Qualifications: We believe that Mr. Kleckner’s extensive executive and technical experience in both domestic and international oil and gas companies, including his experience as Chief Executive Officer and President of Jagged Peak, qualifies him for service on our Board.

David H. Smith

Biographical Information:

David H. Smith is the Vice-President of Davis, Gerald & Cremer, P.C. (“DGC”), a boutique oil and gas law firm, where he has practiced law since 1999 and currently heads DGC’s business organizations and transactions practice. He has served on our Board since December 2013. Prior to joining DGC, Mr. Smith practiced with Thompson & Knight LLP, an international law firm, in Dallas, Texas from 1995 to 1999. Mr. Smith is a member of the advisory board of the Institute for Energy Law and a magna cum laude graduate of the University of Houston Law Center, where he served as an Editor of the Law Review and was a member of the Order of the Coif, Order of the Barons and Phi Delta Phi. He attended Harvard University and Boston University, earning his undergraduate degree in Economics and Business Administration from Boston University in 1992.

Director Age 50
Qualifications: We believe that Mr. Smith’s experience representing oil and gas companies on complex business transactions qualifies him for service on our Board.

8	2020 Proxy Statement

Directors and Executive Officers

S. Wil VanLoh, Jr.

Biographical Information:

S. Wil VanLoh, Jr. joined our board in January 2020 in connection with our acquisition of Jagged Peak, and previously served as a member of the board of directors of Jagged Peak, a position he held beginning September 2016. Mr. VanLoh is the Founder and Chief Executive Officer of Quantum Energy Partners and its affiliates (“Quantum”), including Q-Jagged Peak Energy Investment Partners, LLC, which he founded in 1998. Quantum manages a family of energy-focused private equity funds, which, together with its affiliates, has managed more than $17 billion in equity commitments since inception. Mr. VanLoh is responsible for the leadership and overall management of the firm. Additionally, he leads the firm’s investment strategy and capital allocation process, working closely with the investment team to ensure its appropriate implementation and execution. Prior to co-founding Quantum, Mr. VanLoh co-founded Windrock Capital, Ltd. (“Windrock”), an energy investment banking firm specializing in providing merger, acquisition and divestiture advice to, and raising private equity for, energy companies. Prior to co-founding Windrock, Mr. VanLoh worked in the energy investment banking groups of Kidder, Peabody & Co. and NationsBank. Mr. VanLoh serves on the boards of a number of portfolio companies of Quantum, all of which are private energy companies. Mr. VanLoh holds a B.B.A. in Finance from Texas Christian University.

Director Age 49

Qualifications: We believe that Mr. VanLoh’s extensive experience, both from investing in the energy industry since 1998 and serving as a director for numerous private and public energy companies, qualifies him for service to our Board.

Jerry Windlinger

Biographical Information:

Jerry Windlinger joined our Board in December 2016, and is the former Vice President of Corporate Development of Anadarko Petroleum Corporation, an oil and gas exploration and production company (“Anadarko”), a position he held from March 2014 until his retirement in December 2016, during which time he was responsible for overseeing the company’s global acquisitions, divestitures, and business development activities. He oversaw U.S. business development for Anadarko from 2004 until 2014. Mr. Windlinger joined Anadarko in 1978 and served in a variety of technical and managerial positions in reservoir engineering, exploration, development, and acquisitions. Over the course of his 41 years in the energy industry, Mr. Windlinger’s experience spanned U.S. onshore, U.S. offshore, Alaskan, Canadian, and international assets. He also serves on the board of directors of a privately held upstream oil and gas company. Mr. Windlinger earned both a Bachelor of Science and a Master of Science in Petroleum Engineering from the University of Texas. He is a member of the Society of Petroleum Engineers and a registered Professional Engineer in the state of Texas.

Director Age 68

Qualifications: We believe that Mr. Windlinger’s long spanning executive and technical experience in the oil and gas industry qualifies him for service on our Board.

Ryan Dalton

Biographical Information:

Ryan Dalton has served as the Company’s Executive Vice President—Chief Financial Officer since January 2017. Mr. Dalton has overseen the Company’s finance function since joining in January 2012, first as Finance Director and then as Vice President—Chief Financial Officer from December 2013 through January 2017. From 2009 to January 2012, Mr. Dalton worked in the restructuring and debt advisory practice of Rothschild, an investment bank and financial advisory firm. Prior to departing to pursue an M.B.A., Mr. Dalton worked as a management consultant at AlixPartners, LP, a global consulting firm. Mr. Dalton holds a Bachelor in Business Administration in Finance from Southern Methodist University and a Masters in Business Administration from the Darden School of Business at the University of Virginia.

Executive Vice President—Chief Financial Officer Age 40

2020 Proxy Statement	9

Directors and Executive Officers

David Dell’Osso

Biographical Information:

David Dell’Osso has served as the Company’s Executive Vice President—Chief Operating Officer since October 2018. Prior to joining the Company, Mr. Dell’Osso spent 13 years with Southwestern Energy Company, a natural gas exploration and production company, where he served in a variety of positions of increasing responsibility, including, at the time of his departure, as Senior Vice President & General Manager of the Northeast Appalachia Division, a position he held since September 2017. Mr. Dell’Osso’s other roles at Southwestern included management of exploration and production, midstream, and commercial teams, including serving as Vice President & General Manager, Northeast Appalachia Division, from May 2016 to September 2017, Vice President & General Manager, Midstream Commercial Development, from January 2016 to May 2016, General Manager, Midstream Commercial Development, from September 2015 to December 2015, General Manager, Sand Wash Basin, from January 2015 to September 2015, General Manager, Midstream Operations, from April 2014 to January 2015, and Director—Development, Planning & Technology, Fayetteville Shale Division, from February 2012 to April 2014. Mr. Dell’Osso earned a Bachelor of Science in Petroleum Engineering from the University of Texas at Austin and a Master of Business Administration from Rice University. He is a member of the Society of Petroleum Engineers.

Executive Vice President—Chief Operating Officer Age 42

Colin Roberts

Biographical Information:

Colin Roberts has served as the Company’s Executive Vice President—General Counsel since January 2017, prior to which he served as the Company’s General Counsel from April 2013 to May 2014, and the Company’s Vice President—General Counsel from May 2014 through January 2017. Prior to joining the Company, Mr. Roberts practiced corporate law with Alston & Bird LLP, an international law firm, from 2008 to March 2013. He also serves on the Board of Directors of the Texas Oil and Gas Association and the Board of Trustees of The Seton Fund, a non-profit foundation that raises funds to provide healthcare services to low income residents in Central Texas. Mr. Roberts earned a Bachelor in Business Administration in Finance and Real Estate Finance from Southern Methodist University and a J.D. from the University of Kentucky College of Law.

Executive Vice President—General Counsel Age 41

Stephanie Reed

Biographical Information:

Stephanie Reed has served as the Company’s Senior Vice President—Corporate Development, Land, and Midstream since January 2020. Since joining the Company in 2010, Ms. Reed has served in a variety of positions of increasing responsibility, including as Land Manager from February 2014 through March 2015, Investor Relations Manager from April 2015 through June 2016, Vice President—Land from July 2016 through June 2017, Senior Vice President—Land from July 2017 through January 2018, and Senior Vice President—Land and Marketing from February 2018 until January 2020. Before joining Parsley, Ms. Reed worked as an independent landman. Ms. Reed earned a Bachelor of Science from Texas Tech University and a Masters in Business Administration from the Rawls College of Business at Texas Tech University. Ms. Reed is a member of the Permian Basin Landmen’s Association and the American Association of Petroleum Landmen. She is a former Co-President of the Austin Women in Oil & Gas organization.

Senior Vice President—Corporate Development, Land, and Midstream Age 38

10	2020 Proxy Statement

Director Skills Matrix

Our directors have a diversity of experience that spans a broad range of industries in the public and not-for-profit sectors. They bring to our Board a wide variety of skills, qualifications, and viewpoints that strengthen the Board’s ability to carry out its oversight role on behalf of our stockholders. The table below summarizes certain key qualifications, skills and attributes that each director brings to the Board. The lack of a mark for a particular item does not mean the director does not possess that qualification or skill. However, a mark indicates a specific area of focus or expertise that the director brings to the Board. More details on each director’s qualifications, skills and attributes are included in the director biographies on the previous pages.

Skills and Expertise
Accounting / Finance	X		X	X	X					X	X
Business Development / M&A	X	X	X			X		X	X	X	X
Communications / Public Policy / Government Relations	X					X	X	X
Corporate Governance / Public Co. Board Experience				X			X	X	X	X	X
Executive Leadership / Management	X	X	X	X		X	X	X	X	X	X
E&P Experience	X	X	X			X		X	X	X	X
Geology / Reservoir Engineering		X	X			X		X		X	X
Global Perspective		X	X		X		X	X		X	X
Health, Safety and Environmental Oversight	X		X			X		X		X	X
Human Resources / Compensation	X	X	X		X	X	X	X		X	X
Legal / Regulatory				X					X
Risk and/or Crisis Management	X		X			X	X	X		X
Strategic Planning	X	X	X	X		X	X	X		X	X

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Corporate Governance

Overview

The Company is governed by the Board and its committees, which meet regularly throughout the year and perform a number of important functions for the Company and its stockholders. In discharging their responsibilities, our directors are guided by our governance-related policies, including our Corporate Governance Guidelines, which are described in more detail below and posted on the Company’s website at www.parsleyenergy.com.

We take our commitment to sound corporate governance principles and practices seriously because we believe they allow us to more consistently and effectively deliver long-term stockholder value as we aim to produce affordable and reliable energy in an efficient, safe and sustainable manner.

Meetings and Committees of Directors

The Board held nine meetings during 2019. During 2019, each of our incumbent directors attended at least 75% of the meetings of the Board and the meetings of the committees of the Board on which that director served (in each case, which were held during the period for which such incumbent director was a director).

Executive Sessions. The Board holds regular executive sessions in which the independent directors meet without any non-independent directors or members of management. The purpose of these executive sessions is to promote open and candid discussion among the independent directors. The Lead Director, Mr. Alameddine, presides at these meetings and provides the guidance and feedback of the non-employee directors to our management team.

The Board has four standing committees: the Audit Committee, the Compensation Committee, the Nominating, Environmental, Social and Governance Committee and the Reserves Committee.

The Board and each committee of the Board (other than the Reserves Committee) expect to meet a minimum of four times per year in 2020 and future years. The Reserves Committee expects to meet a minimum of two times per year in 2020 and future years.

Audit Committee. Responsibilities of the Audit Committee, which are set forth in the Audit Committee Charter that is posted on the Company’s website at www.parsleyenergy.com, include, among other duties, assisting the Board in fulfilling its oversight responsibilities regarding:

•	integrity of the Company’s financial statements;

•	the Company’s compliance with legal and regulatory requirements;

•

qualifications, independence and performance of our independent registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company; and

•	effectiveness and performance of the Company’s internal audit function.

The members of the Audit Committee are Messrs. Browning, Smith and Windlinger and Dr. Desai, and Mr. Browning serves as the Chairperson. The Audit Committee held five meetings during 2019.

Compensation Committee. Responsibilities of the Compensation Committee, which are set forth in the Compensation Committee Charter that is posted on the Company’s website at www.parsleyenergy.com, include, among other duties, the responsibility to:

•

review, evaluate and approve the agreements, plans, policies and programs of the Company to compensate the Company’s directors and those employees of the Company or its affiliates serving as senior vice presidents or in a more senior position, including all executive officers of the Company;

•	review and discuss with the Company’s management the Compensation Discussion and Analysis included in this Proxy Statement;

•	produce the Compensation Committee Report as required by Item 407(e)(5) of Regulation S-K included in this Proxy Statement;

•	otherwise discharge the Board’s responsibilities relating to compensation of the Company’s executive officers and directors; and

•	perform such other functions as the Board may assign to the Compensation Committee from time to time.

The Compensation Committee is delegated all authority of the Board as may be required or advisable to fulfill its purposes. The Compensation Committee may delegate to its Chairperson, any one of its members or any subcommittee it may form, the responsibility and authority for any particular matter, as it deems appropriate from time to time under the circumstances. Meetings may, at the discretion of the Compensation Committee, include members of the Company’s management, other members of the Board, consultants or advisors and such other persons as the Compensation Committee believes to be necessary or appropriate. The Compensation Committee consults with the Company’s Chief Executive Officer when evaluating the performance of, and setting the compensation for, the Company’s executive officers other than the Chief Executive Officer.

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Corporate Governance

The Compensation Committee may, in its sole discretion, retain and determine funding for legal counsel, compensation consultants, as well as other experts and advisors (collectively, “Committee Advisors”), including the authority to retain, approve the fees payable to, amend the engagement with and terminate any Committee Advisor, as it deems necessary or appropriate to fulfill its responsibilities. The Compensation Committee assesses the independence of any Committee Advisor prior to retaining such Committee Advisor, and on an annual basis thereafter.

The members of the Compensation Committee are Messrs. Alameddine, Brokmeyer and Browning, Dr. Desai and Ms. Hughes, and Mr. Alameddine serves as the Chairperson. The Compensation Committee held five meetings during 2019.

Nominating, Environmental, Social and Governance Committee. Responsibilities of the Nominating, Environmental, Social and Governance Committee, which are set forth in the Nominating, Environmental, Social and Governance Committee Charter that is posted on the Company’s website at www.parsleyenergy.com, include, among other duties, the responsibility to:

•	advise the Board, make recommendations regarding appropriate corporate governance practices, and assist the Board in implementing those practices;

•	identify individuals qualified to become members of the Board, consistent with the criteria approved by the Board;

•	recommend director nominees to the Board for election at the annual meetings of stockholders or for appointment to fill vacancies on the Board; and

•

identify, evaluate and monitor environmental, climate, health, safety, social, and public policy trends, issues and concerns that could affect the Company, and develop recommendations to the Board with respect to such matters.

Additional information regarding the functions performed by the Nominating, Environmental, Social and Governance Committee is set forth in the “Corporate Governance” and “Stockholder Proposals; Identification of Director Candidates” sections included herein.

The members of the Nominating, Environmental, Social and Governance Committee are Messrs. Alameddine, Smith and VanLoh, and Ms. Hughes, and Mr. Smith serves as the Chairperson. The Nominating, Environmental, Social and Governance Committee held four meetings during 2019.

Reserves Committee. The Board established the Reserves Committee in 2018. Messrs. Alameddine, Brokmeyer, Kleckner and Windlinger currently serve as members of the Reserves Committee and Mr. Brokmeyer serves as the Chairperson. The Reserves Committee assists the Board in fulfilling its oversight responsibilities with respect to the Company’s oil, natural gas and natural gas liquids reserve estimates. The Reserves Committee held three meetings during 2019. Additional information regarding the functions performed by the Reserves Committee is set forth in the Reserves Committee Charter that is posted on the Company’s website at www.parsleyenergy.com.

Board Leadership

The Board recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure so as to provide independent and effective oversight of management. The Board understands that the optimal Board leadership structure may vary as circumstances warrant. Consistent with this understanding, the non-employee directors consider the Board’s leadership structure on an annual basis.

It is the responsibility of the Nominating, Environmental, Social and Governance Committee to identify, evaluate, and recommend to the Board director nominees for election at the annual meeting of stockholders, as well as to fill vacancies or additions on the Board that may occur between annual meetings. The Nominating, Environmental, Social and Governance Committee endeavors to recommend only director candidates who possess the highest personal values and integrity; who have experience and have exhibited achievements in one or more of the key professional, business, financial, legal and other challenges that face a U.S. independent oil and gas company; who exhibit sound judgment, intelligence, personal character, and the ability to make independent analytical inquiries; who demonstrate a willingness to devote adequate time to Board duties; and who are likely to be able to serve on the Board for a sustained period.

While the Board does not have a formal policy on diversity, the Nominating, Environmental, Social and Governance Committee endeavors to achieve an overall balance of diversity of experiences, skills, attributes and viewpoints among our directors. The Nominating, Environmental, Social and Governance Committee believes that appointing directors with a diverse range of expertise, backgrounds and skillsets fosters robust and insightful discussion amongst directors, and provides our management with an invaluable opportunity to learn from a variety of unique perspectives and experiences. The Nominating, Environmental, Social and Governance Committee regularly evaluates the composition of the Board and references a comprehensive director skills matrix that identifies directors’ and potential directors’ key qualifications, skills, attributes and diversity characteristics, and it believes that the Company has achieved a balance of diverse experiences, skills, attributes and viewpoints through the representation on the Board of members having experience in the oil and gas industry, accounting and investment analysis, strategic planning, legal and corporate governance, communications and public policy, and risk management, among other areas. The Nominating, Environmental, Social and Governance Committee does not discriminate based upon race, religion, sex, national origin, age, disability, citizenship or any other legally protected status.

In identifying potential director candidates, the Nominating, Environmental, Social and Governance Committee solicits recommendations from existing directors and senior management to be considered by the Nominating, Environmental, Social and

2020 Proxy Statement	13

Corporate Governance

Governance Committee along with any recommendations that have been received from stockholders as discussed in more detail below. The Nominating, Environmental, Social and Governance Committee may also, in its discretion, retain, and pay fees to, a search firm to provide additional candidates.

The Board holds executive sessions on a regular basis, providing the independent directors with the opportunity to identify and evaluate issues facing us, and engage in a frank and candid dialogue without management being present. In January 2020, the Nominating, Environmental, Social and Governance Committee, in connection with its annual review of the efficacy of the Board’s leadership structure and Board committee composition, determined to recommend to the Board that Mr. Alameddine continue as the Board’s independent Lead Director. In January 2020, the Board adopted the recommendation of the Nominating, Environmental, Social and Governance Committee and Mr. Alameddine’s continued service as Lead Director of the Board was approved.

As Lead Director, Mr. Alameddine provides, in conjunction with the Chairman of the Board, leadership and guidance to the Board, and also:

•	presides at all meetings of the Board at which the Chairman of the Board is not present;

•	presides at the executive sessions of the independent directors, and has the authority to call such executive sessions;

•	serves as liaison between the Chairman of the Board and independent directors of the Board; and

•	leads the discussions for the meetings of the independent directors in executive session and provides the non-employee directors’ guidance and feedback to our management team.

Director Independence

The Company’s standards for determining director independence require the assessment of directors’ independence each year. A director cannot be considered independent unless the Board affirmatively determines that he or she does not have any relationship with management or the Company that may interfere with the exercise of his or her independent judgment, including any of the relationships that would disqualify the director from being independent under the rules of the New York Stock Exchange (“NYSE”).

Rather than adopting categorical standards, the Board assesses director independence on a case-by-case basis, in each case consistent with applicable legal requirements and the listing standards of the NYSE. After reviewing all relationships each director has with us, including the nature and extent of any business, employment or familial relationships between us and each director and/or any person or entity with which he or she is affiliated, the Board affirmatively determined that each of Messrs. Alameddine, Brokmeyer, Browning, Kleckner, Smith, VanLoh and Windlinger and Dr. Desai and Ms. Hughes are independent as defined by the current listing standards of the NYSE.

In connection with its assessment of the independence of each non-employee director, the Board also determined that (i) Messrs. Browning, Smith and Windlinger and Dr. Desai are independent as defined in Section 10A of the Exchange Act and under the standards set forth by the NYSE applicable to members of the Audit Committee and (ii) Messrs. Alameddine, Brokmeyer and Browning, Dr. Desai and Ms. Hughes are independent under the rules and regulations of the SEC and Section 16(b) of the Exchange Act and the standards set forth by the NYSE applicable to members of the Compensation Committee.

Financial Literacy of Audit Committee and Designation of Financial Experts

The Board evaluated each of the members of the Audit Committee for financial literacy and the attributes of a financial expert in January 2020. The Board determined that each of the Audit Committee members is financially literate and that the Chairperson of the Audit Committee, Mr. Browning, is an audit committee financial expert as defined by the SEC.

Oversight of Risk Management

The Board as a whole oversees the Company’s assessment of major risks and the measures taken to manage such risks. For example, the Board:

•	oversees the long-term strategic plans of the Company and assesses risks and efforts to mitigate such risks that would cause the Company to fail to achieve its strategic goals;

•	reviews management’s capital spending plans, approves the Company’s capital budget and requires that management present, for Board review, significant departures from those plans;

•	oversees management of the Company’s commodity price risk through regular review with executive management of the Company’s derivatives strategy;

•	monitors the Company’s liquidity profile and its compliance with the financial covenants contained in its borrowing arrangements; and

•

has established specific dollar limits on the commitment authority of members of senior management for certain transactions and requires Board approval of expenditures exceeding that authority and of other material contracts and transactions.

In light of recent events, the Board has specifically focused its risk management assessments on risks relating to the global outbreak of the coronavirus disease 2019 (or COVID-19), which has reduced demand for oil and natural gas because of significantly reduced global and national economic activity, and the recent actions of Saudi Arabia and Russia, which have resulted

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Corporate Governance

in a substantial decrease in oil and natural gas prices. In particular, the Board assesses the current and anticipated future impacts of these events on the financial markets and worldwide economic activity. Based on such impacts, the Board monitors the risk to the Company of commodity price declines, lowered demand for oil and natural gas, decreased operational ability if the Company’s employees and/or contractors are unable to work or travel due to illness or other health concerns, limited ability to access the capital markets and other risks discussed under “Risk Factors” in the Company’s Annual Report, and the Company’s short- and long-term mitigation strategies.

The Board has also adopted a Whistleblower Policy that provides employees with the ability to submit confidential and anonymous complaints or concerns, including those relating to the Company’s accounting, internal controls, auditing matters and compliance with applicable laws, to the Audit Committee directly through a whistleblower hotline. The Company’s policy is not to take any adverse action, and to not tolerate any retaliation, against any person for submitting good faith reports.

In addition, the Committees of the Board oversee specific areas of risk:

•

The Audit Committee is responsible for overseeing the Company’s assessment and management of financial reporting and internal control risks, as well as other financial risks, such as the credit risks associated with counterparty exposure. The Audit Committee is also responsible for discussing with management the Company’s significant financial risk exposures and the actions management has taken to monitor and control such exposures. Management and the Company’s independent registered public accounting firm reports regularly to the Audit Committee on those subjects. The Audit Committee also oversees the performance of our internal audit function, which is designed to improve the effectiveness of the Company’s risk management, control and governance processes, and the integrity of the Company’s operations and financial controls.

•

The Nominating, Environmental, Social and Governance Committee oversees risks that may arise in connection with the Company’s governance structures and processes, including Board and committee composition, succession planning and director independence, as well as risks relating to environmental, climate, health, safety and social policy trends, issues and concerns and other corporate responsibility matters.

•

The Compensation Committee oversees the risks associated with the Company’s compensation-related governance policies and practices, including the establishment of performance goals and incentives that are intended to reward the executives for the achievement of strategic and operational goals and increases in stockholder returns, while discouraging unnecessary or excessive risk taking.

•	The Reserves Committee oversees the Company’s oil, natural gas and natural gas liquids reserve estimates and the Company’s disclosure of such estimates.

Director Education

Our Board believes that director education is essential to the ability of our directors to fulfill their roles as directors. As such, the Board authorizes an annual director education budget (exclusive of travel and accommodation expenses, which are reimbursed by the Company) for each director to utilize for educational opportunities that he or she deems beneficial to his or her service on the Board. The Company also regularly provides directors with information regarding director educational opportunities. Continuing director education is also provided during Board and committee meetings and in other settings. During regular board meetings, directors receive updates from teams throughout the Company, including from the drilling and completions, production operations, reserves, geoscience, health, safety and environmental, land, marketing, business development, finance, investor relations, legal, human resources, and security and risk management teams.

Succession Planning

The Nominating, Environmental, Social and Governance Committee regularly meets to discuss the Company’s succession plan and to (i) identify, and periodically update, the qualities and characteristics necessary for an effective Chief Executive Officer and (ii) review the development and progression of potential candidates against these standards. In addition, the Nominating, Environmental, Social and Governance Committee regularly consults with the Chief Executive Officer on senior management succession planning and advises the Board with respect to the Company’s succession plan.

During 2018, following a deliberate and diligent process, the Nominating and Governance Committee (subsequently renamed the Nominating, Environmental, Social and Governance Committee) recommended to the Board, and the Board approved, a Chief Executive Officer succession plan. Pursuant to the succession plan, effective as of January 1, 2019, Mr. Sheffield stepped down from his position as our Chief Executive Officer and began serving as an officer of the Company in the role of Executive Chairman. Matt Gallagher, who previously served as our President and Chief Operating Officer, succeeded Mr. Sheffield as our Chief Executive Officer and was appointed President and Chief Executive Officer. Mr. Sheffield is expected to continue as Executive Chairman through December 31, 2020 or such other time as the Board may determine, at which time he will retire as an employee and officer of the Company but continue serving as Chairman of the Board, a non-employee director position.

In connection with the succession plan, the roles of Chairman of the Board and Chief Executive Officer were separated. We believe that separating these positions allows Mr. Gallagher to focus on our day-to-day business and operations and allows Mr. Sheffield to focus his energies on the Company’s strategic initiatives and leading the Board in its fundamental role of providing advice to and oversight of management. Mr. Sheffield remains involved in key matters, such as strategic transactions, the

2020 Proxy Statement	15

Corporate Governance

preparation of the Company’s development plan and annual budget, representing the Company before key stakeholders and advising Mr. Gallagher and other members of the senior management team.

Stockholder Engagement

We value our relationship with our stockholders and regularly solicit feedback from them on corporate governance, sustainability, executive compensation and other important matters. Our management meets with our largest stockholders throughout the year to discuss the issues that matter most to them. During 2019, our management engaged with non-affiliate stockholders collectively representing more than a majority of the Company’s outstanding shares of common stock. We share the feedback received with our Board and its committees to enhance our governance practices and transparency of those practices to our stockholders. We review the voting results of our most recent annual meeting of stockholders, the stockholder feedback received through our engagement process, the governance and disclosure practices of our peers and other large companies, and current trends in governance as we consistently consider enhancements to our governance and disclosure practices.

Based on feedback received from our stockholder engagement process in recent years and our review, on an ongoing basis, of governance and disclosure best practices, our Company has:

•	Adopted a bylaw amendment to provide proxy access to our stockholders

•	Separated the roles of Chairman of the Board and Chief Executive Officer

•	Adopted a compensation clawback policy

•	Enhanced our disclosure regarding the background, skills, qualifications and experience of our directors

•	Demonstrated commitment to Board diversity, including through the appointment of a highly qualified female director with significant and varied areas of experience

•

Adopted a bylaw amendment to provide for majority voting in uncontested director elections and the required offer of resignation by an incumbent director if he or she is not elected by a majority of the votes cast

•	Enhanced our disclosure regarding environmental stewardship and our commitment to operate responsibly, safely and sustainably

•	Required that each director enter into a director agreement that reinforces director fiduciary duties

•

Added cash return on capital invested as a quantitative performance metric to the Company’s short-term incentive program to support the Company’s strategic goal of achieving free cash flow generation through efficient capital development

•

Added a specific flaring target as a quantitative performance metric to the Company’s short-term incentive program to support the Company’s goal of reducing flaring, including on the assets acquired in the Jagged Peak acquisition

Corporate Governance Guidelines

The Company’s Corporate Governance Guidelines cover the following subjects, among others:

•	the size of the Board;

•	qualifications and independence standards for the Board;

•	director responsibilities;

•	Board leadership;

•	meetings of the Board and of non-employee directors;

•	committee functions and independence of committee members;

•	director compensation;

•	annual performance evaluations and succession planning;

•	review of governance policies, including the Company’s Corporate Code of Business Conduct and Ethics, which is posted on the Company’s website at www.parsleyenergy.com;

•	stockholder communications with directors; and

•	access to independent advisors, senior management and other employees.

The Corporate Governance Guidelines are posted on the Company’s website at www.parsleyenergy.com. The Corporate Governance Guidelines will be reviewed periodically and as necessary by the Company’s Nominating, Environmental, Social and Governance Committee, and any proposed additions to or amendments of the Corporate Governance Guidelines will be presented to the Board for its approval. The NYSE has adopted rules that require listed companies to adopt governance guidelines covering certain matters. The Company believes that the Corporate Governance Guidelines comply with the NYSE rules.

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Corporate Governance

Proxy Access

The amended and restated bylaws of the Company permit a stockholder (or a group of up to 20 stockholders) owning 3% or more of the Company’s outstanding common stock continuously for at least three years, subject to certain limitations, to nominate and include in the Company’s proxy statement director candidates constituting up to the greater of two individuals or 20% of the Board, if the nominating stockholder(s) and the nominee(s) satisfy the requirements specified in the Company’s bylaws. For information regarding how to include a director nominee in the Company’s proxy materials for the 2021 Annual Meeting of Stockholders, please see the section of this Proxy Statement below entitled “Stockholder Proposals; Identification of Director Candidates.”

Classified Board Structure

In consultation with the Board, the Nominating, Environmental, Social and Governance Committee has determined that a classified board structure continues to be appropriate for the Company at this time. A classified board provides for stability, continuity and experience within our Board. In our industry in particular, long-term focus is critical. The long time horizons required for successful exploration, development and production of oil and natural gas resources make it vital that we have a Board that understands the nature and implications of these processes and has the ability to oversee the development and implementation of long-term strategies informed by an in-depth knowledge of the Company’s business and operations. A classified board structure helps promote the continuity and stability of leadership required to navigate a challenging economic environment while resisting the pressure to focus on short-term results at the expense of the Company’s long-term value and success. In this regard, we believe that a three-year term for each of our directors enhances director independence from both management and stockholder special interest groups.

Communications with the Board of Directors

Stockholders or other interested parties can contact any director, any committee of the Board or our non-employee directors as a group, by writing to them c/o General Counsel, Parsley Energy, Inc., 303 Colorado Street, Suite 3000, Austin, Texas 78701. Comments or complaints relating to the Company’s accounting, internal accounting controls or auditing matters will also be referred to members of the Audit Committee.

Attendance at Annual Meetings

The Board encourages all directors to attend the Annual Meeting, if practicable. Seven of our nine then-serving directors attended the 2019 Annual Meeting of Stockholders in person. The other two then-serving directors participated in the meeting telephonically.

Fourth Amended and Restated Limited Liability Company Agreement of Parsley Energy, LLC

The Company is a holding company and is the sole managing member of Parsley Energy, LLC (“Parsley LLC”). As of March 30, 2019, the Company’s sole material asset consisted of 377,578,206 units representing membership interests in Parsley LLC (“PE Units”). Pursuant to the Fourth Amended and Restated Limited Liability Company Agreement of Parsley LLC (the “Parsley LLC Agreement”), holders of PE Units (other than the Company) generally have the right to exchange their PE Units (and a corresponding number of shares of Class B common stock) for shares of Class A common stock at an exchange ratio of one share of Class A common stock for each PE Unit (and corresponding share of Class B common stock) exchanged (subject to customary conversion rate adjustments for stock splits, stock dividends and reclassifications), or, if either we or Parsley LLC so elects, cash.

2020 Proxy Statement	17

Proposal Two: Non-Binding Advisory Vote on the Company’s Named Executive Officer Compensation

The Dodd-Frank Act enables our stockholders to vote to approve, on a non-binding advisory basis, the Company’s named executive officer compensation for the fiscal year ended December 31, 2019, as disclosed in this Proxy Statement pursuant to the SEC’s compensation disclosure rules (commonly referred to as a “Say-on-Pay” vote).

As described in detail in the “Compensation Discussion and Analysis” section below, we strive to maintain competitive pay practices within our industry while appropriately motivating our named executive officers to ensure that our stockholders receive maximum returns and security for their investment. We accomplish this by linking our executive compensation to several measures of the Company’s short- and long-term performance. Further, the vast majority of our named executive officers’ compensation is at-risk (in 2019, approximately 86.7% for our Chief Executive Officer and, in aggregate, approximately 81.5% for our other named executive officers). We have worked extensively and deliberately to develop an effective compensation program for our named executive officers that helps us to deliver long-term sustainable growth to our stockholders. In an effort to achieve these goals, we have implemented a number of best practices which are described in the “Compensation Discussion and Analysis” section beginning on page 20, which contains additional details about our executive compensation program, including information about the compensation of our named executive officers during 2019.

The Compensation Committee and our Board have determined that the Company’s named executive officer compensation program is aligned with our business strategy, focused on long-term value creation for our stockholders and intended to deliver pay relative to our performance, while providing the opportunity for our named executive officers to earn levels of compensation competitive with the level of compensation paid by companies with which we compete for executive talent. Therefore, the Board recommends that you vote FOR the approval, on a non-binding advisory basis, of the Company’s named executive officer compensation as disclosed pursuant to the SEC’s compensation disclosure rules (which disclosure includes the Compensation Discussion and Analysis, the Summary Compensation Table and the other executive compensation-related tables and disclosure included this Proxy Statement).

Vote Required

Approval, on a non-binding advisory basis, of Proposal TWO requires the affirmative vote of the holders of a majority of the shares of common stock present virtually or represented by proxy at the Annual Meeting and entitled to vote. Votes cast FOR or AGAINST and abstentions with respect to this Proposal TWO will be counted as shares entitled to vote on the Proposal. For these purposes, broker non-votes are not treated as entitled to vote and will have no impact on the outcome of this vote. Abstentions will have the effect of a vote AGAINST the Proposal. This advisory vote on executive compensation is not binding on the company, the Compensation Committee or the Board. However, the Compensation Committee and the Board value our stockholders’ opinions with respect to our named executive officer compensation program and will take into account the result of this vote when evaluating future compensation programs for our named executive officers.

Recommendation

The Board unanimously recommends that stockholders vote FOR the approval, on a non-binding advisory basis, of the Company’s Named

Executive Officer compensation for the fiscal year ended December 31, 2019 pursuant to the compensation disclosure rules of the SEC.

18	2020 Proxy Statement

Compensation Committee Report

The following report of the Compensation Committee shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that the Company specifically incorporates such information by reference in such filing.

The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis required by Item 402 of Regulation S-K promulgated by the SEC with management of the Company, and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that such Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

Compensation Committee of the Board of Directors:

A.R. Alameddine, Chairperson

Ronald Brokmeyer, Member

William L. Browning, Member

Dr. Hemang Desai, Member

Karen Hughes, Member

2020 Proxy Statement	19

Compensation Discussion and Analysis

This Compensation Discussion and Analysis describes the material elements of our executive compensation program for our principal executive officer, principal financial officer and three other most highly compensated executive officers during 2019 (collectively, our “named executed officers”). This section also describes the objectives, principles and policies underlying our executive compensation program for our named executive officers, the compensation decisions we have made under that program, and the factors considered in making those decisions. Our named executive officers for 2019 are:

Name	Title
Matt Gallagher	President and Chief Executive Officer
David Dell’Osso	Executive Vice President—Chief Operating Officer
Ryan Dalton	Executive Vice President—Chief Financial Officer
Colin Roberts	Executive Vice President—General Counsel
Mike Hinson	Senior Vice President—Corporate Affairs(1)

(1)	During 2019, Mr. Hinson served as our Senior Vice President—Corporate Development. On January 10, 2020, he was appointed as our Senior Vice President—Corporate Affairs.

Introductory Note about 2020 Compensation Decisions

The information provided in this Compensation Discussion and Analysis and the executive and director compensation tables that follow focuses primarily on the compensation program in effect during 2019 and the Compensation Committee’s analysis and decision-making process undertaken with respect to the 2019 compensation program. However, the Compensation Committee continually aims to structure our compensation program to align with the current industry and macroeconomic environment and is under no obligation to maintain any element of the compensation program that was in effect during 2019 in future years. In light of events following 2019 fiscal year-end, including the disruptive effect of the emergence of coronavirus disease 2019 (or COVID-19) as a global pandemic, which has significantly reduced demand for oil and natural gas, and the actions of Saudi Arabia and Russia, which have resulted in a substantial decrease in oil and natural gas prices, the Compensation Committee is assessing whether changes to our compensation program are warranted. While our compensation philosophy and objectives remain unchanged, the Compensation Committee aims to align our 2020 compensation program with the current environment by taking into account the current and anticipated future impacts of these events on the exploration and production industry, financial markets and worldwide economic activity. Consistent with Item 402 of Regulation S-K, additional information regarding our 2020 compensation program, including any changes to take into account recent events and the current market environment, will be discussed in our proxy statement for the 2021 Annual Meeting of Stockholders. In further support of our compensation philosophy and objectives and in response to these challenging market conditions, in March 2020, Messrs. Gallagher, Sheffield, Dell’Osso, Dalton, and Roberts elected to reduce their respective annual cash compensation by at least 50% as compared to 2019.

Executive Summary

We are an independent oil and natural gas company focused on the acquisition, development, exploration and production of unconventional oil and natural gas properties in the Permian Basin in west Texas. We aim to increase long-term stockholder value by producing affordable and reliable energy in an efficient, safe and sustainable manner. With these goals in mind, our executive compensation program is designed to attract, retain, motivate, and appropriately reward talented and experienced executives while ensuring that the interests of our named executive officers are aligned with the interests of our stockholders.

20	2020 Proxy Statement

Compensation Discussion and Analysis

Named Executive Officer Pay at a Glance

To ensure that the interests of our named executive officers are aligned with those of our stockholders, the Compensation Committee has designed our executive compensation program to include a substantial majority of pay that is at-risk. At-risk pay may be cash-based, equity-based, or both. The charts below show that the target compensation opportunities for our named executive officers are heavily weighted towards variable at-risk pay elements that are only earned based on achievement of performance goals or through continued employment with the Company.

*	This chart reflects the 2019 target compensation of Mr. Gallagher, our President and Chief Executive Officer. Percentages shown are approximate.
**

This chart reflects the aggregate 2019 target compensation of Messrs. Dell’Osso, Dalton, Roberts and Hinson. The percentage for each category is calculated by dividing (i) the sum of each person’s 2019 target compensation for such category by (ii) the aggregate 2019 target compensation of these persons for all categories. Percentages shown are approximate.

Say-on-Pay and Say-on-Frequency

Last year, our stockholders overwhelmingly approved, on an advisory basis, the 2018 compensation program for our named executive officers. Advisory votes in favor of these programs were cast by over 97% of the shares of common stock present in person or represented by proxy and entitled to vote at the 2019 Annual Meeting of Stockholders.

We hold “Say-on-Pay” votes on an annual basis, in accordance with our stockholders’ vote in favor of annual advisory votes to approve executive compensation at our 2016 Annual Meeting of Stockholders, which was the frequency recommended by our Board. We believe that annual “Say-on-Pay” votes are appropriate for the Company because such votes allow our stockholders the opportunity to provide frequent feedback on the compensation program for our named executive officers and provide the Compensation Committee

2020 Proxy Statement	21

Compensation Discussion and Analysis

with timely information regarding our stockholders’ response to our executive compensation programs and policies. The next advisory vote on the frequency of “Say-On-Pay” votes will be held no later than our 2022 Annual Meeting of Stockholders.

The Board and the Compensation Committee took the results of the “Say-on-Pay” vote into account when evaluating the compensation program for our named executive officers in 2019. Based in part on the level of support from our stockholders, the Compensation Committee elected to make only limited changes to the compensation program for our named executive officers during 2019, which are described elsewhere in this Proxy Statement. We appreciate and value our stockholders’ continuing annual feedback regarding our executive compensation program and policies. As discussed in more detail in Proposal TWO below, the Board has recommended that stockholders vote, on a non-binding advisory basis, to approve the 2019 executive compensation program as described below.

Executive Compensation Philosophy and Objectives

Our executive compensation policies are designed to align management and stockholder interests and create value for investors, while attracting and retaining talented executives with the skills and expertise to help the Company achieve our financial and operational goals. We have a strong interest in retaining our named executive officers, as we believe their unique capabilities and experience will continue to enable the Company to achieve its corporate objectives and create long-term value for our stockholders. We aim to provide appropriate incentives and effective retention mechanisms without providing excessive compensation.

In designing and administering our executive compensation program, the Compensation Committee seeks to provide a competitive level of compensation to attract and retain talented executives, reward and encourage maximum corporate and individual performance, promote accountability and ensure that our executives’ interests are aligned with the interests of our stockholders. We believe that these compensation objectives are accomplished most effectively by linking a substantial majority of our executives’ compensation to the Company’s short- and long-term performance, as measured by financial, operational, and market-based metrics. As described elsewhere in this Proxy Statement, a substantial majority of our executive compensation program is comprised of pay that is at-risk.

The following chart highlights several features of our compensation practices.

What we do:	What we don’t do:
Pay for performance and pay for sustained performance over multi-year performance periods	No single-trigger change of control vesting for time-based equity awards
Establish challenging performance metrics, including a cash return on capital invested metric	No guaranteed bonuses
Robust stock ownership guidelines for non-employee directors and senior executives	No excessive perquisites
Performance-based equity awards vest on change of control based on actual performance	No payment of accumulated dividends on equity-based awards until vesting
Evaluate officer compensation levels against a peer group of similarly situated E&P companies	No gross-ups for severance or change of control payments
Substantial percentage of pay at-risk
Utilize independent compensation consultant
Equity awards subject to three-year vesting periods
Policy prohibiting hedging transactions by directors, officers, other employees designated by the compliance officer, and any related person of the foregoing individuals

Policy prohibiting pledging transactions by directors, officers, other employees designated by the compliance officer, and any related person of the foregoing individuals, subject to limited exceptions with Audit Committee approval

Cash incentive and all equity-based compensation subject to clawback in the event of a financial restatement or fraud or misconduct that adversely affects our financial performance or results in a material diminution in our stock price

Specific flaring rate target incorporated into the annual cash bonus incentive program, along with qualitative health, safety and environmental goals

22	2020 Proxy Statement

Compensation Discussion and Analysis

What we do:	What we don’t do:
Annual advisory vote on executive compensation
Cap performance-based equity awards granted in 2019 and thereafter if absolute total stockholder return is negative over the performance period

How We Make Compensation Decisions

Role of the Compensation Committee

The Compensation Committee is responsible for reviewing and approving the compensation policies, programs, and plans for our senior officers (including our named executive officers) and non-employee directors. The Compensation Committee’s responsibilities include administering the Parsley Energy, Inc. 2014 Long Term Incentive Plan (as amended, the “LTIP”), which provides for the grant of cash and equity-based awards. The Compensation Committee also reviews the Compensation Discussion and Analysis section of our annual proxy statement and produces the Compensation Committee Report, which relates to the executive compensation disclosures included therein. In addition, the Compensation Committee regularly reviews current best compensation and governance practices to ensure that our executive compensation program is consistent with recent industry developments and market practice. As described above, the discussion below of the Compensation Committee’s role in overseeing our compensation program primarily relates to the decision-making process that took place with respect to our 2019 compensation program. The Compensation Committee continually aims to structure our compensation program to align with the current industry and macroeconomic environment and generally reserves the right to make changes to our compensation program at any time.

In overseeing the compensation of our directors and officers, the Compensation Committee considers various analyses and perspectives provided by its independent compensation consultant and Company management. Subject in certain circumstances to Board approval, the Compensation Committee has the sole authority to make final decisions with respect to our executive compensation program, and the Compensation Committee is under no obligation to utilize the input of other parties. For more detailed information regarding the authority and responsibilities of the Compensation Committee, please refer to the Compensation Committee Charter, which is available via the Company’s website at www.parsleyenergy.com by selecting “Investors” and then “Governance.”

Determining Compensation Levels

As discussed above, the Compensation Committee is responsible for establishing the elements, terms and target value of compensation paid or delivered to our named executive officers. The Compensation Committee seeks to develop a competitive, but not excessive, compensation program to recruit and retain named executive officers that are among the most talented and experienced executives in our industry. An important element of the Compensation Committee’s decision-making process is the compensation data generated or gathered by its independent compensation consultant, Meridian Compensation Partners, LLC (“Meridian”), including direct data from our peer group and proprietary data developed by Meridian. In addition, the Compensation Committee considers information provided by our executive officers in designing and administering our executive compensation program. The Compensation Committee uses this data in evaluating appropriate compensation levels for each named executive officer in relation to market practice and in designing an effective executive compensation program for the Company. The roles of Meridian and our executive officers in the Compensation Committee’s decision-making process are described more fully below.

Role of Compensation Consultant in Compensation Decisions

The Compensation Committee has retained Meridian as its independent compensation consultant to provide advice to and assist the Compensation Committee in designing and administering the structure and mechanics of the Company’s executive compensation program. Meridian also offers guidance to the Compensation Committee on other matters related to officer and director compensation and corporate governance. For example, Meridian regularly updates the Compensation Committee on regulatory changes impacting executive compensation, proxy advisor policies, compensation-related risks, and compensation trends in the exploration and production industry. In addition, Meridian provides the Compensation Committee with market and peer-company compensation and performance surveys and information and advice regarding recent trends and developments in executive and director compensation practices. This information assists the Compensation Committee in making executive and director compensation decisions based on market pay levels and best practices.

Meridian reports directly and exclusively to the Compensation Committee and generally does not provide services to management, the Company or its affiliates. Meridian does not make compensation-related decisions for the Compensation Committee or otherwise with respect to the Company, and, while the Compensation Committee generally reviews and considers information and recommendations provided by Meridian, the Compensation Committee has the final authority to make all compensation-related decisions. While Meridian generally works only with the Compensation Committee, the Compensation Committee retains the discretion to allow Meridian to work directly with management in preparing or reviewing materials for the Compensation Committee’s consideration.

During 2019, after taking into consideration the factors listed in Section 303A.05(c)(iv) of the NYSE Listed Company Manual, the Compensation Committee concluded that neither it nor the Company has any conflicts of interest with Meridian, and that Meridian is independent from management. Other than Meridian, no other compensation consultants provided services to the Compensation Committee during 2019.

2020 Proxy Statement	23

Compensation Discussion and Analysis

Role of Executive Officers in Compensation Decisions

In determining the compensation of our named executive officers, the Compensation Committee considers the information and advice provided by Meridian, our corporate goals, our historic and projected performance, the current economic and commodities environment, and other relevant factors. With respect to the compensation of the named executive officers other than our Chief Executive Officer, the Compensation Committee also considers the recommendations of our Chief Executive Officer and each named executive officer’s individual performance. Additionally, in light of our named executive officers’ integral roles in establishing and executing the Company’s overall operational and financial objectives, the Compensation Committee requests that our named executive officers provide initial recommendations on the appropriate goals for the quantitative and qualitative performance metrics used in our short-term cash incentive program, which the Compensation Committee evaluates and may choose to accept, revise or reject in its sole discretion. In addition, the Compensation Committee may invite any named executive officer to attend Compensation Committee meetings to report on the Company’s progress with respect to the annual quantitative and qualitative performance metrics, but any such officer is excluded from any decisions or discussions regarding his individual compensation.

Peer Group

The Compensation Committee annually reviews our executive compensation program in light of general industry practices and against the compensation programs of similarly situated companies operating in the upstream exploration and production industry. This review, supported by compensation data generated or gathered by Meridian, enables the Compensation Committee to understand and assess the competitive executive compensation landscape and develop an executive compensation program that reflects our overall compensation philosophy and the economic and commodities environment in which we operate.

The Compensation Committee, with input from Meridian, selects our peer group after reviewing the relative size, market capitalization, revenue, enterprise value, asset value, business structure, mix of oil and gas production, and historical performance of a number of similar companies operating in the upstream exploration and production industry. The Compensation Committee also considers to what extent we directly compete with these companies in making its determination (e.g., whether we operate in the same geographic location).

In August 2018, the Compensation Committee, with input from Meridian, evaluated our peer group to determine whether it appropriately reflected our acreage portfolio, production volumes and market position (e.g., market capitalization, revenues, asset value and enterprise value). Taking these considerations into account and in light of Concho Resources, Inc.’s acquisition of RSP Permian Inc., which closed in July 2018, the Compensation Committee added Apache Corporation and PDC Energy, Inc. to the Company’s peer group for 2019, but otherwise retained the same peer group utilized in 2018. As a result of the foregoing, the peer group utilized by the Compensation Committee during 2019 is reflected in the following table:

• Antero Resources Corp.	• Diamondback Energy Inc.	• Pioneer Natural Resources Co.
• Apache Corporation	• Encana Corporation*	• QEP Resources, Inc.
• Cabot Oil & Gas Corp.	• Energen Corporation	• Range Resources Corp.
• Cimarex Energy Co.	• Marathon Oil Corporation	• Whiting Petroleum Corp.
• Concho Resources Inc.	• Noble Energy, Inc.	• WPX Energy, Inc.
• Continental Resources, Inc.	• PDC Energy, Inc.

*	On January 24, 2020, Encana Corporation completed certain reorganization transactions and rebranded as Ovintiv Inc.

Compensation and total stockholder return data from the above peer group was used by the Compensation Committee when making decisions regarding the compensation paid to our named executive officers. At least annually, the Compensation Committee reviews and adjusts our peer group to ensure that the companies, as a group, appropriately match our size and operational profile.

Elements of Compensation

Base Salary

Each named executive officer’s base salary is a fixed component of compensation each year for performing specific job duties and functions. Base salary is an integral component of our compensation and a crucial aspect of retaining talented and experienced executives. The Compensation Committee sets our Chief Executive Officer’s base salary and considers input from our Chief Executive Officer in determining what adjustments, if any, should be made to the base salaries of our other named executive officers. With the exception of base salary increases in connection with promotions, the Compensation Committee generally evaluates whether to adjust the base salaries of our named executive officers once each year. The base salaries of our named executive officers are evaluated based on a number of various factors that the Compensation Committee deems relevant, including, but not limited to: (i) any increase or decrease in the executive’s responsibilities; (ii) the executive’s experience; (iii) the executive’s job performance; (iv) industry and market conditions; (v) the Company’s performance relative to its peer group; and (vi) the level of compensation paid to executives of other companies with which we compete for executive talent (including the companies in our peer group), as estimated based on data provided by Meridian, publicly available information, and the experience and expertise of the members of the Compensation Committee.

We believe that the Company’s continued growth and maturation, and the resulting changes to our compensation peer group, make it important that we conduct annual evaluations of the base salaries paid to our named executive officers. These evaluations ensure we continue to compensate our executives competitively and in a manner that appropriately reflects their respective responsibility levels.

24	2020 Proxy Statement

Compensation Discussion and Analysis

In light of challenging industry and market conditions, the Company’s initiative to reduce general and administration expenses, and the Compensation Committee’s evaluation of the other factors listed above, the Compensation Committee determined that the base salaries of our named executive officers (other than Mr. Gallagher) in effect for 2018 should remain the same for 2019. In connection with his appointment as our Chief Executive Officer, effective January 1, 2019, the Compensation Committee determined that Mr. Gallagher’s base salary should be increased to appropriately reflect his increased duties and responsibilities.

Name	2018 Base Salary	2019 Base Salary
Matt Gallagher	$550,000	$750,000
David Dell’Osso	$475,000	$475,000
Ryan Dalton	$475,000	$475,000
Colin Roberts	$393,000	$393,000
Mike Hinson	$355,000	$355,000

The total base salary paid to each of our named executive officers for services provided during 2019 is reported below in the “Salary” column of our Summary Compensation Table.

Incentive Compensation

To attract, retain, and motivate officers, we award short-term cash incentive awards and long-term time-based and performance-based equity awards, in each case pursuant to the LTIP. Our named executive officers are eligible to participate in the LTIP, which allows the Board or the Compensation Committee to grant a variety of cash and equity-based awards, including options to purchase shares of our Class A common stock, stock appreciation rights, restricted stock, restricted stock units (“RSUs”), bonus stock, dividend equivalents, other stock-based awards, performance awards, and annual incentive awards. Since its adoption, we have awarded only restricted stock, RSUs, and short-term cash incentive bonuses pursuant to the LTIP. As of the date of this Proxy Statement, we have not granted any stock options under the LTIP.

Annual Incentive Bonus—2019 Short-Term Cash Incentive Program

Our short-term cash incentive program is designed to motivate our named executive officers to achieve specific financial, operational, strategic and individual goals over a one-year period by providing pre-established performance criteria that are communicated to our named executive officers early in the performance period. The 2019 short-term cash incentive program provides for payout percentages that are calculated based upon the Company’s performance achievement against pre-set quantitative and qualitative performance targets. No payout percentage is earned for a quantitative metric if the achieved performance for that metric is below a pre-set threshold level, and the overall payout amount for each named executive officer is capped at 200% of that individual’s target bonus (regardless of any individual performance adjustment).

The quantitative metrics are comprised of specific, numerical performance targets, while the qualitative factors are based on strategic company goals, the achievement of which is not easily quantifiable. In February 2019, the Compensation Committee adopted the same quantitative and qualitative performance metrics for the 2019 short-term cash incentive program as those used in the 2018 short-term cash incentive program, except that, in response to feedback from our stockholders, the Compensation Committee added cash return on capital invested (“CROCI”) as a quantitative metric to reinforce the Company’s strategic goal of achieving free cash flow generation through efficient capital development and its rate-of-return focused development program.

In establishing the performance criteria for the 2019 short-term cash incentive program, the Compensation Committee increased the relative weighting of the quantitative performance metrics from 70% of the total annual incentive opportunity, as utilized for the 2018 short-term cash incentive program, to 80% of the total annual incentive opportunity for 2019; in turn, the Compensation Committee decreased the relative weighting of the qualitative performance metrics from 30%, as utilized for the 2018 short-term cash incentive program, to 20% of the total annual incentive opportunity for 2019. This increase in the relative weighting of the quantitative performance metrics for the 2019 short-term cash incentive program was in addition to the previous increase from 50% of the total annual incentive opportunity, as utilized for the 2017 short-term cash incentive program, to 70% of the total annual incentive opportunity, as utilized for the 2018 short-term cash incentive program. In choosing to further increase the quantifiable components of our 2019 short-term cash incentive program, the Compensation Committee sought to motivate our named executive officers to achieve the Company’s specific financial and operational goals in 2019 and better directly align pay outcomes with the Company’s financial and operating performance. The Compensation Committee also believed that this change would further align the interests of our named executive officers with those of our stockholders.

The following quantitative performance metrics were utilized in 2019:

•	daily average production volume, measured in thousand barrels of oil equivalent per day (“MBOEPD”), which represents the quantity of oil, gas, and natural gas liquids produced per day;

•

lease operating expense (“LOE”), which includes all direct and allocated indirect costs of lifting hydrocarbons from a producing formation to the surface, but excludes lease acquisition and drilling and completion expenses;

•

finding and development cost for proved developed producing reserves (“PDP F&D”), which is calculated by dividing annual development capital expenditures by year-over-year proved developed producing and proved developed non-producing reserve additions, and includes reclassifications and technical and pricing revisions, but excludes acquisitions and divestitures;

2020 Proxy Statement	25

Compensation Discussion and Analysis

•	cash general and administrative expense (“Cash G&A”), which represents the relevant cash general and administrative expenses not captured in development costs; and

•

cash return on capital invested, calculated by dividing the sum of the Company’s cash flow from operations and after-tax interest expense by the sum of the Company’s average gross property, plant and equipment and average non-cash working capital.

LOE, PDP F&D and Cash G&A are measured on a per unit basis (i.e., barrel of oil equivalent (“Boe”)) and are designed to incentivize expense reductions and improved capital and operational efficiencies.

The qualitative metrics that the Compensation Committee utilized for 2019 included, but were not limited to, health, safety, and environmental improvements, achievement of strategic initiatives and talent development.

The chart below summarizes the metrics and performance levels established by the Compensation Committee for 2019.

	Weighting	Threshold Performance Level	Target Performance Level	Maximum Performance Level
Quantitative Metrics	80%
• Daily Average Production	20%	125 MBOEPD Payout %: 10%	132 MBOEPD Payout %: 20%	139 MBOEPD Payout %: 40%
• LOE	20%	$4.12/Boe Payout %: 10%	$3.60/Boe Payout %: 20%	$3.37/Boe Payout %: 40%
• PDP F&D	15%	$12.00/Boe Payout %: 7.5%	$11.00/Boe Payout %: 15%	$10.00/Boe Payout %: 30%
• Cash G&A	15%	$2.99/Boe Payout %: 7.5%	$2.85/Boe Payout %: 15%	$2.74/Boe Payout %: 30%
• CROCI	10%	12.0% Payout %: 5%	14.0% Payout %: 10%	16.0% Payout %: 20%
Qualitative Factors	20%
• Health/Safety/Environmental • Strategic Initiatives • Talent Development

The payout percentage for qualitative metrics will be determined by the Compensation Committee in its sole and absolute discretion after considering our qualitative performance in any areas it deems relevant, which may include, but are not limited to, the qualitative factors listed here.

After the level of performance is determined by the Compensation Committee, the payout percentage for each individual metric is added together to calculate the total payout percentage for each named executive officer. The Compensation Committee may then adjust the total payout percentage for each executive either up or down by no more than 25% to take into account individual performance and relevant market conditions. The final payout percentage is then multiplied by the executive’s target bonus opportunity.

26	2020 Proxy Statement

Compensation Discussion and Analysis

In February 2019, after considering the Company’s performance, the performance of the named executive officers and general industry and market conditions, the Compensation Committee determined that the target bonus opportunity for our named executive officers under the 2019 short-term cash incentive program should be as reflected in the following table.

Name	2018 Target Bonus Opportunity (% of Base Salary)	2019 Target Bonus Opportunity (% of Base Salary)
Matt Gallagher	100%	120%
David Dell’Osso(1)	90%	90%
Ryan Dalton	90%	90%
Colin Roberts	90%	90%
Mike Hinson	65%	65%

(1)	Mr. Dell’Osso’s employment with the Company began on October 8, 2018, and his actual 2018 bonus award was prorated for the portion of the 2018 fiscal year that he was employed by the Company.

In 2019, while the Compensation Committee intended to administer the program as described above, in order to retain flexibility to account for market and other conditions, the Compensation Committee reserved the right to increase or decrease final awards or terminate the 2019 short-term cash incentive program entirely at any time prior to settlement of the awards.

In February 2020, the Compensation Committee met to determine the payout percentage for each metric based on the actual level of performance achieved in 2019 for each of the quantitative and qualitative performance metrics. The Compensation Committee reviewed and discussed data relating to the Company’s performance as compared to the established 2019 targets for each quantitative performance metric described above. The Compensation Committee applied an individual performance multiplier of 110% in the case of Mr. Roberts and 100% in the case of each other named executive officer with respect to the 2019 cash bonus payouts, but did not modify the final awards in any other way or terminate the program during 2019.

As shown below, the Compensation Committee calculated the payout percentage for the quantitative metrics to be 119.4% by applying the actual results for each quantitative metric for the 2019 fiscal year to the targets approved by the Compensation Committee during 2019. The following chart shows the Compensation Committee’s determination with respect to the 2019 short-term cash incentive program performance measures:

Quantitative Metrics
Metric	Threshold	Target	Maximum	Actual Result(1)	Payout Percentage(2)
Daily Average Production	125 MBOEPD	132 MBOEPD	139 MBOEPD	138.5 MBOEPD	38.6%
LOE(3)	$4.12/Boe	$3.60/Boe	$3.37/Boe	$3.49/Boe	30.0%
PDP F&D	$12.00/Boe	$11.00/Boe	$10.00/Boe	$11.33/Boe	12.5%
Cash G&A(3)	$2.99/Boe	$2.85/Boe	$2.74/Boe	$2.51/Boe(4)	30.0%
CROCI(3)	12%	14%	16%	13.3%	8.3%
SUB-TOTAL					119.4%

(1)	Metrics on a per BOE basis were adjusted for the treatment of electricity charges (reduction to BOE/day).
(2)

No payout percentage is earned for a quantitative metric if the actual performance for the applicable metric is below the threshold level, and the overall payout percentages are capped at 200% of target payout.

(3)

For purposes of the 2019 short-term cash incentive program, the results for LOE, Cash G&A expense and CROCI were calculated assuming that 2019 bonuses were paid based upon a final payout percentage of 100% of target performance. As such, the results for LOE, Cash G&A expense and CROCI reflected in this table differ from our actual LOE, Cash G&A expense and CROCI for 2019, which include the actual payouts earned under the 2019 short-term cash incentive program.

(4)	Includes $1.5 million of restructuring-related expenses not reported in Cash G&A.

2020 Proxy Statement	27

Compensation Discussion and Analysis

With respect to the qualitative metrics, the Compensation Committee considered a variety of qualitative factors, including those reflected in the table below, and exercised its discretion in determining a payout percentage of 10.6%.

Qualitative Factors	Achievement of Performance Objectives in 2019
Health, Safety and Environmental

•  Published inaugural Corporate Responsibility Report;

•  Formed management-level health, safety and environmental steering team and employee safety committees that meet regularly;

•  Reduced reportable incidents and spills year-over-year despite a significant increase in activity and exposure hours;

•  Developed and implemented new health, safety and environmental policies and procedures, and reinforced existing policies and procedures; and

•  Conducted environmental audits on existing properties and due diligence assessments on properties proposed to be acquired, exchanged or divested.

Strategic Initiatives

•  Entered into definitive documentation relating to the acquisition of Jagged Peak, which closed on January 10, 2020 and is accretive to the Company on key metrics;

•  Achieved free cash flow generation during the second half of 2019;

•  Successfully implemented Company-wide strategy of reducing general and administrative expenses as well as operational expenses;

•  Grew production while increasing capital efficiency;

•  Initiated a corporate dividend program; and

•  Strengthened the Company’s credit quality, as evidenced by receiving ratings upgrades from both S&P and Moody’s.

Talent Development

•  Enhanced educational opportunities and training;

•  Launched new software programs allowing for mandatory, optional and department specific trainings;

•  Conducted supervisory training series for employees with direct reports; and

•  Facilitated and encouraged technical and certification opportunities for professionals.

SUB-TOTAL	10.6%
TOTAL 2019 PAYOUT PERCENTAGE	130.0%

Finally, after reviewing each named executive officer’s individual performance and contributions to the Company in 2019, the Compensation Committee determined that the individual performance adjustments included in the chart below should be applied to the 2019 bonus payouts. The final payout percentage of 130.0%, as determined above, and the individual performance adjustments were then multiplied by each named executive officer’s target bonus opportunity, in order to calculate the total bonus payable to each named executive officer.

The bonus amounts paid to the named executive officers for the 2019 fiscal year under the 2019 short-term cash incentive program are outlined in the chart below and are reported in the Summary Compensation Table in the “Non-Equity Incentive Plan Compensation” column:

Name	Base Salary as of 12/31/19 ($)		Target Bonus as % of Base Salary		Payout Percentage		Individual Performance Adjustments (%)		Actual 2019 Bonus Award ($)
Matt Gallagher	$750,000	X	120%	X	130%	X	100%	=	$1,170,000
David Dell’Osso	$475,000	X	90%	X	130%	X	100%	=	$555,750
Ryan Dalton	$475,000	X	90%	X	130%	X	100%	=	$555,750
Colin Roberts	$393,000	X	90%	X	130%	X	110%	=	$505,791
Mike Hinson	$355,000	X	65%	X	130%	X	100%	=	$299,975

2019 Long-Term Incentive Awards under the LTIP

On February 11, 2019, the Compensation Committee granted RSU awards to each of our named executive officers. One-half of the awards granted were performance-based RSUs and the other one-half of the awards granted were time-based RSUs.

28	2020 Proxy Statement

Compensation Discussion and Analysis

The combination of performance-based RSUs and time-based RSUs is intended to provide a balance of incentivizing sustainable Company performance over an extended time frame with our long-term retention goals. Specifically, the performance-based RSUs are intended to ensure that a meaningful portion of our named executive officers’ compensation is performance-based and at-risk based on the performance of our stock price relative to our peers, thus incentivizing our named executive officers to achieve long-term company performance goals and aligning our named executive officers’ compensation with the value created for our stockholders over time. Time-based RSUs are a more predictable compensation element and are intended to emphasize long-term retention and to further align our named executive officers’ interests with those of our stockholders through meaningful stock ownership in the Company. The time-based RSUs granted to our named executive officers in February 2019 will vest entirely on the third anniversary of the grant date, or February 11, 2022, subject to continued employment with the Company and the terms of the applicable award agreements and the LTIP.

The performance metric applicable to the performance-based RSUs granted in 2019 is relative total stockholder return compared to the total stockholder return of peer group companies over the three-year performance period from January 1, 2019 through December 31, 2021. Total stockholder return is calculated as the change in stock price plus dividends paid over the performance period, assuming that any dividends paid are reinvested in the applicable peer company’s stock. The stock price at the beginning and end of the performance period is calculated using the relevant company’s 20 trading-day average closing stock price leading up to the first and last day of the performance period, respectively. The peer group of companies used to measure relative total stockholder return is the same peer group disclosed above in the section entitled “How We Make Compensation Decisions—Peer Group,” with the exception of Energen Corporation, which was not included in this peer group, as it was acquired by Diamondback Energy, Inc. in November 2018, prior to the Compensation Committee’s approval of the 2019 long-term incentive awards. If any member of this peer group is acquired during the performance period, then it will be replaced by one of the following substitute companies (in the following order): (i) Devon Energy Corporation, (ii) SM Energy Company, (iii) EOG Resources, Inc. and (iv) EP Energy Corporation. The applicable replacement company will be added to the peer group and used in lieu of the acquired company when calculating relative total stockholder return for the entire performance period.

During the performance period, if any member of the peer group ceases to exist by reason of bankruptcy or is delisted and ceases to be traded on a national securities exchange (i.e., Nasdaq or NYSE), other than by reason of acquisition, then it will remain in the peer group, and its performance will be measured using a negative one hundred percent total stockholder return for purposes of the relative total stockholder return calculation from the date of such company’s bankruptcy, delisting or cessation of trading on a national securities exchange through the end of the performance period.

The Compensation Committee determined that relative total stockholder return was an appropriate performance measure over the three-year performance period because it aligns the interests of our named executive officers with those of our stockholders and rewards our executives for outperformance of our peer group. In addition, due to sustained industry and commodity price volatility, the Compensation Committee felt that the performance-based RSUs should vest based on performance relative to peers in our industry.

At the end of the three-year performance period, the performance-based RSUs will vest based on the Compensation Committee’s certification of our relative total stockholder return for the performance period as follows:

Level	Performance (Percentile Rank vs. Peers)	Vesting (% of Target)
< Threshold	< 25th Percentile	0%
Threshold	25th Percentile	50%
Target	50th Percentile	100%
≥ Maximum	≥ 75th Percentile	200%

As shown in the table above, if we do not achieve the threshold level of relative total stockholder return, the performance-based RSUs will be forfeited in their entirety. Vesting levels for performance between threshold, target, and maximum will be calculated using straight line interpolation.

Moreover, notwithstanding the performance levels and vesting percentages set forth above, if our absolute stockholder return for the performance period is negative, then the vesting of the performance-based RSUs may not exceed the target performance level (i.e., 100% of the target number of performance-based RSUs granted) regardless of our relative total stockholder return for the performance period.

Vesting of 2017 Performance-Based RSUs under the LTIP

On February 16, 2017, the Company granted performance-based RSUs to each of our named executive officers other than Mr. Dell’Osso, who joined the Company in October 2018 (the “2017 Performance Awards”). As described below in the section entitled “Tax and Accounting Considerations—Conversion of RSUs,” for tax planning purposes, on February 12, 2018, the 2017 Performance Awards were converted from RSUs to shares of restricted stock, subject to the same material terms and conditions previously applicable to such awards. As converted, the 2017 Performance Awards were intended to be economically identical to the pre-conversion awards granted to our named executive officers in 2017.

On February 10, 2020, the 2017 Performance Awards vested based on the Company’s relative total stockholder return over the three-year performance period from January 1, 2017 through December 31, 2019. The 2017 Performance Awards became vested following the end of the applicable performance period on December 31, 2019, and, on February 10, 2020, the

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Compensation Discussion and Analysis

Compensation Committee determined that the Company attained a negative 51.63% cumulative total stockholder return over the three-year performance period, resulting in the seventh highest total stockholder return among the applicable peer group members, which are described in our 2018 proxy statement. Consequently, the Company’s relative total stockholder return for the applicable performance period exceeded the target performance level (at the 60th percentile ranking) but did not achieve the maximum performance level, resulting in a payout equal to 140% of the target number of the 2017 Performance Awards, as reflected in the following table.

Name	Target Number of 2017 Performance Awards	Payout Percentage of Target	Actual Number of Shares Earned
Matt Gallagher	31,387	140%	43,941
Ryan Dalton	21,971	140%	30,759
Colin Roberts	12,554	140%	17,575
Mike Hinson	9,416	140%	13,182

Although our cumulative total stockholder return was negative over the three-year performance period applicable to the 2017 Performance Awards, we outperformed a majority of the companies that made up our 2017 peer group and believe that relative total stockholder return remains an appropriate performance metric for our long-term incentive awards. Our business and the market price of our Class A common stock are highly dependent on commodity prices, investor sentiment towards the oil and gas industry and other factors over which we have no control. The Compensation Committee believes that basing long-term incentive compensation on our performance relative to our competitors incentivizes our named executive officers to deliver results that differentiate us from our competitors and rewards them for the achievement of performance within their direct control. In addition, we also believe that relative total stockholder return provides an appropriate link between the Company’s long-term performance and executive compensation and accomplishes our objectives of aligning management and stockholder interests and creating long-term, sustainable value for our investors.

Each year, the Compensation Committee reconsiders the appropriate parameters of our performance-based equity awards and, with respect to the performance-based RSUs granted in February of 2019 and 2020 that vest based on our relative total stockholder return performance, if our absolute total stockholder return performance over the performance period applicable to such awards is less than zero percent, the vesting level may not exceed the target level (i.e., 100% of the target number of performance-based RSUs granted). The Compensation Committee expects to include a negative total shareholder return cap on all future performance-based equity awards.

Other Compensation Elements

Health, 401(k) and Life Insurance Plans—We currently maintain a retirement plan intended to provide benefits under section 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”), whereby each of our employees, including our named executive officers, is allowed to contribute a portion of his or her base compensation to a tax-qualified retirement account. We match a specified percentage of salary deferrals for all employees, which is immediately fully vested for all participants. We may also make additional discretionary matching contributions, although no such contributions were made in 2019 or are currently being contemplated for 2020. We also offer a plan where we pay all premiums for certain health insurance coverage and provide life insurance coverage for each of our employees on a non-discriminatory basis.

Aircraft Usage—We utilize our corporate aircraft to facilitate the most efficient business travel for certain employees, members of our Board and business partners. Any permitted traveler utilizing the corporate aircraft for personal use not associated with business travel is expected to obtain advance approval from our Chief Executive Officer and must enter into a time sharing agreement for each applicable aircraft and reimburse the Company for all applicable expenses allowable and in accordance with Federal Aviation Administration (“FAA”) regulations.

Pursuant to his employment agreement, Mr. Gallagher is entitled to utilize the Company’s aircraft for reasonable personal use in North America at no cost to him for up to 30 hours per year. The value of unreimbursed personal use of the aircraft by Mr. Gallagher will be treated as imputed income to him for tax purposes. Mr. Gallagher has entered into a time sharing agreement in accordance with FAA regulations, pursuant to which he has agreed to reimburse the Company for all applicable expenses allowable for flight hours exceeding the 30 hours provided for under his employment agreement. During 2019, Mr. Gallagher did not utilize the Company’s aircraft for personal use.

Additionally, spouses, dependents and guests of our named executive officers are permitted in limited circumstances to accompany our named executive officers on business flights, provided any such flight has the appropriate extra capacity for such dependents. Please see footnote four to the Summary Compensation Table below for a description of corporate aircraft use by our named executive officers in 2019.

Nonqualified Deferred Compensation Plan—On December 21, 2018, the Board adopted the Parsley Energy, Inc. Nonqualified Deferred Compensation Plan (the “Deferred Compensation Plan”). The Deferred Compensation Plan is an unfunded nonqualified deferred compensation plan and is administered by the Compensation Committee. At this time, only non-employee directors and senior vice presidents or more senior officers are eligible to participate in the Deferred Compensation Plan. None of our named executive officers elected to participate in the Deferred Compensation Plan in 2019.

30	2020 Proxy Statement

Compensation Discussion and Analysis

Defined Benefit Plans—We have not maintained, and do not currently maintain, a defined benefit pension plan.

Employment Agreements

Parsley Energy Operations, LLC, an indirect majority-owned subsidiary of the Company (the “Employer”), has entered into employment agreements with each of our named executive officers, the material terms of which are summarized below.

On February 26, 2014, but effective as of May 22, 2014, the Employer entered into an employment agreement with Mike Hinson, which agreement was subsequently amended, effective as of May 29, 2014. The Employer also entered into an employment agreement with David Dell’Osso on September 26, 2018, but effective as of October 9, 2018. Finally, on December 28, 2018, but effective as of January 1, 2019, the Employer entered into amended and restated employment agreements with Messrs. Gallagher, Dalton and Roberts, which agreements cancel and supersede their prior employment agreements with the Employer.

Each of the employment agreements has an initial one-year term that automatically renews for successive one-year periods until terminated in writing by either party at least 60 days prior to a renewal date. The employment agreements provide for annual base salaries of no less than $550,000, $475,000, $475,000, $393,000 and $232,000 for Messrs. Gallagher, Dell’Osso, Dalton, Roberts and Hinson, respectively, and an annual bonus amount as determined by the Compensation Committee. As described above, Mr. Gallagher’s agreement also provides that, subject to the Company’s policies relating to corporate aircraft, he will be eligible to utilize Company-provided aircraft for reasonable personal use in North America for up to 30 hours per year and will not be required to reimburse the Company for costs relating to such use. Under the employment agreements, our named executive officers are also eligible to obtain physical examinations at the Cooper Clinic in Dallas, Texas at our expense (on an annual basis for Mr. Gallagher and on a bi-annual basis for Messrs. Dell’Osso, Dalton, Roberts and Hinson). The severance benefits to be provided under the employment agreements with our named executive officers are described in more detail below in the section entitled “Potential Payments Upon Termination or Change of Control—Quantification of Benefits under the Employment Agreements.”

As discussed above in the section entitled “Corporate Governance—Succession Planning,” effective January 1, 2019, Matt Gallagher succeeded Bryan Sheffield as the Company’s Chief Executive Officer and was appointed as the Company’s President and Chief Executive Officer. In February 2019, the Compensation Committee determined that an adjustment to Mr. Gallagher’s base salary from $550,000 to $750,000 was appropriate to reflect the increased responsibilities associated with his new position. On February 15, 2019 but effective as of January 1, 2019, the Employer entered into an amendment to Mr. Gallagher’s employment agreement to reflect this adjustment to his base salary.

Tax and Accounting Considerations

The Compensation Committee and the Company review and consider the tax, accounting, and securities law implications of our executive compensation program.

Section 162(m)—Section 162(m) of the Code (“Section 162(m)”) prohibits deductions for compensation paid in excess of $1 million during a single fiscal year to certain executive officers. The Section 162(m) deduction limitation did not apply to the compensation paid to our named executive officers under the LTIP prior to our 2018 Annual Meeting of Stockholders, as such compensation was intended to fall within the transition exception to the Section 162(m) deduction limitation (the “Transition Exception”) for compensation paid pursuant to a plan that existed prior to the time of our initial public offering (“IPO”). The Transition Exception expired as of our 2018 Annual Meeting of Stockholders.

We take the economic effects of Section 162(m) into consideration when determining the structure, implementation, and value of compensation paid to our executive officers, including the deductibility of our executive compensation program. In doing so, we reserve the right to pay non-deductible compensation to our executive officers if the Compensation Committee determines that such compensation is in the best interests of the Company. Given the expiration of the Transition Exception and other changes made to Section 162(m) by the “Tax Cuts and Jobs Act” enacted in 2017, which took effect in 2018, in order to attract, retain, and motivate our executive officers, a portion of the compensation received by our executive officers may not be fully deductible.

Conversion of RSUs—On February 12, 2018, the RSUs granted to our named executive officers in 2016 and 2017 were converted into awards of restricted stock (the “Converted Awards”). As described above, Section 162(m) generally prohibits deductions for compensation paid in excess of $1 million during a single fiscal year to certain executive officers; however, the Code and the Department of Treasury regulations promulgated thereunder provide the Transition Exception to the Section 162(m) deduction limitation for compensation paid pursuant to a plan that existed prior to the time a company becomes publicly held. Generally, the Transition Exception applies to any compensation received pursuant to the vesting of an award of restricted stock granted prior to the expiration of the Transition Exception; however, the Transition Exception does not apply to any other forms of stock-based compensation, including RSUs, that vest and are settled following the expiration of the Transition Exception, even if such awards were granted prior to the expiration of the Transition Exception.

To take advantage of the tax deductibility provided by the Transition Exception, the Compensation Committee determined it was in the best interests of the Company and its stockholders to convert the outstanding RSUs granted to our named executive officers in 2016 and 2017 to awards of restricted stock prior to the expiration of the Transition Exception. The Converted Awards are subject to the same material terms and conditions, including vesting schedules and performance criteria, applicable to such

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Compensation Discussion and Analysis

awards prior to the conversion. The Converted Awards are intended to be economically identical to the RSU awards originally granted to our named executive officers in 2016 and 2017.

Accounting for Executive Compensation—Currently, all equity-based compensation is accounted for under the rules of the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”). This rule requires the Company to estimate the expense of each equity award over the vesting period of the award and record it as such. We are also obligated to record cash-based awards as an expense at the time our payment obligation is accrued.

Risk Assessment and Mitigation

The Compensation Committee has reviewed our executive and non-executive compensation programs and believes that they do not encourage excessive or unnecessary risk taking. As further explained below, we believe that any risk inherent in our compensation programs is unlikely to have a material adverse effect on us. In designing and administering our award structure, we and the Compensation Committee worked closely with Meridian to mitigate any risks and to minimize the creation of imprudent incentives for our executives. We do not believe that our performance-based compensation encourages unnecessary risks because the executive pay mix is sufficiently diversified over several performance metrics as well as over short- and long-term compensation.

Our compensation program includes the following features to prevent and safeguard against excessive risk taking:

✓	Payments under our short-term cash incentive program are based upon the Compensation Committee’s certification and review of a variety of performance metrics, thereby diversifying the risk associated with any single performance indicator;

✓	Our long-term equity compensation awards have performance or vesting periods of three years, which encourages executives to focus on the long-term performance of the Company and its stock price;

✓	We pay compensation that we believe is competitive with the market and our industry peers, while not being excessive;

✓	Our compensation mix is balanced among fixed and variable components, annual and long-term compensation, and cash and equity that reward performance in the Company’s and our executives’ long-term best interests;

✓	Our incentive compensation plans cap the maximum payout and have features that discourage excessive risk-taking;

✓	Our Compensation Committee has an appropriate level of discretion to reduce payments under our short-term cash incentive program;

✓	Our pledging and hedging policy contains a general prohibition against hedging any Company securities and, subject to limited exceptions with Audit Committee approval, a prohibition against pledging any Company securities by directors, officers, other employees designated by the compliance officer, and any related person of the foregoing individuals;

✓	Payments under our short-term cash incentive program and all equity-based compensation provided to our officers are subject to clawback in the event of a financial restatement or fraud or misconduct that adversely affects our financial performance or results in a material diminution in our stock price; and

✓	We do not have any agreements that provide guaranteed payments upon a change of control (except for performance-based equity awards, which vest based on the actual achievement of the applicable performance conditions through the date immediately prior to the change of control).

We believe that our executive compensation program appropriately rewards our executive officers for sustained performance, without giving unnecessary weight to any one factor or type of compensation, and discourages excessive risk-taking. Our compensation structure is designed to encourage sustained performance over a long-term period. Based on the foregoing, the Compensation Committee has concluded that the risks arising from our compensation policies and programs are not reasonably likely to have a material adverse effect on us.

Incentive Compensation Recoupment Policy (Clawback Policy)

In February 2019, our Board adopted the Parsley Energy, Inc. Incentive Compensation Recoupment Policy (the “Clawback Policy”). The Clawback Policy applies to all equity or equity-based awards and any annual and long-term cash incentive compensation awarded to certain current and former officers of the Company, including our named executive officers. Under the Clawback Policy, in the event of a restatement of the Company’s financial statements or fraud or misconduct on the part of a covered officer that results in a material adverse impact on the Company’s financial performance or a material diminution in the Company’s stock price or total stockholder return, the policy administrator is authorized to recoup compensation based on its analysis of the relevant facts and circumstances. The Clawback Policy generally applies to the compensation received by a covered officer during the two fiscal years preceding the fiscal year in which the policy administrator determines that a financial restatement is required or that the covered fraud or misconduct occurred.

To comply with applicable law, the Clawback Policy may be updated or modified by our Board following the SEC’s adoption of final clawback rules pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”).

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In addition, the LTIP and all of our named executive officers’ employment agreements are subject to deductions and clawbacks required to be made pursuant to any law, government regulation or stock exchange listing requirement, the Clawback Policy or by any other policy adopted by us.

Anti-Hedging and Anti-Pledging Policy

We maintain a pledging and hedging policy that prohibits directors, officers, other employees designated by the compliance officer, and any related person of the foregoing individuals (each, a “covered person”) from purchasing a financial instrument, or engaging in any other similar transaction, including prepaid variable forward contracts, equity swaps, collars, puts, calls or other derivative instruments, in each case, that is designed to, or that may reasonably be expected to have the effect of, hedging or offsetting any decrease in the market value of Company securities. The policy also prohibits each covered person from engaging in any “short sale” of Company securities and from purchasing any Company security on margin or from holding any Company security in a margin account.

Furthermore, the pledging and hedging policy prohibits a covered person from pledging any Company security as collateral to secure or guarantee any indebtedness, unless such pledge is approved in advance by the Audit Committee in accordance with the terms of such policy. The Audit Committee has, after deliberation, granted a limited waiver to the policy’s general prohibition on pledging to Mr. Sheffield, our Executive Chairman, authorizing him to pledge a portion of his total ownership position of our stock as collateral for a bank loan. In granting this waiver, the Audit Committee discussed the pledge with Mr. Sheffield, and considered a number of factors, including, but not limited to, (i) that his ownership position in the Company would, excluding pledged shares, be well in excess of the Company’s stock ownership guidelines discussed below, (ii) that the number of pledged shares would represent a small percentage of the Company’s total common stock outstanding and (iii) that the shares were being pledged to achieve certain financial planning objectives of Mr. Sheffield and not to shift or hedge any economic risk in owning Parsley common stock.

Stock Ownership Guidelines

Upon the recommendation of the Nominating and Governance Committee (subsequently renamed the Nominating, Environmental, Social and Governance Committee), in 2018, the Board adopted revised stock ownership guidelines for non-employee directors and executives, including our named executive officers. Among other changes, the Board determined that the stock ownership multiple of seven times annual base salary should apply to the roles of Executive Chairman and President, in addition to the role of Chief Executive Officer, and that the stock ownership multiple applicable to our Executive Vice Presidents should be increased from three to five times annual base salary. The details of the stock ownership guidelines applicable to our executives (including our named executive officers) are outlined below.

Feature	Executives
Ownership Multiple	• Executive Chairman, Chief Executive Officer, and President = 7x annual base salary • Executive Vice Presidents = 5x annual base salary • Senior Vice Presidents = 3x annual base salary
Years to Meet Requirement

Five years from the later of:

•  The date the applicable individual is appointed as an officer subject to the guidelines, as if the guidelines were in effect at the time of such appointment; and

•  The date the applicable individual is promoted to a position subject to a higher ownership multiple

Shares that Count Towards Requirement	• Shares beneficially owned • Shares beneficially owned with immediate family members • Unvested time-based RSUs and shares of restricted stock
Shares that Do Not Count Towards Requirement	• Unvested performance-based RSUs and shares of restricted stock • Unexercised stock options
Restrictions on the Transfer of Shares Prior to Meeting Requirements

Individuals are required to retain 100% of shares acquired upon the vesting of RSUs or restricted stock awards and/or the exercise of stock options until the required ownership multiple is met.

Exceptions to this requirement are available for (i) the sale of shares acquired upon the vesting of equity awards or the exercise of stock options to satisfy applicable tax obligations, and (ii) subject to approval by the Chief Executive Officer, (a) financial hardship, (b) significant declines in the value of the Company’s stock, and (c) other unusual situations.

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Compensation Discussion and Analysis

As of December 31, 2019, all of our named executive officers owned stock in excess of what is required by the stock ownership guidelines.

For information regarding the stock ownership guidelines applicable to our non-employee directors, please see the section of this Proxy Statement below entitled “Director Stock Ownership Guidelines.”

Executive Compensation Decisions Since Fiscal Year End

The discussion below describes certain compensation actions taken with respect to our 2020 compensation program applicable to our named executive officers. In light of the events following 2019 fiscal year-end, including the emergence of coronavirus disease 2019 (or COVID-19) as a global pandemic, which has significantly reduced the demand for oil and natural gas, and the actions of Saudi Arabia and Russia, which have resulted in a substantial decrease in oil and natural gas prices, the Compensation Committee is continually assessing whether any modifications to the 2020 compensation program are warranted. While our compensation philosophy and objectives remain unchanged, the Compensation Committee aims to align our 2020 compensation program with the current environment by taking into account the current and anticipated future impacts of these events on the exploration and production industry, financial markets and worldwide economic activity. Consistent with Item 402 of Regulation S-K, additional information regarding our 2020 compensation program, including any changes to take into account recent events and the current market environment, will be discussed more fully in our proxy statement for the 2021 Annual Meeting of Stockholders.

2020 Short-Term Cash Incentive Program

In February 2020, the Compensation Committee adopted the same quantitative and qualitative performance metrics for the 2020 short-term cash incentive program as those used in the 2019 short-term cash incentive program, except that, in response to feedback from our stockholders and the broader investment community, the Compensation Committee added the Company’s flaring rate as a quantitative metric to support the Company’s strategic goals of reducing flaring emissions and minimizing its environmental impact. In addition, the Compensation Committee determined that the relative weighting of the quantitative and qualitative metrics should remain the same as those used in the 2019 short-term cash incentive program. The chart below summarizes the metrics established by the Compensation Committee for 2020.

Weighting
Quantitative Metrics	80%
• PDP F&D	10%
• Daily Average Production (MBOEPD)	15%
• LOE	15%
• Cash G&A	15%
• CROCI	15%
• Flaring Rate(1)	10%
Qualitative Factors	20%
• Health/Safety/Environmental • Strategic Initiatives • Talent Development

(1)	For purposes of the 2020 short-term cash incentive program, Flaring Rate is defined as gross gas flared as a percentage of total gross gas produced during December 2020.

In March 2020, in light of recent events resulting in a decline in global oil and natural gas prices, which are described elsewhere in this Proxy Statement, Messrs. Gallagher, Sheffield, Dell’Osso, Dalton, and Roberts elected to reduce their respective annual cash compensation by at least 50% as compared to 2019.

Consistent with Item 402 of Regulation S-K, additional information regarding these decisions will be discussed in our proxy statement for the 2021 Annual Meeting of Stockholders.

2020 Long-Term Incentive Awards under the LTIP

In February 2020, the Compensation Committee granted long-term incentive awards under the LTIP to each of our named executive officers. One-half of the awards were time-based RSUs that vest three years following the date of grant, and the other half of the awards were performance-based RSUs. The performance-based RSUs will vest based on our relative total stockholder return performance over the three-year performance period of January 1, 2020 through December 31, 2022, and the threshold, target, and maximum payout percentages remain the same as the 2019 performance-based RSUs (i.e., 50% of target for the threshold level, 100% of target for the target level and 200% of target for the maximum level). Threshold performance must be achieved before any payout occurs, and maximum payout is capped at 200% of the target number of performance-based RSUs

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granted. However, if the Company’s absolute total stockholder return performance over the performance period is less than zero percent, the vesting level may not exceed the target level (i.e., 100% of the target number of performance-based RSUs granted).

The Compensation Committee, after receiving input from Meridian, modified our 2019 peer group for purposes of the relative total stockholder return calculation associated with the performance-based RSUs granted to named executed officers in the first quarter of 2020. The Compensation Committee made these changes to our 2019 peer group to provide competitors that more directly match our size and operational profile. Our peer group for the performance-based RSU awards granted in 2020 is as follows:

• Callon Petroleum Company	• Devon Energy Corporation	• Pioneer Natural Resources
• Cimarex Energy Co.	• Diamondback Energy Inc.	• QEP Resources, Inc.
• Concho Resources Inc.	• Marathon Oil Corporation	• Whiting Petroleum Corp.
• Continental Resources, Inc.	• PDC Energy, Inc.	• WPX Energy, Inc.

Consistent with Item 402 of Regulation S-K, additional information regarding these decisions will be discussed in our proxy statement for the 2021 Annual Meeting of Stockholders.

2019 Summary Compensation Table

The following table sets forth information regarding the compensation awarded to, earned by or paid to our named executive officers during the year ended December 31, 2019. Item 402 of Regulation S-K requires compensation disclosure for our principal executive officer, principal financial officer and three other most highly compensated executive officers. As described above, these five officers are referred to as our “named executive officers.”

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Matt Gallagher(5) President and Chief Executive Officer	2019	$741,538	$ —	$4,643,117	$1,170,000	$29,900	$6,584,555
	2018	$536,536	$ —	$2,569,374	$749,760	$29,562	$3,885,232
	2017	$503,537	$ —	$2,330,799	$630,000	$21,200	$3,485,536
David Dell’Osso(5) Executive Vice President— Chief Operating Officer	2019	$474,999	$ —	$2,901,937	$555,750	$62,346	$3,995,032
	2018	$89,519	$200,000	$2,150,811	$121,410	$30,101	$2,591,841

Ryan Dalton Executive Vice President— Chief Financial Officer	2019	$474,999	$ —	$2,147,432	$555,750	$29,900	$3,208,081
	2018	$464,230	$ —	$1,697,610	$534,204	$26,068	$2,722,112
	2017	$436,153	$ —	$1,631,566	$546,000	$24,856	$2,638,575
Colin Roberts Executive Vice President— General Counsel	2019	$392,998	$ —	$1,276,842	$505,791	$26,848	$2,202,479
	2018	$383,307	$ —	$1,009,372	$441,984	$22,764	$1,857,427
	2017	$366,923	$ —	$932,260	$450,000	$25,859	$1,775,042
Mike Hinson Senior Vice President— Corporate Affairs, Co-Founder	2019	$354,998	$ —	$696,463	$299,975	$22,400	$1,373,836
	2018	$349,614	$ —	$550,580	$262,132	$22,000	$1,184,326
	2017	$340,153	$ —	$699,232	$310,500	$22,187	$1,372,072

(1)

The amount in this column reflects the one-time cash sign-on bonus provided to Mr. Dell’Osso in accordance with his employment agreement in connection with the beginning of his employment with us on October 9, 2018.

(2)

The amounts in this column represent the aggregate grant date fair value of the time-based RSUs and performance-based RSUs granted to each of our named executive officers, calculated in accordance with FASB ASC Topic 718, disregarding estimated forfeitures. For additional information regarding the assumptions underlying this calculation, please see Note 11 to our consolidated financial statements, entitled “Stock-Based Compensation,” which is included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019. For additional information regarding these awards, see the section above entitled “Elements of Compensation—2019 Long-Term Incentive Awards under the LTIP” and the section below entitled “Grants of Plan-Based Awards.”

(3)

Our annual short-term cash incentive program, which is administered under the LTIP, is intended to incentivize our named executive officers to achieve specific financial and operational goals over the course of the year. As such, amounts earned under this program in 2017, 2018 and 2019 are reported in the ”Non-Equity Incentive Plan Compensation” column rather than the “Bonus” column.

(4)

Amounts reported in the “All Other Compensation” column include Company contributions to the named executive officers’ 401(k) plan retirement accounts, the value of non-business use of aircraft owned by us, certain security advisory services provided to Mr. Gallagher’s personal security representatives, financial planning services provided at our expense, and the

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Compensation Discussion and Analysis

reimbursement or advancement of relocation expenses for Mr. Dell’Osso in accordance with his employment agreement, as shown in the following table.

Name	401(k) Plan Company Matching Contributions (i)	Corporate Aircraft (ii)	Security (iii)	Financial Planning (iv)	Relocation Benefits (v)	Total
Matt Gallagher	$22,400	$—	$—	$7,500	$—	$29,900
David Dell’Osso	$22,400	$—	$—	$7,500	$32,446	$62,346
Ryan Dalton	$22,400	$—	$—	$7,500	$—	$29,900
Colin Roberts	$19,348	$—	$—	$7,500	$—	$26,848
Mike Hinson	$22,400	$—	$—	$—	$—	$22,400

(i)	Amounts included in this column represent the amount of the Company match of 401(k) plan contributions in 2019 for each named executive officer.

(ii)

The amounts in this column represent the aggregate incremental cost to us of our named executive officers’ non-business use of Company-owned aircraft. Spouses, dependents, and/or guests of each of Messrs. Gallagher, Dell’Osso, Dalton and Hinson flew on Company-owned aircraft in certain instances when unutilized capacity on previously scheduled business flights was available; however, because such use resulted in no incremental cost to the Company, no amounts were attributed to our named executive officers for this limited non-business use. These arrangements are further described above in the section entitled “Elements of Compensation—Other Compensation Elements—Aircraft Usage.” Incremental costs for non-business use of Company-owned aircraft include fuel, contract crewmembers, crew meals, fixed base operator expenses (including temporary hanger fees, landing and ramp fees), catering, and ground transportation.

(iii)

Certain members of the Company’s security staff provided security advisory services to Mr. Gallagher’s personal security representatives in 2019. The Company did not incur any incremental costs for such services.

(iv)	Amounts included in this column represent the value of financial and tax planning services provided to certain of our named executive officers at our expense.

(v)

The amount included in this column represents the value of reimbursement or advancement of actual moving and relocation expenses provided to Mr. Dell’Osso in accordance with his employment agreement and the Company’s relocation policies in connection with his hiring.

(5)

Mr. Dell’Osso’s employment with the Company began on October 9, 2018, at which time he succeeded Mr. Gallagher as Chief Operating Officer and Mr. Gallagher continued to serve as President for the remainder of 2018. Mr. Gallagher was appointed as our President and Chief Executive Officer, effective January 1, 2019.

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Compensation Discussion and Analysis

Grants of Plan-Based Awards

The table below includes information about awards granted to our named executive officers during 2019 under the LTIP, including awards under the 2019 short-term cash incentive program, time-based RSUs and performance-based RSUs.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares or Units(3)	Grant Date Fair Value of Stock Awards(4)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (# of shares)	Target (# of shares)	Maximum (# of shares)	(# of Shares)	($)
Matt Gallagher		—	$900,000	$1,800,000
	2/11/2019				55,157	110,314	220,628		$2,653,052
	2/11/2019							110,314	$1,990,065
David Dell’Osso		—	$427,500	$855,000
	2/11/2019				34,473	68,946	137,892		$1,658,151
	2/11/2019							68,946	$1,243,786
Ryan Dalton		—	$427,500	$855,000
	2/11/2019				25,510	51,020	102,040		$1,227,031
	2/11/2019							51,020	$920,401
Colin Roberts		—	$353,700	$707,400
	2/11/2019				15,168	30,336	60,672		$729,581
	2/11/2019							30,336	$547,261
Mike Hinson		—	$230,750	$461,500
	2/11/2019				8,274	16,547	33,094		$397,955
	2/11/2019							16,547	$298,508

(1)

Amounts in these columns represent the target and maximum estimated payouts for awards granted under our 2019 short-term cash incentive program. A threshold payout is not calculable for the non-equity incentive plan awards. The actual value of the bonuses paid to our named executive officers for 2019 under this program can be found above in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table. For additional information regarding the 2019 short-term cash incentive program, please see the section above entitled “Elements of Compensation—Annual Incentive Bonus—2019 Short-Term Cash Incentive Program.”

(2)

Amounts in these columns represent the number of performance-based RSUs granted in 2019 that would vest upon the achievement of a threshold, target, and maximum level of performance. The actual number of performance-based RSUs that will vest will not be determinable until the close of the three-year performance period on December 31, 2021 and will depend on our relative total stockholder return performance against a specified peer group over that period.

(3)	This column includes the number of time-based RSUs granted to our named executive officers during 2019.

(4)

The amounts shown in this column represent the grant date fair value of each equity award granted to our named executive officers in 2019 computed in accordance with FASB ASC Topic 718. For additional information regarding the assumptions underlying this calculation, please see Note 11 to our consolidated financial statements, entitled “Stock-Based Compensation,” which is included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019. For additional information regarding the time-based RSUs and performance-based RSUs reported in this table, please see the section above entitled “Elements of Compensation—2019 Long-Term Incentive Awards under the LTIP.”

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Compensation Discussion and Analysis

Outstanding Awards at Fiscal Year End

The awards reported below reflect the restricted stock and RSU awards each named executive officer held as of December 31, 2019:

Name	Number of shares or units of stock that have not vested (#)(1)	Market value of shares or units of stock that have not vested ($)(2)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)(3)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)(2)
Matt Gallagher	192,843	$3,646,661	322,912	$6,106,266
David Dell’Osso	103,975	$1,966,167	137,892	$2,607,538
Ryan Dalton	106,781	$2,019,229	169,620	$3,207,514
Colin Roberts	62,981	$1,190,971	100,854	$1,907,149
Mike Hinson	36,922	$698,195	55,012	$1,040,277

(1)

The awards reported in this column include: (i) time-based RSUs granted to our named executive officers on February 11, 2019, (ii) time-based restricted shares of our Class A common stock granted to our named executive officers, other than Mr. Dell’Osso, on February 12, 2018 and February 16, 2017, and (iii) time-based RSUs granted to Mr. Dell’Osso on October 9, 2018. Generally, each award included in this column, other than the time-based RSU award granted to Mr. Dell’Osso on October 9, 2018, will vest in full on the third anniversary of the date of grant, subject to the applicable named executive officer’s continued provision of services to us through the date of vesting. 50% of the time-based RSU award granted to Mr. Dell’Osso vested on March 1, 2019, 25% of such award vested on March 1, 2020, (such portion is reflected as unvested in the above table), and the remaining 25% of such award will vest on March 1, 2021, subject to Mr. Dell’Osso’s continued provision of services to us through each such vesting date. A summary of the awards included in this column and the applicable vesting schedules is included in the following table:

Name	Vesting Date(s)	Number of Time- Based Awards to Vest
Matt Gallagher	2/11/2022	110,314
	2/12/2021	51,142
	2/16/2020	31,387
David Dell’Osso	2/11/2022	68,946
	3/1/2020	17,515
	3/1/2021	17,515
Ryan Dalton	2/11/2022	51,020
	2/12/2021	33,790
	2/16/2020	21,971
Colin Roberts	2/11/2022 2/12/2021 2/16/2020	30,336 20,091 12,554
Mike Hinson	2/11/2022	16,547
	2/12/2021	10,959
	2/16/2020	9,416

(2)	The amounts in this column were calculated by multiplying the number of awards reported by $18.91, the closing price of our Class A common stock on the NYSE on December 31, 2019.

(3)

The awards reported in this column represent (i) performance-based RSUs granted to our named executive officers on February 11, 2019 and (ii) performance-based restricted shares of our Class A common stock granted to our named executive officers, other than Mr. Dell’Osso, on February 12, 2018. Mr. Dell’Osso’s employment with the Company began on October 9, 2018, and he did not receive a performance-based equity award in 2018. The number of outstanding performance-based restricted shares reported reflects the maximum number of shares that could be delivered pursuant to the February 12, 2018 performance-based restricted shares and the February 11, 2019 performance-based RSUs. This estimate is calculated based on our relative total stockholder return ranking for the applicable performance period as of December 31, 2019, and is not necessarily indicative of what the payout percentage earned will be at the end of the performance period. Subject to the

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Compensation Discussion and Analysis

attainment of certain performance criteria as discussed above in the section entitled “Elements of Compensation—2019 Long-Term Incentive Awards under the LTIP,” each award is scheduled to vest as described in the table below:

	February 12, 2018 Performance-Based Restricted Stock Awards		February 11, 2019 Performance-Based RSUs
Name	End of Performance Period	Maximum Number of Performance-Based Awards to Vest	End of Performance Period	Maximum Number of Performance-Based Awards to Vest
Matt Gallagher	12/31/2020	102,284	12/31/2021	220,628
David Dell’Osso	—	—	12/31/2021	137,892
Ryan Dalton	12/31/2020	67,580	12/31/2021	102,040
Colin Roberts	12/31/2020	40,182	12/31/2021	60,672
Mike Hinson	12/31/2020	21,918	12/31/2021	33,094

Option Exercises and Stock Vested

The table below reflects time-based RSUs and time-based and performance-based restricted shares which vested during the fiscal year ended December 31, 2019. We have not granted stock options pursuant to the LTIP since its inception.

	Stock Awards
Name	Number of shares acquired on vesting (#)(1)	Value realized on vesting ($)(2)
Matt Gallagher	79,869	$1,503,856
David Dell’Osso	35,029	$650,839
Ryan Dalton	59,576	$1,121,395
Colin Roberts	37,335	$702,448
Mike Hinson	32,104	$603,681

(1)

The share numbers in this column include (i) time-based restricted shares of our Class A common stock converted from time-based RSUs originally granted to our named executive officers (other than Mr. Dell’Osso) on February 18, 2016, which awards vested on February 18, 2019, (ii) time-based RSUs granted to Mr. Dell’Osso on October 9, 2018 in connection with his hiring, 50% of which vested on March 1, 2019, and (iii) performance-based restricted shares of our Class A common stock converted from performance-based RSUs originally granted to our named executive officers (other than Mr. Dell’Osso) on February 16, 2017, which awards became vested at the end of the performance period on December 31, 2019.

(2)

The amounts reflected in this column represent the aggregate market value realized by our named executive officers upon vesting, calculated as the number of shares earned (including shares withheld for tax withholding purposes) multiplied by (i) $18.73 for the time-based restricted shares of our Class A common stock that vested on February 18, 2019, (ii) $18.58 for time-based RSUs that vested on March 1, 2019, or (iii) $18.91 for the performance-based restricted shares of our Class A common stock that vested at the end of the performance period on December 31, 2019.

Potential Payments Upon Termination or Change of Control

Named Executive Officer Employment Agreements

As described above in the section entitled “Employment Agreements,” the Employer has entered into employment agreements with each of our named executive officers. The employment agreements provide for compensatory payments and benefits upon certain terminations of employment, including termination events following a Change of Control (as defined below). In addition, the employment agreements provide for limited termination and Change of Control protections in connection with certain awards granted pursuant to the LTIP. These provisions allow our named executive officers to more objectively manage the Company and serve as a recruiting and retention tool. Except for our performance-based equity awards, which, pursuant to the employment agreements, vest based on the actual achievement of the applicable performance conditions through the date immediately prior to a Change of Control of the Company, we do not have any arrangements that provide for payments to executives solely upon the occurrence of a Change of Control (i.e., single-trigger arrangements).

Description of Material Terms of Employment Agreements

The following discussion summarizes the impact of certain termination events or the occurrence of a Change of Control on the benefits each named executive officer is eligible to receive under the employment agreements in effect on December 31, 2019.

Pursuant to the terms of their employment agreement, as of December 31, 2019, our named executive officers would be entitled to accrued but unpaid base salary, reimbursements of properly incurred business expenses, and other employee benefits (the “Accrued Obligations”) in the event their employment were terminated upon the provision of a notice of nonrenewal (either by

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Compensation Discussion and Analysis

us or by the applicable executive), by us for Cause (as defined below) or by the applicable executive without Good Reason (as defined below), and our named executive officers would forfeit all unvested outstanding equity awards held as of the date of termination.

In the event we were to terminate one of our named executive officers without Cause, or any of our named executive officers were to terminate his employment for Good Reason (each, a “Qualifying Termination”), the applicable executive would be eligible to receive:

•	the Accrued Obligations;

•

a lump sum cash payment equal to (i) two in the case of Mr. Gallagher, one and one-half in the case of Messrs. Dell’Osso, Dalton and Roberts and one and one-quarter in the case of Mr. Hinson (in each case, the “Severance Multiple”) multiplied by (ii) the sum of (A) the applicable executive’s base salary and (B) the average of the three most recent annual bonuses actually paid in the three-year period preceding the termination date (or the period of his employment, if shorter), except Mr. Dell’Osso’s annual bonus for the 2018 fiscal year will be calculated as if he received a non-prorated annual bonus with respect to such fiscal year;

•

if the applicable executive were to elect to continue medical insurance coverage under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”), reimbursement for a period of up to 18 months for the difference between the amount he would pay to effect and continue such coverage and the employee contribution amount that he would pay if he were still an active employee;

•

outplacement services for up to 12 months for Mr. Gallagher and six months for Messrs. Dell’Osso, Dalton, Roberts and Hinson following the termination date or such time as the applicable executive obtained reasonably comparable employment, whichever is earlier;

•	accelerated vesting of a pro rata portion of the applicable executive’s unvested outstanding time-based equity awards; and

•

vesting of a pro rata portion of the applicable executive’s unvested outstanding performance-based equity awards at the end of the applicable performance period based on the actual achievement of the applicable performance conditions through the end of the performance period.

Pursuant to the employment agreements, upon a Change of Control, all unvested outstanding performance-based equity awards will immediately vest based on the actual achievement of the applicable performance conditions measured from the first day of the applicable performance period through the date immediately prior to the Change of Control so long as the applicable executive was employed on the date that is immediately prior to the occurrence of the Change of Control.

The employment agreements also provide that, in the event one of our named executive officers experiences a Qualifying Termination within the 12-month period following a Change of Control, then the applicable executive would be eligible to receive the same benefits that he is eligible to receive in connection with a Qualifying Termination in the absence of a Change of Control, as described above, except that (i) the Severance Multiple will be increased to three for Mr. Gallagher, two and one-quarter for Messrs. Dell’Osso, Dalton and Roberts and two for Mr. Hinson (in each case, the “COC Severance Multiple”), (ii) all unvested outstanding time-based equity awards held by the applicable executive would be accelerated in full and (iii) the treatment of each unvested grant of performance-based equity awards granted following a Change of Control will be determined in accordance with the terms of the award agreement applicable to each such award.

In the event the employment of one of our named executive officers is terminated by reason of death or Disability (as defined below), the applicable executive would be entitled to (i) the Accrued Obligations, (ii) a pro rata annual bonus for the year in which such termination occurs based on the actual achievement of applicable performance conditions, (iv) accelerated vesting of all unvested outstanding time-based equity awards held by the applicable executive, and (v) accelerated vesting of all unvested outstanding performance-based equity awards held by the executive based on target performance. In addition, pursuant to his employment agreement, in the event Mr. Hinson is terminated by reason of death or Disability, he would also be entitled to continued base salary through the end of the fiscal year in which such termination occurs.

The employment agreements also contain certain restrictive covenants, which require each executive to preserve and protect our confidential information and work product and, for a one-year period following his termination of employment (six months in the event he was terminated by us without Cause or terminated his employment for Good Reason), to refrain from competing with us or soliciting our employees. Additionally, the employment agreements require the execution of a release to receive the severance benefits (other than the Accrued Obligations) described above.

Employment Agreement Defined Terms

As used in the employment agreements, “Cause” generally means: (i) violation of our substance abuse policy; (ii) refusal or inability (other than by reason of death or Disability) to perform the duties assigned to the executive; (iii) acts or omissions evidencing a violation of the executive’s duties of loyalty and good faith, candor, fair and honest dealing, integrity, or full disclosure to us, as well as any acts or omissions which constitute self-dealing; (iv) willful disobedience of lawful orders, policies, regulations, or directives issued to the employee; (v) conviction or commission of a felony, a crime of moral turpitude, or a crime that could reasonably be expected to impair the ability of the executive to perform his duties; (vi) breach by the executive of any part of the employment agreement or, in the case of each of our named executive officers other than Mr. Hinson, any other agreement

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Compensation Discussion and Analysis

between the Company and the executive; (vii) revocation or suspension of any necessary license or certification; (viii) generation of materially incorrect financial, geological, seismic or engineering projections, compilations or reports; or (ix) a false statement by the executive to obtain his position, in each case as determined by the Company (or, in the case of Mr. Hinson, the Board) in good faith and in its sole and absolute discretion.

As used in the employment agreements, “Good Reason” generally means: (i) a material diminution in the executive’s base compensation; (ii) a material diminution in the executive’s authority, duties, or responsibilities; or (iii) any other action or inaction that constitutes a material breach by us of the employment agreement, in each case, without the employee’s consent. The executive must provide written notice to us and we must be given an opportunity to resolve the issue prior to terminating his employment for Good Reason.

As used in the employment agreements, “Disability” generally means the executive’s inability to perform the essential functions of his position, with reasonable accommodation, due to an illness or physical or mental impairment or other incapacity that continues, or can reasonably be expected to continue, for a period in excess of 90 days (whether or not consecutive) during any period of 365 consecutive days.

As used in the employment agreements, “Change of Control” generally means the occurrence of any of the following events:

(i) A “change in the ownership of the company,” which would occur on the date that any one person, or more than one person acting as a group, acquires ownership of stock in us that, together with stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of our stock.

(ii) A “change in the effective control of the company,” which would occur on the date that either (A) any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition) ownership of our stock possessing 35% or more of the total voting power of our stock; or (B) a majority of the members of our Board are replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of our Board prior to the date of the appointment or election.

(iii) A “change in the ownership of a substantial portion of the company’s assets,” which would occur on the date that any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition) assets of the Company that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of our assets immediately prior to such acquisition.

If, at the time the employment agreements were entered into, any person or persons already met one of the ownership thresholds enumerated above, the acquisition of additional shares, assets, or control would not be considered a “Change of Control.” A Change of Control of the entity for whom an employee performs services, of an entity that is a stockholder owning more than 50% of our total fair market value or total voting power (a “majority stockholder”), or of any entity in a chain of entities in which each entity is a majority stockholder of another entity in the chain, ending in us, would also constitute a “Change of Control.”

The foregoing description is not intended to be a comprehensive summary of the employment agreements and is qualified in its entirety by reference to such agreements, which are on file with the SEC.

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Compensation Discussion and Analysis

Quantification of Benefits under the Employment Agreements

The following table sets forth the payments and benefits that each named executive officer would have been eligible to receive in the event certain terminations of employment or a Change of Control of the Company had occurred on December 31, 2019, over and above any payments or benefits he otherwise would already have been entitled to or vested in on such date under any employment contract or other plan of the Company.

Executive	Termination of Employment by the Company Without Cause or by Executive for Good Reason ($)		Termination of Employment by Death or Disability ($)		Termination by Company Without Cause or by Executive for Good Reason following Change of Control ($)(1)		Termination of Employment by the Company For Cause, by Notice of Non- Renewal, or by Executive Without Good Reason ($)	Change of Control ($)
Matt Gallagher
Cash Payments	$2,714,340	(2)	$1,170,000	(3)	$4,071,510	(4)	—	—
Accelerated Equity	$4,141,630	(5)	$6,699,794	(6)	$3,646,661	(7)	—	$5,622,718	(8)
Reimbursement of COBRA Premiums (9)	$29,761		—		$29,761		—	—
Outplacement Services	$16,000		—		$16,000		—	—
Total	$6,901,731		$7,869,794		$7,763,932		$—	$5,622,718
David Dell’Osso
Cash Payments	$1,469,303	(2)	$555,750	(3)	$2,203,955	(4)	—	—
Accelerated Equity	$1,590,539	(5)	$3,269,955	(6)	$1,966,186	(7)	—	$2,607,538	(8)
Reimbursement of COBRA Premiums (9)	$29,761		—		$29,761		—	—
Outplacement Services	$8,000		—		$8,000		—	—
Total	$3,097,603		$3,825,705		$4,207,902		$—	$2,607,538
Ryan Dalton
Cash Payments	$1,458,407	(2)	$555,750	(3)	$2,187,610	(4)	—	—
Accelerated Equity	$2,361,973	(5)	$3,622,986	(6)	$2,019,229	(7)	—	$2,888,029	(8)
Reimbursement of COBRA Premiums (9)	$29,761		—		$29,761		—	—
Outplacement Services	$8,000		—		$8,000		—	—
Total	$3,858,141		$4,178,736		$4,244,600		$—	$2,888,029
Colin Roberts
Cash Payments	$1,212,334	(2)	$505,791	(3)	$1,818,500	(4)	—
Accelerated Equity	$1,395,161	(5)	$2,144,546	(6)	$1,190,971	(7)	—	$1,171,180	(8)
Reimbursement of COBRA Premiums (9)	$29,761		—		$29,761		—
Outplacement Services	$8,000		—		$8,000		—
Total	$2,645,256		$2,650,337		$3,047,232		$—	$1,717,180
Mike Hinson
Cash Payments	$823,338	(2)	$299,975	(3)	$1,317,340	(4)	—	—
Accelerated Equity	$807,457	(5)	$1,218,335	(6)	$698,196	(7)	—	$936,651	(8)
Reimbursement of COBRA Premiums (9)	$29,761		—		$29,761		—	—
Outplacement Services	$8,000		—		$8,000		—	—
Total	$1,668,556		$1,518,310		$2,053,297		$—	$936,651

(1)	A termination in connection with a Change of Control must occur within 12 months of the Change of Control.

(2)

These amounts are calculated based upon the sum of (i) the applicable executive’s base salary in effect as of December 31, 2019 and (ii) the value of the average of the three most recent annual bonuses actually paid to the executive in the three-year period preceding termination of employment (or in the case of Mr. Dell’Osso, his annual bonus actually paid for the 2018 fiscal year, calculated as if Mr. Dell’Osso had received a non-prorated annual bonus with respect to such year), multiplied by the applicable executive’s Severance Multiple. These amounts will be paid in lump sum.

(3)

These amounts reflect the pro rata portion of the 2019 annual bonus based on the actual achievement of applicable performance conditions. Because we have assumed that the termination of employment due to death or disability occurred on

42	2020 Proxy Statement

Compensation Discussion and Analysis

December 31, 2019, these amounts reflect the full 2019 annual bonus actually received by our named executive officers based on the actual achievement of applicable performance conditions, as determined by the Compensation Committee in February 2020. In addition, upon a termination due to death or disability, pursuant to his employment agreement, Mr. Hinson would generally have been eligible to receive continued base salary through the end of the fiscal year in which such termination occurs; however, because we have assumed that the termination of employment occurred on December 31, 2019, no salary continuation payments are reflected in the above table.

(4)

These amounts are calculated based upon the sum of (i) the applicable executive’s base salary in effect as of December 31, 2019 and (ii) the value of the average of the three most recent annual bonuses actually paid to the executive in the three-year period preceding termination of employment (or in the case of Mr. Dell’Osso, his annual bonus actually paid for the 2018 fiscal year, calculated as if Mr. Dell’Osso had received a non-prorated annual bonus with respect to such year), multiplied by the applicable executive’s COC Severance Multiple. These amounts will be paid in lump sum.

(5)

These amounts reflect the pro rata portion of all time-based and performance-based equity awards that would become vested upon a Qualifying Termination. These amounts were calculated by multiplying the pro rata portion of all time-based awards outstanding as of December 31, 2019 and a pro rata portion of all performance-based awards outstanding as of December 31, 2019 determined based on actual performance as of December 31, 2019, in each case, by $18.91, the closing price of our Class A common stock on the NYSE on December 31, 2019. Following a Qualifying Termination, actual payouts with respect to the performance-based awards would not be determined until the end of the applicable performance period in accordance with the terms of the applicable agreement, and, therefore, these amounts reflect estimated payouts for the performance-based awards based on actual performance as of December 31, 2019.

(6)

These amounts reflect all unvested time-based equity awards and the target number of all performance-based equity awards held by our named executive officers on December 31, 2019, which would vest upon death or disability, calculated by multiplying the total number of such awards by $18.91, the closing price of our Class A common stock on the NYSE on December 31, 2019.

(7)

These amounts are calculated by multiplying the number of all time-based equity awards outstanding as of December 31, 2019 by $18.91, the closing price of our Class A common stock on the NYSE on December 31, 2019. These amounts do not include the value of accelerated performance-based equity awards, which vest upon the occurrence of a Change of Control based on actual performance achievement through the date immediately preceding the Change of Control. The estimated value of the performance-based awards payable upon a Change of Control is reported in the column entitled “Change of Control” in the table above.

(8)

These amounts reflect the number of performance-based equity awards held by our named executive officers that would vest based on actual performance if a Change of Control occurred on December 31, 2019. These amounts were calculated by multiplying the number of performance-based awards that would vest on December 31, 2019 based on the achievement of the applicable performance criteria as of such date by $18.91, the closing price of our Class A common stock on the NYSE on December 31, 2019.

(9)	The COBRA reimbursement amount is based on January 2020 monthly premiums, which are assumed to remain the same for 18 months for purposes of this table.

CEO Pay Ratio

Pursuant to Section 953(b) of the Dodd-Frank Act and Item 402(u) of Regulation S-K, this section provides information regarding the relationship of the annual total compensation of all of our employees to the annual total compensation of Mr. Gallagher, our Chief Executive Officer.

For 2019, our last completed fiscal year:

•	The median of the total annual compensation of all employees of the Company (other than our Chief Executive Officer) was $171,503; and

•	The annual total compensation of our Chief Executive Officer, as reported in the Summary Compensation Table above, was $6,584,555.

Based on this information, for 2019, the ratio of the annual total compensation of Mr. Gallagher to the median of the annual total compensation of all employees was reasonably estimated to be 38 to 1.

Methodology and Assumptions

The median total annual compensation represented above reflects the 2019 compensation actually paid to an individual employed by us whose compensation reflects the median level of compensation paid to all of our employees. We refer to such individual as our “median employee.” Pursuant to SEC rules, we used the same median employee for the pay ratio calculation above as we used in our pay ratio disclosure in our proxy statement relating to our 2018 Annual Meeting of Stockholders, originally filed with the SEC on April 6, 2018, and in our proxy statement relating to our 2019 Annual Meeting of Stockholders, filed with the SEC on April 8, 2019. We determined that there were no changes to our employee population or compensation arrangements in 2018 or 2019 that we reasonably believe would significantly affect our pay ratio disclosure if the same median employee was used.

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Compensation Discussion and Analysis

While our total employee population grew by approximately eight percent from December 31, 2017 to December 31, 2019, we determined that such growth would not have a significant impact on our pay ratio disclosure, as our new employees were proportionately distributed among all compensation levels.

Median Employee Determination

In initially identifying our median employee following 2017 fiscal year end, we took the following steps:

Employee Population Determination Date. We selected December 31, 2017 as the date on which to establish our employee population for purposes of identifying our median employee. As of December 31, 2017, our employee population consisted of approximately 460 individuals, including all individuals employed by the Company or any of its consolidated subsidiaries, whether as full-time, part-time, seasonal, or temporary workers.

This population did not include independent contractors engaged by the Company. All of our employees are located in the United States.

Identifying Our Median Employee using a Consistently Applied Compensation Measure. In identifying our median employee, we utilized the annual total compensation for each employee as reported in Box 1 of each employee’s Form W-2 provided to the Internal Revenue Service for 2017 (“W-2 Compensation”) with the following modifications:

•

For individuals employed for all of 2016 and 2017, we used W-2 Compensation less the value of any equity award vesting events that occurred in 2017 plus the grant date fair value of any equity awards granted to such individuals in 2017. We made this adjustment to capture the value of equity awards in the year of grant, as opposed to the year of vesting, because we believe grant date fair value is more representative of the Company’s cyclical grant practices, and such adjustments provide a better comparison to employees hired in 2016 or 2017 that did not have any equity awards vest in 2017.

•

We used the same compensation measure for individuals employed for a portion of 2016 and all of 2017, except we annualized the amount of such individuals’ annual bonuses earned for 2016 that were paid in the first quarter of 2017. For individuals hired in 2016, actual annual bonus amounts for 2016 that were paid in 2017 were prorated based on the portion of 2016 that such individuals were employed by the Company. We believe this adjustment is more reflective of the annual compensation that will be received by such individuals going forward and provides a more commensurate compensation measure in determining the median of the total annual compensation of all our employees.

•

For the employees hired during 2017, we annualized the compensation received by each such employee in 2017 to establish a more direct comparison to the annual total compensation of our employees that were employed for all of 2017. Such annualization adjustments included target annual bonus amounts for the employees hired in 2017 to more closely approximate the compensation such employees would have received had they been employed by the Company for all of 2017 and to compare such annualized amounts with the annual total compensation of our other employees.

No cost-of-living adjustments were made in identifying our median employee. In addition, any relocation payments or one-time signing bonuses received by our employees were excluded from the total annual compensation calculations, as we believe such non-routine payments are not reflective of the total annual compensation received by our employees.

We believe the above methodology provided a reasonable basis for determining each employee’s total annual compensation as well as an economical method of evaluating our employee population’s total annual compensation and identifying our median employee. The forgoing calculation methodology was consistently applied to our entire employee population, determined as of December 31, 2017, to identify our median employee.

Determining the CEO Pay Ratio

We calculated each element of our median employee’s annual compensation for 2019 in accordance with paragraph (c)(2)(x) of Item 402 of Regulation S-K, which resulted in annual total compensation of $171,503. The compensation assumptions originally used to identify our median employee were not used to calculate this figure, which was calculated strictly pursuant to the applicable SEC rules identified in the preceding sentence. Similarly, the 2019 annual total compensation of our CEO was calculated in accordance with paragraph (c)(2)(x) of Item 402 of Regulation S-K, as reported in the “Total” column of the Summary Compensation Table above.

Director Compensation

Matt Gallagher, our President and Chief Executive Officer, and Bryan Sheffield, our Executive Chairman, are members of our Board but are employed by us, and, as such, they receive no additional compensation for their service on our Board.

Attracting and retaining qualified non-employee directors is critical to the future value growth and governance of the Company. In February 2019, the Compensation Committee modified the director compensation program to provide for the compensation of the Chairpersons of the newly formed Reserves Committee. The terms of the modified director compensation program, which became effective as of February 11, 2019, are set forth below:

•	An annual cash retainer of $90,000;

•

An annual cash retainer of (i) $20,000 for the Audit Committee Chairperson; (ii) $20,000 for the Compensation Committee Chairperson; (iii) $15,000 for the Nominating, Environmental, Social and Governance Committee Chairperson; and (iv) $10,000 for the Reserves Committee Chairperson(s);

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Compensation Discussion and Analysis

•	An annual equity grant consisting of restricted stock with a value equal to approximately $170,000, which award will vest in full on the first anniversary of the grant date; and

•	An additional annual cash retainer of $30,000 for the Lead Director.

In August 2019, in order to align the compensation paid to committee Chairpersons and to reflect the increased responsibilities of certain committee Chairpersons, the Compensation Committee increased (i) the annual cash retainer for the Nominating, Environmental, Social, and Governance Committee Chairperson from $15,000 to $20,000 and (ii) the annual cash retainer for the Reserves Committee Chairperson from $10,000 to $20,000.

Each director is also reimbursed for (i) travel and expenses associated with the attendance of meetings and activities of our Board or its committees, (ii) travel and expenses related to each director’s participation in general education and orientation programs for directors, as described further in “Corporate Governance—Director Education,” and (iii) financial and tax counseling services up to $15,000.

Consistent with the director compensation program described above, on May 24, 2019, the Compensation Committee made grants of 8,382 time-based RSUs to each of our then-serving non-employee directors. These RSU awards will vest in full on the first anniversary of the date of grant and are subject to forfeiture pursuant to the terms of the notice of grant and award agreement under which they were granted as well as the terms of the LTIP prior to that date.

2019 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
A.R. Alameddine	$140,000	$154,229	$—	$294,229
Ronald Brokmeyer	$102,500	$154,229	$75	$256,804
William Browning	$110,000	$154,229	$5,500	$269,729
Dr. Hemang Desai	$90,000	$154,229	$—	$244,229
Karen Hughes	$90,000	$154,229	$—	$244,229
David H. Smith	$106,250	$154,229	$—	$260,479
Jerry Windlinger	$95,000	$154,229	$—	$249,229

(1)

The amounts in this column represent annual cash retainers and meeting fees earned with respect to 2019. This column includes any fees deferred by our directors under the Deferred Compensation Plan described below.

(2)

The amounts in this column represent the aggregate grant date fair value of the RSUs granted during 2019 to each director, calculated in accordance with FASB ASC Topic 718, disregarding estimated forfeitures. These amounts were calculated based on the closing market price for our shares on the NYSE on the date of grant, and this column includes amounts relating to any RSUs deferred by our directors under the Deferred Compensation Plan described below. For additional information regarding the assumptions underlying this calculation, please see Note 11 to our consolidated financial statements, entitled “Stock-Based Compensation,” which is included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019. Our directors do not hold any stock option awards in the Company. On December 31, 2019, all of our then-serving non-employee directors held 8,382 outstanding and unvested time-based RSUs.

(3)	The amounts in this column for Messrs. Brokmeyer and Browning represent the cost of certain financial and tax counseling expenses paid for by the Company.

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Compensation Discussion and Analysis

Director Stock Ownership Guidelines

Upon the recommendation of the Nominating and Governance Committee (subsequently renamed the Nominating, Environmental, Social and Governance Committee), in 2018 the Board adopted revised stock ownership guidelines for non-employee directors and executives. The details of our stock ownership guidelines applicable to non-employee directors are outlined below. For information regarding the stock ownership guidelines applicable to our executives, including our named executive officers, please see the section of our Compensation Discussion and Analysis entitled “Risk Assessment and Mitigation—Stock Ownership Guidelines.” As of December 31, 2019, all of our directors other than Ms. Hughes owned sufficient stock to satisfy our director stock ownership guidelines. Ms. Hughes was appointed to our Board in August 2017 and has until August 2022 to acquire sufficient Company securities to satisfy these director stock ownership guidelines.

Feature	Non-Employee Directors
Ownership Multiple	5x annual cash retainer
Years to Meet Requirement	Five years from the date the applicable individual becomes a non-employee director
Shares that Count Towards Requirement	• Shares beneficially owned • Shares beneficially owned with immediate family members • Unvested time-based RSUs and shares of restricted stock
Shares that Do Not Count Towards Requirement	• Unvested performance-based RSUs and shares of restricted stock • Unexercised stock options
Restrictions on the Transfer of Shares Prior to Meeting Requirements

Non-employee directors are required to retain 100% of shares acquired upon the vesting of RSUs or restricted stock and/or the exercise of stock options until the required ownership multiple is met.

Exceptions to this requirement are available for (i) the sale of shares acquired upon the vesting of equity awards or the exercise of stock options to satisfy applicable tax obligations, and (ii) subject to approval by the Compensation Committee, (a) financial hardship, (b) significant declines in the value of the Company’s stock, and (c) other unusual situations.

Nonqualified Deferred Compensation Plan

On December 21, 2018, the Board adopted the Parsley Energy, Inc. Nonqualified Deferred Compensation Plan (the “Deferred Compensation Plan”). The Deferred Compensation Plan is an unfunded nonqualified deferred compensation plan and is administered by the Compensation Committee. At this time, only non-employee directors and senior vice presidents or more senior officers are eligible to participate in the Deferred Compensation Plan; however, the Compensation Committee may in the future permit other eligible employees to participate in the Deferred Compensation Plan.

Under the Deferred Compensation Plan and in accordance with applicable tax laws and the procedures established by the Compensation Committee, non-employee director participants may elect to defer the receipt of all or a designated portion of annual retainers and meeting fees. In addition, our non-employee directors may elect to defer receipt of all or a designated amount of RSUs granted under the LTIP. In addition to elective deferrals, the Deferred Compensation Plan also permits the Company to make matching and discretionary contributions to participant accounts, as the Company may determine from time to time in its sole discretion. Participants are fully vested at all times in their elective deferrals and Company matching and discretionary contributions. Deferred cash amounts are notionally invested in the available investment options elected by the participant, and all deferred RSUs are notionally invested in shares of the Company’s Class A common stock.

Generally, payment of deferred amounts are made (or commence in the case of installments) on the first scheduled payment date following the earliest to occur of (i) the distribution date specified in the participant’s deferral election, (ii) the participant’s “separation from service,” (iii) the participant’s death, (iv) the participant’s “disability,” and (v) the occurrence of a “change in control” (each quoted term as defined in the Deferred Compensation Plan). Scheduled payment dates are March 1 and September 1 of each year. All payments under the Deferred Compensation Plan payable in connection with a participant’s separation from service will be subject, if applicable, to delay to the extent required by Section 409A of the Code. Participants may elect to receive payment in a lump sum or pursuant to a permissible installment schedule selected by the Compensation Committee.

46	2020 Proxy Statement

Equity Compensation Plan Information

The following table sets forth information about our Class A common stock that may be issued under equity compensation plans as of December 31, 2019:

	(a)	(b)	(c)
	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted-average exercise price of outstanding options, warrants and rights(2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(3)
Equity compensation plans approved by security holders	—	$—	—
Equity compensation plans not approved by security holders	1,598,700	$—	7,890,690
Total	1,598,700	$—	7,890,690

(1)

This column reflects all shares subject to time-based and performance-based RSUs granted under the LTIP that were outstanding and unvested as of December 31, 2019. No stock options or warrants have been granted under the LTIP.

(2)	No stock options have been granted under the LTIP, and the RSUs reflected in column (a) are not reflected in this column as they do not have an exercise price.

(3)	This column reflects the total number of shares remaining available for issuance under the LTIP as of December 31, 2019.

As of December 31, 2019, our only equity compensation plan was the LTIP. The LTIP was approved by our stockholders prior to our IPO but has not been approved by our public stockholders. For a description of the LTIP, please read Note 11 to our consolidated financial statements, entitled “Stock-Based Compensation,” which is included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019. In addition, a detailed description of the terms of the LTIP is available in our registration statement on Form S-1/A, filed on May 12, 2014, under the heading “Executive Compensation—2014 Long Term Incentive Plan.”

On January 10, 2020, in connection with the Jagged Peak acquisition, the Company assumed all shares that were available for issuance under the Jagged Peak Energy Inc. 2017 Long Term Incentive Plan. These shares, after adjustment to reflect the exchange ratio for the transaction and the reservation of a sufficient number of shares to cover Jagged Peak RSUs that converted into Parsley RSUs upon the closing of the Jagged Peak acquisition, are available for issuance as shares of Class A common stock under the LTIP, but are not reflected in the table above.

2020 Proxy Statement	47

Compensation Committee Interlocks and Insider Participation

During 2019, our last completed fiscal year, none of our executive officers served on the board of directors or compensation committee of a company that had an executive officer that served on our Board or Compensation Committee. Further, no member of our Board was an executive officer of a company in which one of our executive officers served as a member of the board of directors or compensation committee of that company.

48	2020 Proxy Statement

Proposal Three: Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee of the Board has appointed KPMG LLP (“KPMG”) as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2020. The audit of the Company’s consolidated financial statements for the fiscal year ended December 31, 2019 was completed by KPMG on February 21, 2020. KPMG has served as the Company’s independent registered public accounting firm since 2013.

The Board is submitting the appointment of KPMG for ratification at the Annual Meeting. The submission of this matter for approval by stockholders is not legally required, but the Board and the Audit Committee believe the submission provides an opportunity for stockholders through their vote to communicate with the Board and the Audit Committee about an important aspect of corporate governance. If the stockholders do not ratify the appointment of KPMG, the Audit Committee will reconsider the appointment of that firm as the Company’s auditors.

The Audit Committee has the sole authority and responsibility to retain, evaluate and replace the Company’s auditors. The stockholders’ ratification of the appointment of KPMG does not limit the authority of the Audit Committee to change auditors at any time.

Audit and Other Fees

The table below sets forth the aggregate fees billed or expected to be billed by KPMG, the Company’s independent registered public accounting firm, for services provided in the last two fiscal years:

	2019	2018
Audit Fees (1)	$2,110,618	$2,157,025
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total	$2,110,618	$2,157,025

(1)

Audit fees consist of the aggregate fees billed or expected to be billed for professional services rendered for (i) the audit of our annual financial statements included in our Annual Report on Form 10-K and a review of our quarterly financial statements included in our Quarterly Reports on Form 10-Q, (ii) the audit of internal control over financial reporting, (iii) the filing of our registration statements for equity securities offerings, (iv) research necessary to comply with generally accepted accounting principles, and (v) other filings with the SEC, including consents, comfort letters, and comment letters.

The charter of the Audit Committee and its pre-approval policy require that the Audit Committee review and pre-approve the plan and scope of KPMG’s audit, audit-related, tax and other services. For the year ended December 31, 2019, the Audit Committee pre-approved 100% of the services described above.

The Company expects that representatives of KPMG will be present at the Annual Meeting to respond to appropriate questions and make a statement if they desire to do so.

Vote Required

Approval of Proposal THREE requires the affirmative vote of the holders of a majority of the shares of common stock present virtually or represented by proxy at the Annual Meeting and entitled to vote. Votes cast FOR or AGAINST and abstentions with respect to this Proposal THREE will be counted as shares entitled to vote on the Proposal. Abstentions will have the effect of a vote AGAINST the Proposal. Because brokers, banks and other nominees have discretionary authority to vote your shares on this Proposal THREE, there will be no broker non-votes on this proposal.

Recommendation

The Board unanimously recommends that stockholders vote FOR the ratification of the appointment of KPMG LLP as the independent registered public accounting firm of the Company for the

fiscal year ending December 31, 2020.

2020 Proxy Statement	49

Audit Committee Report

The following report of the Audit Committee of the Company shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates such information by reference in such filing.

The Audit Committee’s principal purpose is to assist the Board with its responsibilities related to the oversight of (i) the integrity of our financial statements, (ii) our compliance with legal and regulatory requirements, (iii) the qualifications, independence and performance of our independent registered public accounting firm, and (iv) the effectiveness and performance of our internal audit function.

Our management is responsible for the preparation, presentation and integrity of our consolidated financial statements, accounting and financial reporting principles, and system of internal control over financial reporting. Our independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements in accordance with auditing standards generally accepted in the United States of America, auditing our internal control over financial reporting, and issuing reports thereon. While the Audit Committee has the responsibilities set forth in its charter and our management and independent registered public accounting firm are accountable to the Audit Committee, it is not the duty of the Audit Committee to plan or conduct audits or to determine that our consolidated financial statements are complete and accurate or in accordance with generally accepted accounting principles and applicable laws, rules and regulations.

In performing its oversight role, the Audit Committee has reviewed and discussed with our management and independent registered public accounting firm the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2019, including a discussion of the quality, not just the acceptability, of the accounting principles applied, the reasonableness of significant judgments and the clarity of disclosures in our consolidated financial statements. The Audit Committee has also evaluated the qualifications, independence and performance of our independent registered public accounting firm, considering a number of factors, including the historical and recent performance of the firm and lead partner, its internal quality control procedures, its knowledge of our operations and industry, relationships that may impact its independence, and external data relating to audit quality and performance. The Audit Committee recognizes the importance of maintaining the independence of our independent registered public accounting firm, in both fact and appearance.

The Audit Committee has also discussed with our independent registered public accounting firm the matters required to be discussed by the applicable standards of the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee has received the written disclosures and the written statement from our independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm its independence. In years where there is a provision of non-audit services, the Audit Committee will consider whether the provision of such services is compatible with maintaining our independent registered public accounting firm’s independence.

In reliance on the reviews and discussions described in this Audit Committee Report, and subject to the limitations on the roles and responsibilities of the Audit Committee referred to herein and in its charter, the Audit Committee recommended to the Board that the audited consolidated financial statements for the year ended December 31, 2019 be included in our Annual Report on Form 10-K for the year ended December 31, 2019, which was filed with the SEC on February 21, 2020.

Audit Committee of the Board of Directors

William Browning, Chairperson

Dr. Hemang Desai, Member

David Smith, Member

Jerry Windlinger, Member

50	2020 Proxy Statement

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of common stock as of March 30, 2020, by (i) each person who is known by the Company to own beneficially more than five percent of the outstanding shares of Class A common stock or Class B common stock, (ii) each named executive officer of the Company, (iii) each director and director nominee of the Company and (iv) all directors and executive officers of the Company as a group. Unless otherwise noted, the mailing address of each person or entity named below is 303 Colorado Street, Suite 3000, Austin, Texas 78701.

As of March 30, 2020, 377,578,206 shares of our Class A common stock and 35,147,222 shares of our Class B common stock were outstanding.

	Shares Beneficially Owned by Certain Beneficial Owners and Management(1)

	Class A Common Stock		Class B Common Stock		Combined Voting Power(2)
	Number	% of class	Number	% of class	Number	% of class
5% Stockholders
The Vanguard Group (3)	24,347,755	6.4%	—	—	24,347,755	5.9%
TIAA-CREF Investment Management, LLC (4)	13,632,221	3.6%	—	—	13,632,221	3.3%
Teachers Advisors, LLC (4)	3,669,601	1.0%	—	—	3,669,601	*
Nuveen Asset Management, LLC (4)	2,174,094	*	—	—	2,174,094	*
Post Oak Veritas, LLC (5)	—	—	7,973,117	22.7%	7,973,117	1.9%
Q-Jagged Peak Energy Investment Partners, LLC (6)	65,412,650	17.3%	—	—	65,412,650	15.8%
Directors and Named Executive Officers:
Bryan Sheffield (7)	10,129,559	2.7%	22,098,751	62.9%	32,228,310	7.8%
Matt Gallagher (8)	768,530	*	1,000,000	2.8%	1,768,530	*
Ryan Dalton (9)	438,473	*	1,076,327	3.1%	1,514,800	*
David Dell’Osso (10)	39,749	*	—	—	39,749	*
Colin Roberts (11)	281,455	*	—	—	281,455	*
Mike Hinson (12)	411,056	*	1,287,610	3.7%	1,698,666	*
A.R. Alameddine (13)	136,643	*	—	—	136,643	*
Ronald Brokmeyer (14)	31,039	*	—	—	31,039	*
William Browning (15)	18,700	*	—	—	18,700	*
Dr. Hemang Desai (16)	34,886	*	—	—	34,886	*
Karen Hughes (17)	10,373	*	—	—	10,373	*
James J. Kleckner (18)	230,434	*	—	—	230,434	*
David H. Smith (19)	44,016	*	—	—	44,016	*
S. Wil VanLoh, Jr. (6)	65,412,650	17.3%	—	—	65,412,650	15.8%
Jerry Windlinger (20)	26,618	*	—	—	26,618	*
Directors and executive officers as a group (15 persons)	77,713,819	20.6%	24,175,078	68.8%	101,888,897	24.7%

(1)

Subject to the terms of the Parsley LLC Agreement, holders of PE Units (the “PE Unitholders”) (other than the Company) generally have the right to exchange all or a portion of their PE Units (together with a corresponding number of shares of Class B common stock) for Class A common stock at an exchange ratio of one share of Class A common stock for each PE Unit (and corresponding share of Class B common stock) exchanged. See “Transactions with Related Persons—Exchange Right.” Pursuant to Rule 13d-3 under the Exchange Act, a person has beneficial ownership of a security as to which that person, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares voting power and/or investment power of such security and as to which that person has the right to acquire beneficial ownership of such security within 60 days. The Company has the option to deliver cash in lieu of shares of Class A common stock upon exercise by a PE Unitholder of its exchange right. As a result, beneficial ownership of Class B common stock and PE Units is not reflected as beneficial ownership of shares of our Class A common stock for which such units and stock may be exchanged.

(2)

Represents the percentage of voting power of our Class A common stock and Class B common stock voting together as a single class. PE Unitholders (other than the Company) hold one share of Class B common stock for each PE Unit that they

2020 Proxy Statement	51

Security Ownership of Certain Beneficial Owners and Management

own. Each share of Class B common stock has no economic rights, but entitles the holder thereof to one vote for each share of Class B common stock held by such holder. Accordingly, the holders of Class B common stock (which are also PE Unitholders) collectively have the number of votes equal to the number of shares of Class B common stock that they hold.

(3)

Vanguard Fiduciary Trust Company (“VFTC”), a wholly owned subsidiary of The Vanguard Group, Inc. (“The Vanguard Group”), is the beneficial owner of 115,344 shares of Class A common stock as a result of its serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd. (“VIA”), a wholly owned subsidiary of The Vanguard Group, is the beneficial owner of 85,489 shares of Class A common stock as a result of its serving as investment manager of Australian investment offerings. The Vanguard Group has the (i) sole power to vote or direct the vote of 155,002 shares of Class A common stock, (ii) shared power to vote or direct the vote of 45,831 shares of Class A common stock, (iii) sole power to dispose of or to direct the disposition of 24,186,580 shares of Class A common stock and (iv) shared power to dispose of or to direct the disposition of 161,175 shares of Class A common stock. This information is based solely on a Schedule 13G/A filed by The Vanguard Group with the SEC on February 12, 2020. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

(4)

TIAA-CREF Investment Management, LLC (“Investment Management”) is the investment adviser to the College Retirement Equities Fund (“CREF”), a registered investment company, and may be deemed to be a beneficial owner of 13,632,221 shares of Class A common stock owned by CREF. Teachers Advisors, LLC (“Advisors”) is the investment adviser to three registered investment companies, TIAA-CREF Funds (“Funds”), TIAA-CREF Life Funds (“Life Funds”), and TIAA Separate Account VA-1 (“VA-1”), as well as one or more separately managed accounts of Advisors (collectively, the “Separate Accounts”), and may be deemed to be a beneficial owner of 3,669,601 shares of Class A common stock owned separately by Funds, Life Funds, VA-1, and/or the Separate Accounts. Nuveen Asset Management, LLC (“NAM”) is a registered investment adviser affiliated with Investment Management and Advisors. NAM may be deemed to be a beneficial owner of 2,174,094 shares of Class A common stock. This information is based solely on a Schedule 13G/A filed by Investment Management, Advisors and NAM with the SEC on February 14, 2020. The business address of each of Investment Management and Advisors is 730 Third Avenue New York, NY 10017. The business address of NAM is 333 W. Wacker Drive, Chicago, IL 60606.

(5)

Represents shares of outstanding Class B common stock directly owned, and shares of Class A common stock beneficially owned as issuable upon the exchange of a corresponding number of PE Units and Class B common stock. Post Oak Veritas, LLC is managed by Post Oak Energy Capital, LP, which is managed by its general partner, Post Oak Energy Holdings, LLC. Accordingly, Post Oak Energy Holdings, LLC may be deemed to be a beneficial owner of such Class B common stock. The address of Post Oak Energy Holdings, LLC is 34 S. Wynden, Suite 300, Houston, Texas 77056.

(6)

QEM V, LLC (“QEM V”) is the managing member of Q-Jagged Peak Energy Investment Partners, LLC (“Q-Jagged Peak”). Therefore, QEM V may be deemed to share voting and dispositive power over the securities held by Q-Jagged Peak and may also be deemed to be the beneficial owner of these securities. QEM V disclaims beneficial ownership of such securities in excess of its pecuniary interest in the securities. Any decision taken by QEM V to vote, or to direct to vote, and to dispose, or to direct the disposition of, the securities held by Q-Jagged Peak has to be approved by a majority of the members of its investment committee, which majority must include S. Wil VanLoh, Jr. (“Mr. VanLoh”). Therefore, Mr. VanLoh may be deemed to share voting and dispositive power over the securities held by Q-Jagged Peak and may also be deemed to be the beneficial owner of these securities. Mr. VanLoh disclaims beneficial ownership of such securities in excess of his pecuniary interest in the securities. Mr. VanLoh also holds 3,589 unvested time-based RSUs which are not reflected in the table. Mr. VanLoh holds these RSUs for the benefit of Q-Jagged Peak. Mr. VanLoh disclaims beneficial ownership of these securities except to the extent of his pecuniary interest therein. The principal business address of Q-Jagged Peak is 800 Capitol Street, Suite 3600, Houston, Texas 77002.

(7)

Consists of (i) 8,350,412 shares of Class A common stock and 20,415,517 shares of Class B common stock held by Mr. Sheffield, of which 8,237,468 shares of Class A common stock and 15,652,533 shares of Class B common stock are pledged to secure a bank loan, (ii) 948,043 shares of Class A common stock and 998,406 shares of Class B common stock held by the Bryan S. Sheffield Spousal Lifetime Access Trust, for which Mr. Sheffield serves as the investment trustee, (iii) for purposes of voting power only, (A) 120,548 performance-based restricted shares of Class A common stock and (B) 60,274 time-based restricted shares of Class A common stock, (iv) 352,521 shares of Class A common stock, all of which are pledged to secure a bank loan, and 371,249 shares of Class B common stock held by Mr. Sheffield’s spouse and (v) 297,761 shares of Class A common stock and 313,579 shares of Class B common stock held by the Sharoll M. Sheffield 2012 Irrevocable Trust, for which Mr. Sheffield’s spouse serves as the investment trustee.

(8)

Consists of (i) 615,104 shares of Class A common stock and 1,000,000 shares of Class B common stock and (ii) for purposes of voting power only, (A)102,284 performance-based restricted shares of Class A common stock and (B) 51,142 time-based restricted shares of Class A common stock. Mr. Gallagher also holds 250,605 unvested time-based RSUs which are not reflected in the table.

(9)

Consists of (i) 337,103 shares of Class A common stock and 1,076,327 shares of Class B common stock and (ii) for purposes of voting power only, (A) 67,580 performance-based restricted shares of Class A common stock and (B) 33,790 time-based restricted shares of Class A common stock. Mr. Dalton also holds 107,136 unvested time-based RSUs which are not reflected in the table.

52	2020 Proxy Statement

Security Ownership of Certain Beneficial Owners and Management

(10)	Mr. Dell’Osso also holds 158,009 unvested time-based RSUs which are not reflected in the table.

(11)

Consists of (i) 221,182 shares of Class A common stock and (ii) for purposes of voting power only, (A) 40,182 performance-based restricted shares of Class A common stock and (B) 20,091 time-based restricted shares of Class A common stock. Mr. Roberts also holds 68,214 unvested time-based RSUs which are not reflected in the table.

(12)	Mr. Hinson, who is no longer an executive officer of the Company, also holds 27,770 unvested time-based RSUs which are not reflected in the table.

(13)	Mr. Alameddine also holds 8,382 unvested time-based RSUs which are not reflected in the table.

(14)

Shares of Class A common stock held by the Ronald and Denise Brokmeyer Revocable Trust, of which Mr. Brokmeyer and his wife are trustees. Mr. Brokmeyer also holds 8,382 unvested time-based RSUs which are not reflected in the table.

(15)	Mr. Browning also holds 8,382 unvested time-based RSUs which are not reflected in the table.

(16)

Consists of (i) 31,886 shares of Class A common stock held by Mr. Desai and (ii) 3,000 shares of Class A common stock held by The Desai Family Living Trust, of which Dr. Desai and his wife are trustees. Dr. Desai also holds 8,382 unvested time-based RSUs which are not reflected in the table.

(17)	Ms. Hughes also holds 8,382 unvested time-based RSUs which are not reflected in the table.

(18)	Mr. Kleckner also holds 3,589 unvested time-based RSUs which are not reflected in the table.

(19)	Mr. Smith also holds 8,382 unvested time-based RSUs which are not reflected in the table.

(20)	Mr. Windlinger also holds 8,382 unvested time-based RSUs which are not reflected in the table.

*	Less than 1.0%.

2020 Proxy Statement	53

Transactions with Related Persons

Policies and Procedures for Review of Related Party Transactions

A “Related Party Transaction” is a transaction, arrangement or relationship in which we or any of our subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest. A “Related Person” means:

•	any person who is, or at any time during the applicable period was, one of our executive officers or directors or a director nominee;

•	any person who is known by us to be the beneficial owner of more than 5% of any class of our voting securities;

•

any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of an executive officer, director, director nominee or a beneficial owner of more than 5% of any class of our voting securities, and any person (other than a tenant or employee) sharing the household of such executive officer, director, director nominee or beneficial owner of more than 5% of any class of our voting securities; and

•

any firm, corporation or other entity in which any of the foregoing persons is a partner or principal or in a similar position of control or in which such person has a 10% or greater beneficial ownership interest.

Our Board has adopted a written Related Party Transactions policy. Pursuant to this policy, the Audit Committee is required to review all material facts of all Related Party Transactions and either approve or disapprove entry into the Related Party Transaction, subject to certain limited exceptions. In determining whether to approve or disapprove entry into a Related Party Transaction, the Audit Committee takes into account, among other factors, the following: (i) whether the Related Party Transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances; (ii) the extent of the Related Person’s interest in the transaction; and (iii) whether the Related Party Transaction is material to the Company. Further, the policy requires that all Related Party Transactions required to be disclosed in our filings with the SEC be so disclosed in accordance with applicable laws, rules and regulations. There have been no Related Party Transactions since January 1, 2019 that did not require review, approval or ratification under the procedures described above or where these procedures were not followed.

Well Operations

During the year ended December 31, 2019, certain of our directors, officers, their immediate family and entities affiliated or controlled by such parties (“Related Party Working Interest Owners”) owned non-operated working interests in certain of the oil and natural gas properties that we operate. The revenues disbursed to such Related Party Working Interest Owners for the year ended December 31, 2019 totaled $4.6 million.

As a result of this ownership, from time to time, we will be in a net receivable or net payable position with these individuals and entities. We do not consider any net receivables from these parties to be uncollectible.

Spraberry Production Services, LLC

At December 31, 2019, we owned a 42.5% interest in Spraberry Production Services, LLC (“SPS”). We account for this investment using the equity method. Using the equity method of accounting results in transactions between the Company and SPS and its subsidiaries being accounted for as related party transactions. During the year ended December 31, 2019, we incurred charges totaling $6.9  million for services performed by SPS for our well operations and drilling activities.

Exchange Right

In accordance with the terms of the Parsley LLC Agreement, PE Unitholders (other than the Company) generally have the right to exchange (the “Exchange Right”) their PE Units (and a corresponding number of shares of Class B common stock) for shares of Class A common stock at an exchange ratio of one share of Class A common stock for each PE Unit (and a corresponding share of Class B common stock) exchanged (subject to customary conversion rate adjustments for stock splits, stock dividends and reclassifications) or, if the Company or Parsley LLC so elects, cash. As a PE Unitholder exchanges its PE Units, the Company’s interest in Parsley LLC correspondingly increases.

During the year ended December 31, 2019, an executive officer of the Company elected to exchange 420,000 PE Units (and a corresponding number of shares of Class B common stock) for 420,000 shares of Class A common stock. We exercised our call right under the Parsley LLC Agreement and elected to issue Class A common stock to the exchanging PE Unitholder in satisfaction of such individual’s election notice.

Tax Receivable Agreement

In connection with our IPO, on May 29, 2014, we entered into a Tax Receivable Agreement (the “TRA”) with Parsley LLC and certain PE Unitholders (each such person and any permitted transferee, a “TRA Holder”), including certain executive officers. The TRA generally provides for the payment by us to a TRA Holder of 85% of the net cash savings, if any, in U.S. federal, state, and local income tax or franchise tax that we actually realize (or we are deemed to realize in certain circumstances) in periods after the

54	2020 Proxy Statement

Transactions with Related Persons

IPO as a result of (i) any tax basis increases resulting from the contribution in connection with the IPO by such TRA Holder of all or a portion of its PE Units to us in exchange for shares of Class A common stock, (ii) the tax basis increases resulting from the exchange by such TRA Holder of PE Units for shares of Class A common stock or, if either we or Parsley LLC so elects, cash, and (iii) imputed interest deemed to be paid by us as a result of, and additional tax basis arising from, any payments we make under the TRA. The term of the TRA commenced on May 29, 2014, and continues until all such tax benefits have been utilized or expired, unless we exercise our right to terminate the TRA. If we elect to terminate the TRA early, we would be required to make an immediate payment equal to the present value of the hypothetical future tax benefits that could be paid under the TRA (based upon certain assumptions and deemed events set forth in the TRA). In addition, payments due under the TRA will be similarly accelerated following certain mergers or other changes of control.

The actual amount and timing of payments to be made under the TRA will depend on a number of factors, including the amount and timing of taxable income generated in the future, changes in future tax rates, the use of loss carryovers and the portion of our payments under the TRA constituting imputed interest. As of December 31, 2019, there have been no payments associated with the TRA.

Phoenix Lease Services, LLC

As of December 31, 2019, Quantum owned a 62% interest in Phoenix Lease Services, LLC (“Phoenix”). We and Jagged Peak have in the past leased frac tanks and other oilfield equipment from Phoenix, but we are under no obligation to do so in the future and expect Phoenix to provide services to us only when selected as a vendor pursuant to our normal bidding process.

During the year ended December 31, 2019, Jagged Peak and the Company paid fees to Phoenix of approximately $70.0 thousand and $70.6 thousand, respectively.

2020 Proxy Statement	55

Stockholder Proposals; Identification of Director Candidates

Any stockholder of the Company who desires to submit a proposal pursuant to Rule 14a-8 of the Exchange Act at the Company’s 2021 Annual Meeting of Stockholders and to have the proposal included in the Company’s 2021 proxy materials must submit such proposal to the Company at its principal executive offices (Parsley Energy, Inc., 303 Colorado Street, Suite 3000, Austin, Texas 78701, Attn: General Counsel) no later than December 7, 2020, unless the date of the 2021 Annual Meeting of Stockholders is changed by more than 30 days from May 21, 2021, in which case the proposal must be received at the Company’s principal executive offices a reasonable time before the Company begins to print and mail its 2021 proxy materials. Any such stockholder proposal must meet the requirements set forth in Rule 14a-8.

Pursuant to the proxy access provision in our bylaws, in order for a stockholder or group of stockholders to include a director nominee in the Company’s proxy materials for the 2021 Annual Meeting of Stockholders, notice of the proxy access nomination must be delivered to the Company’s principal executive offices (Parsley Energy, Inc., Attn: General Counsel, 303 Colorado Street, Suite 3000, Austin, Texas 78701) no later than the close of business on December 7, 2020 and no earlier than November 7, 2020, and the nomination must otherwise satisfy the requirements in our bylaws.

Any stockholder of the Company who desires to submit a proposal for action, including a director nominee, at the 2021 Annual Meeting of Stockholders, but does not wish to have such proposal included in the Company’s proxy materials, must submit such proposal to the Company at its principal executive offices (Parsley Energy, Inc., 303 Colorado Street, Suite 3000, Austin, Texas 78701, Attn: General Counsel) between January 21, 2021 and the close of business on February 20, 2021. We will only consider proposals that meet the requirements of the applicable rules of the SEC and our bylaws.

The Nominating, Environmental, Social and Governance Committee will consider any director candidate informally recommended by stockholders if that recommendation is submitted in writing between January 21, 2021 and the close of business on February 20, 2021 to Parsley Energy, Inc., 303 Colorado Street, Suite 3000, Austin, Texas 78701, Attn: General Counsel. The Company will evaluate director candidates recommended by stockholders on the same basis as recommendations received from any other source.

With respect to any director candidate nominated by a stockholder or group of stockholders, the following information must be provided to the Company with the written nomination:

•	the name and address of the nominating stockholder, as they appear on the Company’s books;

•	the nominee’s name and address and other personal information;

•

a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among the nominating stockholder or beneficial owner and each proposed nominee;

•

a completed and signed questionnaire, representation and agreement and written director agreement, pursuant to the Company’s bylaws, with respect to each nominee for election or re-election to the Board; and

•	all other information required to be disclosed pursuant to the Company’s bylaws and Regulation 14A of the Exchange Act.

The Company may require any proposed director candidate to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed candidate to serve as an independent director of the Board or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such candidate.

The Company suggests that any such proposal be sent by certified mail, return receipt requested.

56	2020 Proxy Statement

Solicitation of Proxies

Our Board has sent you this Proxy Statement in connection with the solicitation by the Board of proxies to be voted at the Annual Meeting. Solicitation of proxies may be made via the Internet, by mail, personal interview or telephone by directors, officers and regular employees of the Company. These directors, officers and employees will not receive any compensation for these services, but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. Broadridge will assist the Company in the distribution of proxy materials and will provide voting and tabulation services for the Annual Meeting. The Company may also request banking institutions, brokerage firms, custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of the common stock that those companies or persons hold of record, and the Company will reimburse the forwarding expenses. The Company will bear all costs of solicitation.

Stockholder List

In accordance with the Delaware General Corporation Law, the Company will maintain at its corporate offices in Austin, Texas a list of the stockholders entitled to vote at the Annual Meeting. The list of stockholders will be available for inspection for 10 days prior to the Annual Meeting. If you want to inspect the stockholder list, please call our Legal department at (512) 220-7102 to schedule an appointment. In addition, the list of stockholders will also be available during the Annual Meeting through the meeting website for those stockholders who choose to attend.

Availability of Certain Documents

A copy of our 2019 Annual Report on Form 10-K has been posted on the Internet along with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The 2019 Annual Report on Form 10-K is not incorporated into this Proxy Statement and is not considered proxy-soliciting material. We will mail without charge, upon written request, a copy of our 2019 Annual Report on Form 10-K, including the financial statements and any schedules thereto. Please send a written request to our General Counsel at:

Parsley Energy, Inc.
303 Colorado Street, Suite 3000
Austin, Texas 78701
Attention: General Counsel

The charters for the Audit, Compensation, Nominating, Environmental, Social and Governance and Reserves Committees, as well as our Corporate Governance Guidelines and our Corporate Code of Business Conduct and Ethics, may be accessed via the Company’s website at www.parsleyenergy.com by selecting “Investors” and then “Governance,” and are also available in print without charge upon written request to our General Counsel at the address above. The Company also intends to disclose any amendments or waivers to its Corporate Code of Business Conduct and Ethics via its website at www.parsleyenergy.com.

Stockholders residing in the same household who hold their stock through a bank, broker or other nominee may receive only one set of proxy materials in accordance with a notice sent earlier by their bank or broker. This practice will continue unless instructions to the contrary are received by your bank, broker or other nominee from one or more of the stockholders within the household. We will promptly deliver a separate copy of the proxy materials to such stockholders upon receipt of a written or oral request to our General Counsel at the address above, or by calling (512) 220-7102.

If you hold your shares in street name and reside in a household that received only one copy of the proxy materials, you can request to receive a separate copy in the future by following the instructions sent by your bank, broker or other nominee. If your household is receiving multiple copies of the proxy materials, you may request that only a single set of materials be sent by following the instructions sent by your bank, broker or other nominee.

Other Matters

As of the date of this Proxy Statement, the Board does not intend to present any matters other than those described herein at the Annual Meeting and is unaware of any matters to be presented by other parties. If other matters are properly brought before the meeting for action by the stockholders, proxies will be voted in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

2020 Proxy Statement	57

Instructions For Annual Meeting

The Annual Meeting will be held on May 21, 2020, at 8:00 a.m. Central Time. The Annual Meeting will be a completely “virtual meeting.” Stockholders may attend the Annual Meeting online at the following address: www.virtualshareholdermeeting.com/PE2020. To participate in the Annual Meeting, stockholders will be required to enter the control number included on the Notice of Availability, on the proxy card received, or in the instructions that accompanied the proxy materials. Online check-in will begin at 7:45 a.m. Central Time. Please allow time for online check-in procedures. If you encounter difficulties accessing the virtual meeting during check-in or in the course of the Annual Meeting, please call (800) 586-1548 (U.S.) or (303) 562-9288 (International).

58	2020 Proxy Statement

PARSLEY

PARSLEY ENERGY

Austin: 737-704-2300
Midland: 432-818-2100

www.parsleyenergy.com

NYSE: PE

PARSLEY ENERGY, INC. 303 COLORADO ST., SUITE 3000 AUSTIN, TEXAS 78701	VOTE BY INTERNET - Before the Meeting – Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on May 20, 2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During the Meeting – Go to www.virtualshareholdermeeting.com/PE2020

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions online.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on May 20, 2020. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:
1.	Election of Directors
	Nominees:	For	Against	Abstain
	1A A.R. Alameddine	☐	☐	☐	NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment, recess or postponement thereof.
	1B Matt Gallagher	☐	☐	☐
	1C Karen Hughes	☐	☐	☐
The Board of Directors recommends you vote FOR proposals 2 and 3.
					For	Against	Abstain
2.	To approve, on a non-binding advisory basis, the Company’s named executive officer compensation for the fiscal year ended December 31, 2019.				☐	☐	☐
3.	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020.				☐	☐	☐
For address changes and/or comments, please check this box and write them on the back where indicated.			☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date		Signature (Joint Owners)		Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report and Notice and Proxy Statement are available at www.proxyvote.com.

PARSLEY ENERGY, INC.

Annual Meeting of Stockholders

May 21, 2020 8:00 AM, CDT

This proxy is solicited by the Board of Directors

The undersigned hereby appoints David Dell’Osso and Colin Roberts, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on this proxy, all of the shares of Class A common stock and Class B common stock of PARSLEY ENERGY, INC. (the “Company”) held of record by the undersigned on the record date, March 26, 2020, at the Annual Meeting of Stockholders of the Company to be held live via webcast at www.virtualshareholdermeeting.com/PE2020, on Thursday, May 21, 2020, at 8:00 AM, CDT, and any adjournment, recess or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted FOR the election of the director nominees listed in proposal 1 and FOR proposals 2 and 3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)
Continued and to be signed on reverse side